Filed Pursuant to Rule 424(b)(3)
Registration No. 333-106837
PROSPECTUS

US$1,655,000,000

News Corporation Finance Trust II

0.75% Senior Exchangeable BUCSSM

(original liquidation preference US$1,000 per BUCS)

exchangeable into the ordinary shares of British Sky Broadcasting Group plc or the cash value thereof and guaranteed on a senior basis by

The News Corporation Limited

News Corporation Finance Trust II, or the trust, issued and sold the 0.75% Senior Exchangeable BUCS, which we refer to as the BUCS, in transactions not requiring registration under the Securities Act of 1933, as amended, which we refer to as the Securities Act, in March and April 2003, at an issue price of US$1,000 per BUCS, plus any accrued distributions thereon from March 21, 2003. The News Corporation Limited, which we refer to as News Corporation, has guaranteed the payment of distributions and the amount payable upon redemption of the BUCS. Each of the BUCS represents an undivided beneficial ownership in the assets of the trust. News Corporation, directly or indirectly, owns all of the beneficial interests in the assets of the trust represented by the common securities of the trust. The trust invested the proceeds of this offering in 0.75% senior exchangeable debentures due March 15, 2023, which we refer to as the debentures, of News America Incorporated, which we refer to as News America. The debentures are guaranteed on a senior basis by News Corporation and certain of its subsidiaries.

Exchange at Your Option.    Each BUCS is exchangeable on or after April 2, 2004 at your option for the value of the reference shares, calculated as described in this prospectus. The initial reference shares for each US$1,000 original liquidation preference of BUCS consist of 77.09 ordinary shares of British Sky Broadcasting Group plc, which we refer to as BSkyB, and any other publicly traded common equity securities that may be distributed on or in respect of these BSkyB ordinary shares (or into which any of those securities may be converted or exchanged). You will receive this amount, at our election, through delivery of reference shares, cash or a combination thereof.

Distributions.    We will make distributions on the BUCS semi-annually on March 15 and September 15, beginning September 15, 2003, at the per annum rate of 0.75% of the original liquidation preference of US$1,000 per BUCS.

Distributions in Respect of Reference Shares.    We will distribute to you 75% of any regular cash dividends and 100% of any extraordinary dividends and distributions (other than publicly traded common equity securities, which will become additional reference shares) paid in respect of the reference shares. The liquidation preference of each BUCS will be reduced for extraordinary dividends or distributions made on or in respect of the reference shares.

Redemption at Your Option.    You may tender your BUCS for redemption on March 15, 2010, March 15, 2013, or March 15, 2018 for payment of the adjusted liquidation preference. We may pay the redemption price in, at our election, cash, BSkyB ordinary shares, or preferred American Depositary Shares, which we refer to as News Corporation preferred ADSs, representing News Corporation’s preferred limited voting ordinary shares,which we refer to as News Corporation preferred ordinary shares, or a combination thereof. You may also tender your BUCS for redemption in cash upon a change of control triggering event.

SM	Service mark of Salomon Smith Barney Inc.

Redemption at Our Option.    On or after March 20, 2010, we may, at our option, redeem the BUCS, in whole or in part, for cash or BSkyB ordinary shares, or a combination thereof at the adjusted liquidation preference plus accrued and unpaid distributions and any final period distribution.

Maturity.    The BUCS do not have a stated maturity date, although they are subject to mandatory redemption upon the repayment of the debentures at their stated maturity. The debentures will mature on March 15, 2023. At the maturity of the underlying debentures, the amount of cash you will be entitled to receive with respect to your BUCS is the adjusted liquidation preference of your BUCS plus accrued and unpaid distributions and any final period distribution.

Selling security holders will use this prospectus to offer and sell their BUCS and, to the extent required by applicable securities laws, the BSkyB ordinary shares and News Corporation preferred ADSs issuable upon exchange or redemption of the BUCS and any debentures that may be distributed to the holders of the BUCS. See “Description of the BUCS—Distribution of Debentures.” We will also use this prospectus to offer and sell to the holders of the BUCS the BSkyB ordinary shares and News Corporation preferred ADSs issuable upon exchange or redemption of the BUCS, and any debentures that may be distributed to the holders of the BUCS. If the debentures are distributed to the holders of the BUCS, this prospectus would be used for the offer and sale of the BSkyB ordinary shares and News Corporation preferred ADSs issuable upon exchange or redemption of the debentures. We sometimes refer to the BUCS, guarantees of the BUCS, debentures, guarantees of the debentures, the BSkyB ordinary shares issuable upon exchange or redemption of the BUCS (or debentures) and News Corporation preferred ordinary shares underlying the News Corporation preferred ADSs issuable upon redemption of the BUCS (or debentures), collectively as the offered securities.

Investments in these securities involve risks. See Risk Factors beginning on page 7.

The selling security holders directly, or through agents designated from time to time, or through dealers or underwriters to be designated, may sell the offered securities from time to time on terms to be determined at the time of sale. See “Plan of Distribution.” To the extent required, the specific offered securities to be sold, the names of the selling security holders, the respective purchase price and public offering price, the names of such agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement.

We will not receive any of the proceeds from the sale of any of the offered securities. The offered securities may be offered by the selling security holders in negotiated transactions or otherwise, at fixed prices, at market prices prevailing at the time of sale or at negotiated prices. See the information under “Plan of Distribution.” Each of the selling security holders reserves the sole right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the offered securities to be made directly or through their agents.

The selling security holders and any broker-dealers, agents or underwriters that participate with the selling security holders in the sale of the offered securities may be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling security holders may be deemed to be underwriting commissions. Any commissions paid to broker-dealers and, if broker-dealers purchase the offered securities as principals, any profits received by such broker-dealers on the resale of the offered securities, may be deemed to be underwriting discounts or commissions under the Securities Act.

By agreement, we will pay substantially all of the expenses incident to the registration of the BUCS, estimated to be approximately $500,000. See the information below under “Plan of Distribution” relating to indemnification arrangements between News America, News Corporation, the trust and the subsidiary guarantors and the selling security holders.

Neither the Securities and Exchange Commission, nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2003.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEWS AMERICA INCORPORATED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE NEWS CORPORATION LIMITED. BRITISH SKY BROADCASTING GROUP PLC OR FOX ENTERTAINMENT GROUP, INC. AND THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

WHERE YOU CAN FIND MORE INFORMATION

The News Corporation Limited is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and files reports and other information with the Securities and Exchange Commission, which we refer to as the SEC. Fox Entertainment Group, Inc., which we refer to as Fox Entertainment or FEG, and BSkyB are each also subject to the informational requirements of the Exchange Act and accordingly, file reports and other information with the SEC.

You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of all or any part of such material by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and other information about issuers who file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

Reports and other information concerning News Corporation, BSkyB and FEG may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005. You may also obtain certain of these documents at News Corporation’s website at www.newscorp.com, Fox Entertainment’s website at www.fox.com and BSkyB’s website at www.sky.com. We are not incorporating the contents of the websites of the SEC, News Corporation, BSkyB, Fox Entertainment or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites.

This prospectus forms part of the registration statement filed by News America Incorporated, News Corporation, Fox Entertainment and the other guarantors and BSkyB with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us, BSkyB and Fox Entertainment to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that News Corporation, BSkyB and Fox Entertainment have previously filed with the SEC. These documents contain important information about News Corporation, BSkyB and Fox Entertainment and their finances.

News Corporation has filed with the SEC, pursuant to the Exchange Act, an Annual Report on Form 20-F and an amendment on Form 20-F/A for the fiscal year ended June 30, 2002 and Reports on Form 6-K and  Form 6-K/A, filed November 14, 2002, May 7, 2003, May 13, 2003, May 20, 2003, July 2, 2003 and August 18, 2003, which are hereby incorporated by reference in and made a part of this prospectus.

BSkyB has filed with the SEC, pursuant to the Exchange Act, an Annual Report on Form 20-F for the fiscal year ended June 30, 2002, and Reports on Form 6-K filed June 4, 2003, August 14, 2003, and August 18, 2003 which are hereby incorporated by reference in and made a part of this prospectus.

Fox Entertainment has filed with the SEC, pursuant to the Exchange Act, an Annual Report on Form 10-K for the fiscal year ended June 30, 2002, Quarterly Reports on Form 10-Q for the periods ended September 30, 2002, December 31, 2002 and March 31, 2003, and Current Reports on Forms 8-K and 8-K/A, filed November 14, 2002, November 15, 2002, February 14, 2003, April 10, 2003, April 14, 2003, May 7, 2003, May 13, 2003 and August 13, 2003 (Item 5 only), which are hereby incorporated by reference in and made a part of this prospectus.

Statements contained in any such documents as to the contents of any contract or other document referred to therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed with the SEC, each such statement being qualified in all respects by such reference.

Reports and other information filed by News Corporation, BSkyB and Fox Entertainment with the SEC following the date hereof, including, with respect to News Corporation and BSkyB, Annual Reports on Form 20-F and Reports on Form 6-K that indicate on the cover pages thereof that they are to be incorporated into one or more registration and, with respect to Fox Entertainment, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, shall be deemed to be incorporated by reference herein. Statements contained in this document as to the contents of any contract or other document referred to in such document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed with the SEC, each such statement being qualified in all respects by such reference. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent any statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

We will provide to you upon written or oral request, without charge, a copy of any and all of the information incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference therein). Requests for copies of such information relating to News Corporation and BSkyB should be directed to: News America Incorporated, 1211 Avenue of the Americas, New York, NY 10036, Attention: Investor Relations (telephone number (212) 852-7059). Requests for copies of such information relating to Fox Entertainment should be directed to: Investor Relations, Fox Entertainment Group, Inc., 1211 Avenue of the Americas, New York, NY 10036 (telephone number (212) 852-7111).

S PECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, or that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “plans,” “intends,” “anticipates,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other comparable words are intended to identify forward-looking statements.

These statements appear in a number of places in this prospectus and documents incorporated by reference in this prospectus and are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to risks, uncertainties and assumptions about News Corporation, and its subsidiaries and businesses, and Fox Entertainment, and its subsidiaries and businesses, including the risks and uncertainties discussed in this prospectus under the caption “Risk Factors” and elsewhere, and are not guarantees of performance. Other important factors that could affect the future results of News Corporation and Fox Entertainment and cause those results or other outcomes to differ materially from those expressed in the forward-looking statements include:

•	deterioration in worldwide economic and business conditions;

•	rapidly changing technology challenging our businesses’ ability to adapt successfully;

•	exposure to fluctuations in currency exchange rates;

•	significant changes in our assumptions about customer acceptance, overall market penetration and competition from providers of alternative products and services;

•	unexpected challenges created by legislative and regulatory developments;

•	changes in our business strategy and development plans;

•	the September 11, 2001 terrorist attacks, the military activity in Iraq, the outbreak or escalation of hostilities between the United States and any foreign power or territory and changes in international political conditions as a result of these events may continue to affect the United States and the global economy and may increase other risks; and

•	other risks described from time to time in periodic reports that News Corporation and Fox Entertainment file with the SEC.

Because the above factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by News Corporation or Fox Entertainment, you should not place undue reliance on any forward-looking statement. Similarly, any forward-looking statements made by BSkyB are subject to the risks, uncertainties and assumptions referred to under “Forward Looking Statements” on page 3 of BSkyB’s Annual Report on Form 20-F for the fiscal year ended June 30, 2002 filed with the Commission on November 7, 2002. Further, any forward-looking statement speaks only as of the date on which it is made. News Corporation, BSkyB and Fox Entertainment do not ordinarily make projections of their future operating results and undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. Readers should carefully review the other documents filed by News Corporation, BSkyB and Fox Entertainment with the SEC.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER THE FEDERAL SECURITIES LAWS

News Corporation is a corporation organized under the laws of Australia. Since some of the directors of News Corporation and certain of the experts named herein reside outside of the United States, it may not be possible to effect service of process within the United States upon such persons, directors, officers and experts or to enforce, in U.S. courts, judgments against such persons obtained in U.S. courts and predicated on the civil liability provisions of the federal securities laws of the United States. Furthermore, since all directly owned assets of News Corporation are located outside the United States, any judgment obtained in the United States against News Corporation may not be collectible within the United States. News Corporation has been advised by its Australian counsel, Allens Arthur Robinson, that there is doubt as to the enforceability of civil liabilities under U.S. federal securities laws in actions originating in federal and state courts in Australia. Allens Arthur Robinson has further advised News Corporation, however, that subject to certain conditions, exceptions and time limitations, Australian courts will enforce foreign (including U.S.) judgments for liquidated amounts in civil matters, including (although there is no express authority relating thereto) judgments for such amounts rendered in civil actions under the U.S. federal securities laws. Such counsel is not aware of any reason under present Australian law for avoiding enforcement of a judgment of a U.S. court against News Corporation or the guarantee on the ground that the same would be contrary to Australian public policy. Such counsel has expressed no opinion, however, as to whether the enforcement by an Australian court of any judgment would be effected in any currency other than Australian dollars and if in Australian dollars the date of determination of the applicable exchange rate from U.S. dollars to Australian dollars. News Corporation has expressly submitted to the jurisdiction of New York State and U.S. federal courts sitting in The City of New York for the purpose of any suit, action or proceeding arising out of the offering of the BUCS, and has appointed News America at 1211 Avenue of the Americas, New York, New York 10036 to accept service of process in any such action. See “Risk Factors—Risk Factors Relating to News Corporation—Risks Associated with the Enforceability of Judgments Against News Corporation.”

BSkyB is a public limited company incorporated under the laws of England and Wales. Most of the directors and executive officers of BSkyB reside outside the United States. In addition, substantially all of the assets of BSkyB are located outside of the United States. Although BSkyB has agreed, in accordance with the terms of the indenture, to accept service of process in the United States by agents designated for such purpose, it may not be possible for holders of BUCS (a) to effect service of process upon certain of the directors or officers of BSkyB and its subsidiaries or (b) to enforce judgments of courts of the U.S. predicated upon the civil liability of BSkyB and its respective officers and directors under the United States securities laws against any of these persons in the courts of a foreign jurisdiction. BSkyB has been advised by its English legal advisors, Herbert Smith, that there is also doubt as to the direct enforceability in England of civil liabilities predicated upon federal securities laws of the United States.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference, before making an investment decision. When used in this prospectus, the terms “News America,” “the Company,” “we,” “our” and “us” refer to News America Incorporated and its consolidated subsidiaries, “News Corporation” refers to The News Corporation Limited and its consolidated subsidiaries, “BSkyB” refers to British Sky Broadcasting Group plc and its consolidated subsidiaries and “Fox Entertainment” and “FEG” refer to Fox Entertainment Group, Inc. and its consolidated subsidiaries, in each case, unless otherwise specified.

News Corporation, News America and Fox Entertainment

News Corporation.    News Corporation is a diversified international media and entertainment company with operations in a number of industry segments, including filmed entertainment, television, cable network programming, magazines and inserts, newspapers and book publishing. The activities of News Corporation are conducted principally in the United States, Europe, Asia, Australia and the Pacific Basin.

News Corporation’s principal executive offices are located at 2 Holt Street, Surry Hills, New South Wales, 2010 Australia, and News Corporation’s telephone number is 61-2-9-288-3000.

News America.    News America, the principal subsidiary in the United States of News Corporation, is an operating company and holding company, which, together with its subsidiaries and affiliates, conducts substantially all of the U.S. activities of News Corporation. Through its subsidiaries, News America operates in a number of industry segments, including magazines and inserts, newspapers and book publishing.

News America’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036, and News America’s telephone number is (212) 852-7000.

Fox Entertainment.    News Corporation owns approximately 80.6% of the equity of Fox Entertainment, and approximately 97.0% of its voting power. Fox Entertainment is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

Fox Entertainment’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number at that address is (212) 852-7111.

BSkyB

BSkyB is the leading pay television broadcaster in the United Kingdom, or U.K., and Ireland, and is one of the leading suppliers of content, including movies, news, sports and general entertainment programming, to pay television operators in the U.K. As of June 30, 2003, there were approximately 10.7 million subscribers to BSkyB’s services, including United Kingdom and Ireland cable subscribers, of which approximately 6.8 million were direct to home, or DTH, subscribers (the remainder being wholesale customers on other platforms).

As of June 30, 2003, News Corporation indirectly owns approximately 35% of the ordinary shares of BSkyB and five of BSkyB’s 15 directors are senior executives of News Corporation or its affiliates.

Terms of the BUCS

On March 21 and 25, 2003 and April 2, 2003, we consummated the offering of US$1,655,000,000 aggregate original liquidation preference of 0.75% Senior Exchangeable BUCS. The offering was made in reliance upon an exemption from the registration requirements of the Securities Act. As part of the offering, we entered into a registration rights agreement with the initial purchasers of the BUCS in which we agreed, among other things, to register certain of the offered securities. Below is a summary of the terms of the BUCS.

Issuer

News Corporation Finance Trust II. The only assets of the trust are the 0.75% senior exchangeable debentures due March 15, 2023 of News America. The trust will therefore have no source of payments on the BUCS other than from payments on the debentures.

Securities offered	US$1,655,000,000 aggregate original liquidation preference of 0.75% Senior Exchangeable BUCS, which have been registered under the Securities Act.

Guarantor

News Corporation has irrevocably and unconditionally guaranteed, to the extent set forth herein, the payment in full of (1) any accrued and unpaid distributions and the amount payable upon redemption of the BUCS to the extent News America or any guarantor has made a payment to the property trustee of interest or principal on the debentures and (2) generally, the liquidation preference of the BUCS to the extent News America has made a payment to the property trustee of interest or principal on the debentures. See “Description of the BUCS Guarantee.” In addition, News Corporation and certain of its subsidiaries will guarantee the debentures as set forth under “Description of the Debentures.”

Issue Price	US$1,000 per BUCS, plus any accrued distributions from March 21, 2003.

Maturity

The BUCS do not have a stated maturity date, although they are subject to mandatory redemption upon the repayment of the debentures at their stated maturity. The debentures will mature on March 15, 2023. At maturity of the underlying debentures, the amount of cash you will be entitled to receive with respect to your BUCS is the adjusted liquidation preference of your BUCS plus accrued and unpaid distributions and any final period distribution.

Distributions

Distributions on the BUCS have accrued from the date of issuance and are payable in cash at an annual rate of 0.75% of the original liquidation preference of US$1,000 per BUCS. Distributions are cumulative and are payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2003. Because distributions on the BUCS are considered interest for U.S. federal income tax purposes, they do not entitle corporate holders to a dividends-received deduction.

Additional Distributions	We will distribute, as an additional distribution on each BUCS, 75% of any regular cash dividend and 100% of any extraordinary dividend or distribution (other than publicly traded common equity securities) that correspond to dividends, distributions or other payments made in respect of the reference shares. If any publicly traded common equity securities are distributed in respect of the reference shares, those securities will themselves become reference shares.

We will pay 75% of any regular cash dividend on the reference shares to you on the next semi-annual distribution payment date on the BUCS.

All other additional distributions will be paid or made within 20 business days after the payment or delivery of the related dividends or distributions on the reference shares.

As of the date of this prospectus, BSkyB is not paying a cash dividend on its ordinary shares.

Ranking

The debentures and the guarantees are unsecured senior obligations of News America and the guarantors and are intended to rank equal in right of payment to all existing and future senior unsecured indebtedness of News America and the guarantors. As of March 31, 2003, News Corporation had, on a consolidated basis, approximately A$13.02 billion (US$8.668 billion) of unsecured and unsubordinated indebtedness, all of which ranked equally with the debentures and the guarantees. The debentures will be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing that indebtedness, and will be effectively subordinated to all liabilities of consolidated subsidiaries other than the guarantors. As of March 31, 2003, News Corporation, on a consolidated basis, had approximately A$195.3 million (US$130 million) of secured indebtedness.

Liquidation Preference

If the trust is liquidated, holders of BUCS will be entitled to receive the liquidation preference of US$1,000 per BUCS, as adjusted, plus an amount equal to any accrued and unpaid distributions thereon to the date of payment, unless the debentures are distributed to holders. Because the liquidation preference is subject to change, the liquidation preference, at any time of determination, is referred to herein as the adjusted liquidation preference.

Adjusted Liquidation Preference	The liquidation preference of the BUCS will not be reduced by any regular cash dividend amount that we distribute to holders of the BUCS.

The liquidation preference of the BUCS will be reduced by the amount of all additional distributions that we make to holders of the BUCS that are attributable to extraordinary distributions on or in respect of the reference shares. The adjusted liquidation preference will be further reduced on subsequent distribution payment dates so that the semi-annual distribution payment by us on that date does not represent an annualized yield on the BUCS in excess of 0.75% of the adjusted liquidation preference during the semi-annual period immediately preceding such distribution payment date. In no event will the adjusted liquidation preference ever be less than zero. Reductions to the adjusted liquidation preference will not affect the amount of the semi-annual distribution payment received by a holder of BUCS, which is based on the original liquidation preference.

Exchangeability

On or after April 2, 2004 but before March 15, 2023, at your option, each BUCS can be exchanged for the exchange market value, calculated in the manner described in this prospectus, of the reference shares attributable to that BUCS. At the date of this prospectus, the reference shares consist of 77.09 ordinary shares of BSkyB per BUCS; however, the composition of the reference shares is subject to change as described in this prospectus.

The trust may pay the exchange market value of each BUCS that you present for exchange as follows:

• in cash;

• by delivering the reference shares attributable to the BUCS; or

• a combination of cash and reference shares.

In addition, News Corporation may designate a financial institution to which BUCS surrendered for exchange may be offered for exchange into BSkyB ordinary shares. In order to accept BUCS so surrendered, the designated institution must agree to exchange those BUCS for a number of BSkyB ordinary shares equal to the number of BSkyB ordinary shares constituting the reference shares for such BUCS, plus cash for any fractional shares. If the designated institution declines to accept for exchange any BUCS in whole or in part, or if the designated institution agrees to accept any BUCS for exchange but does not timely deliver the related BSkyB ordinary shares, we will exchange those BUCS or parts thereof. See “Description of the BUCS—Exchange Rights.”

BSkyB and its Relationship to the BUCS

BSkyB is the leading pay television broadcaster in the U.K. and Ireland, and is one of the leading suppliers of content, including movies, news, sports and general entertainment programming, to pay television operators in the U.K.

Neither BSkyB nor any other reference company will have any obligations whatsoever under the BUCS.

Redemption at Your Option

You may tender your BUCS for redemption on March 15, 2010, March 15, 2013, or March 15, 2018 for payment of the adjusted liquidation preference plus accrued and unpaid distributions and any final period distribution in, at our election, cash, BSkyB ordinary shares, or News Corporation preferred ADSs, or any combination thereof.

Redemption at Our Option

We may redeem the BUCS for cash or BSkyB ordinary shares, or a combination thereof in whole or in part, at any time on or after March 20, 2010, at the adjusted liquidation preference of the BUCS plus any accrued and unpaid distributions and any final period distribution thereon. If we make a partial redemption, BUCS in an original aggregate liquidation preference of at least US$100 million must remain outstanding.

Tax Event Redemption

Upon the occurrence of a tax event (as defined in “Description of the BUCS—Tax Event Redemption”), we may redeem the BUCS in whole, but not in part, at a redemption price equal to 100% of the adjusted liquidation preference of the BUCS to be redeemed plus an amount equal to any accrued and unpaid distributions and any final period distribution thereon, but only if dissolving the trust and causing the trust to distribute the debentures to the holders of BUCS, as described in “Description of the BUCS—Distribution of Debentures,” would not prevent the occurrence of, or cure, such tax event.

Change in Control

Upon a change in control triggering event with respect to News Corporation, each holder may require us to purchase all or a portion of such holder’s BUCS in cash at a price equal to the adjusted liquidation preference of the BUCS plus accrued but unpaid distributions to the date of the purchase and any final period distribution thereon. See “Description of the BUCS—Change in Control Permits Repurchase of BUCS at the Option of the Holder.”

Debentures of News America

The debentures mature on March 15, 2023, and bear interest at the rate of 0.75% per annum, payable semi-annually in arrears. The payment of principal and interest on the debentures is intended to rank equal in right of payment to all existing and future senior unsecured indebtedness of News America.

Guarantee of the Debentures

The debentures are unconditionally guaranteed by News Corporation and certain of its subsidiaries. The guarantee of each guarantor is intended to rank equal in right of payment to all existing and future senior unsecured indebtedness of such guarantor.

Voting Rights; Enforcement of Rights

Generally, holders of BUCS do not have any voting rights. The property trustee has the power to exercise all rights, powers and privileges under the indenture with respect to the debentures, including its right to enforce News America’s or any guarantors’ obligations under the debentures upon the occurrence of an event of default, and also has the right to enforce the BUCS guarantee on behalf of the BUCS. Notwithstanding the foregoing, if an event of default under the indenture occurs and is continuing and is caused by the failure of News America and the guarantors to pay interest or principal or make any other payment on the debentures, a holder of BUCS may directly institute a proceeding against News America or any guarantor for enforcement of that payment.

Use of Proceeds	We will not receive any of the proceeds from the sale of the BUCS by the selling security holders. See “Use of Proceeds” and “Plan of Distribution.”

Risk Factors

An investment in the BUCS or securities deliverable with respect thereto involves risks. See “Risk Factors” described in: this document; “Item 3—Key Information—Risk Factors” beginning on page 4 of News Corporation’s Annual Report on Form 20-F for the fiscal year ended June 30, 2002 filed with the Commission on December 31, 2002 by News Corporation and the other information set forth in such Form 20-F or in any other documents subsequently filed with the Commission; “Risk Factors” beginning on page 6 of FEG’s Registration Statement on Form S-3 filed with the Commission on April 10, 2002; and the other information set forth in such documents or in any other documents subsequently filed with the Commission for a discussion of factors you should carefully consider before deciding to purchase any BUCS.

U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, as an owner of BUCS, you will be considered a beneficial owner of a pro rata portion of the debentures held by the trust. As a beneficial owner of a debenture, the amount of interest income required to be included in income by a holder of BUCS for each year will exceed the semi-annual interest payments you actually receive. Any gain recognized by a holder on the sale or exchange of the BUCS will be ordinary interest income, and any loss will be an ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Certain United States Federal Tax Considerations.”

Trading

BSkyB’s ordinary shares currently trade on the London Stock Exchange and its American Depositary Shares representing BSkyB ordinary shares currently trade on the New York Stock Exchange. News Corporation preferred ADSs currently trade on the New York Stock Exchange. News Corporation and the trust have not applied and do not intend to apply for the listing of the BUCS or the debentures on any securities exchange. The BUCS are eligible for trading in the Portal Market.

RISK FACTORS

In addition to the other information set forth in this prospectus and in the documents incorporated by reference herein, prospective investors should consider carefully the risk factors set forth below before making an investment in the securities offered pursuant to this prospectus.

Because the trust will rely on the payments it receives on the debentures to fund all payments on the BUCS, and because the trust may, in some circumstances, distribute the debentures, a decision to invest in the BUCS will also constitute an investment decision regarding the debentures. You should carefully review the information in this prospectus about the BUCS, the debentures, the guarantees and the securities deliverable upon the exchange or redemption of the BUCS.

Risk Factors Relating to News Corporation

Structural Risks.

The operations of News Corporation worldwide and the operations of News America in the United States are conducted through subsidiaries, and, therefore, News Corporation and News America are dependent upon the earnings and cash flows of their subsidiaries to meet debt service obligations, including obligations with respect to the BUCS. To the extent that subsidiaries of News Corporation, the subsidiary guarantors and News America are not themselves guarantors of the BUCS or the debentures, the claims of holders of the BUCS or the debentures will be subordinate to claims of creditors of these subsidiaries with respect to the assets of such subsidiaries in the event of bankruptcy or reorganization of such subsidiaries.

Risks Associated with the Enforceability of Judgments Against News Corporation.

News Corporation is a corporation organized under the laws of the Commonwealth of Australia. Service of process upon directors and officers of News Corporation and certain of the experts named herein who reside outside the United States, may be difficult to obtain within the United States. Furthermore, since all directly owned assets of News Corporation are located outside the United States, any judgment obtained in the United States against News Corporation may not be collectible within the United States. News Corporation has been advised by its Australian counsel, Allens Arthur Robinson, that there is doubt as to the enforceability of civil liabilities under U.S. federal securities laws in actions originating in federal and state courts in Australia. Service of process upon News Corporation in an action to enforce the guarantee may be obtained within the United States by service upon News America. News Corporation also has significant assets located in Australia. Allens Arthur Robinson has further advised News Corporation, however, that subject to certain conditions, exceptions and time limitations, Australian courts will enforce foreign (including United States) judgments for liquidated amounts in civil matters, including (although there is no express authority relating thereto) judgments for such amounts rendered in civil actions under the U.S. federal securities laws. Allens Arthur Robinson is not aware of any reason under present Australian law for avoiding enforcement of a judgment of U.S. courts on the News Corporation guarantee on the ground that the same would be contrary to Australian public policy. Such counsel has expressed no opinion, however, as to whether the enforcement by an Australian court of any judgment would be effected in any currency other than Australian dollars, and if in Australian dollars, the date of the determination of the applicable exchange rate from Australian dollars to U.S. dollars.

Risks Concerning the Guarantees.

News Corporation’s guarantee with respect to the BUCS, and the guarantees of News Corporation and the subsidiary guarantors with respect to the debentures issued by News America constitute senior indebtedness of each such guarantor and are intended to rank equal in right of payment to all present and future senior unsecured indebtedness of such guarantors. Because the factual bases underlying the obligations created pursuant to News Corporation’s various credit facilities, including the Revolving Credit Agreement (as defined in “The Guarantors”), and the other obligations constituting senior indebtedness of News America and the guarantors differ, it is not possible to predict how a court in bankruptcy would accord priorities as between indebtedness under facilities other than the Revolving Credit Agreement, the guarantees thereof, if any, the indebtedness under the BUCS, the debentures, the guarantees, indebtedness under the Revolving Credit Agreement and the guarantees of such indebtedness under the Revolving Credit Agreement. See “Description of Certain Indebtedness.” It is possible in certain circumstances that a court could hold obligations of a guarantor pursuant to its guarantee subordinate to direct obligations of such guarantor. In addition, if a guarantee is challenged by creditors of a guarantor, it is possible that the amount for which such guarantor is liable under its guarantee would be limited (or the rights under the guarantee could be subject to avoidance or subordination) by application of fraudulent conveyance and equitable subordination principles. Where a guarantor is not incorporated in the United States, the laws of such guarantor’s place of incorporation may also affect the ability to enforce its guarantee. News Corporation has been advised by its Australian counsel, Allens Arthur Robinson, that to the extent that the guarantee given by News Corporation is valid and enforceable in accordance with the laws of the State of New York and the United States, the laws of the jurisdiction of incorporation of News Corporation does not prevent such guarantee from being valid, binding and enforceable against News Corporation in accordance with its terms, subject to the discretionary nature of equitable remedies, statutes of limitations, estoppel and similar principles and generally to laws concerning insolvency, bankruptcy, liquidation, enforcement of security interests or reorganization or similar laws generally affecting creditors’ rights or duties. See “Enforceability of Civil Liabilities Under the Federal Securities Laws” for a discussion of the enforceability of the obligations under the guarantee against News Corporation.

Risk Factors Relating to BSkyB

BSkyB relies on intellectual property and proprietary rights, including in respect of programming content, which may not be adequately protected under current laws.

BSkyB’s services are largely comprised of content in which it owns, or has licensed the intellectual property rights, delivered through a variety of media, including broadcast programming, via interactive television services, and via the Internet. BSkyB relies on trademark, copyright and other intellectual property laws to establish and protect our rights in these products. There can be no assurance that BSkyB’s rights will not be challenged, invalidated or circumvented or that BSkyB will successfully renew its rights. Third parties may be able to copy, infringe or otherwise profit from BSkyB’s rights without its authorization. These unauthorized activities may be more easily facilitated by the Internet. In addition, the lack of Internet specific legislation relating to trademark and copyright protection creates an additional challenge for BSkyB in protecting its rights relating to its on-line business processes and other digital technology rights.

BSkyB generates wholesale revenues from a limited number of customers.

BSkyB’s wholesale customers, to whom BSkyB offers the channels owned by BSkyB and from whom BSkyB derives its cable revenues, comprise principally ntl, Inc., which we refer to as ntl, and Telewest Communications plc, which we refer to as Telewest. Economic and market factors may adversely influence the wholesale revenue BSkyB receives from ntl or Telewest which would negatively affect its business.

BSkyB is subject to a number of long term obligations.

BSkyB is a party to a number of medium or long term agreements and/or other arrangements (including in respect of programming and transmission) which impose financial and other obligations upon them. Were BSkyB unable to perform any of its obligations under these agreements and/or arrangements, it could have a material adverse effect on its business.

BSkyB operates in a highly competitive environment that is subject to rapid change and BSkyB must continue to invest and adapt to remain competitive.

BSkyB faces competition from a broad range of companies engaged in communications and entertainment services, including cable television, digital and analog terrestrial television, telecommunications providers, and home video products companies, as well as companies developing new technologies and other suppliers of news, information, sports and entertainment, as well as other providers of interactive services. Although BSkyB has continued to develop its services through technological innovation and in licensing a broad range of content, it is not possible to predict with certainty the changes that may occur in the future and affect the competitiveness of BSkyB’s businesses. In particular, the means of delivering various of BSkyB’s (and/or competing) services may be subject to rapid technological change.

BSkyB’s ability to compete successfully will depend on its ability to continue to acquire, commission and produce programming content, and attractively package and offer it to its customers at competitive prices. There can be no assurance that third party program services will be available to BSkyB on acceptable terms, or at all, and if so available, that such program services will be attractive to BSkyB customers. In addition, there can be no assurance that BSkyB’s agreements to acquire program content will be obtained on favorable terms or at all.

BSkyB’s business is heavily regulated and changes in regulations or failure to obtain required regulatory approvals could adversely affect its ability to operate.

BSkyB is subject to regulation primarily in the U.K. and the European Community, or the EC. The regimes which affect its business include broadcasting, telecommunications, and competition (anti-trust) laws and regulations. Relevant authorities may introduce additional or new regulations applicable to its business. BSkyB’s business and business prospects could be adversely affected by the introduction of new laws, policies or regulations or changes in the interpretation or application of existing laws, policies and regulations. Changes in regulations relating to one or more of licensing requirements, access requirements, programming transmission and spectrum specifications, consumer protection, or other aspects of BSkyB’s or any competitor’s business, could have an adverse effect on BSkyB’s business and results of operation.

On December 5, 2000, the UK Office of Fair Trading, or the OFT, announced that it was to conduct an inquiry into the affairs of British Sky Broadcasting Limited (“BSkyB Limited”), under the UK Competition Act 1998, or the Competition Act, in particular the wholesale supply by BSkyB Limited of certain of its channels to third party distributors in the U.K. Where an undertaking has intentionally or negligently infringed the Competition Act, it may be fined up to a maximum of 10% of its total U.K. turnover for each year it is found to be in breach, up to a maximum of three years. In addition, third parties, such as customers and competitors, may be entitled to recover damages where they have suffered loss as a result of conduct in breach of the Competition Act. BSkyB Limited maintained that it had not infringed the Competition Act and, on December 17, 2002, following submission by BSkyB Limited of written and oral representations, the OFT announced that BSkyB Limited had not been found in breach of competition law in respect of its investigation. Such finding by the OFT may be appealed by third parties who have a “sufficient interest” in accordance with the provisions of the Competition Act.

The EC Commission has commenced investigations into a number of agreements, decisions or practices leading to the acquisition of broadcasting rights to football events within the European Economic Area, including the sale of exclusive broadcast rights to Premier League football by the Football Association Premier League, or the FAPL.

On June 21, 2002, BSkyB Limited and the FAPL notified BSkyB Limited’s current agreements for FAPL rights to the EC Commission seeking either a clearance or exemption from Article 81 of the EC Treaty. The FAPL has also notified the rules of the FAPL to the EC Commission. On December 20, 2002, the EC Commission issued a Statement of Objections to the FAPL outlining certain concerns in respect of the FAPL’s joint selling of broadcast rights to Premier League football. On July 30, 2003, BSkyB received a request for information from the EC Commission concerning the current bidding process being undertaken by the FAPL. BSkyB is currently unable to assess whether this EC investigation will have a material effect on BSkyB.

The EC Commission is investigating the terms on which movies produced by major U.S. movie studios are supplied to distributors, including pay TV operators, throughout the European Union. BSkyB has cooperated with this investigation. At this stage, BSkyB is unable to determine whether the investigation will have a material effect on BSkyB.

There can be no assurance that BSkyB will succeed in obtaining all requisite approvals in the future for its operations without the imposition of restrictions which may have an adverse consequence to BSkyB nor that compliance issues will not be raised in respect of operations conducted prior to the date of this prospectus.

BSkyB’s business is reliant on technology which is subject to risk, change and development.

BSkyB is dependent upon satellites which are subject to significant risks that may prevent or impair proper commercial operations, including defects, destruction or damage, and incorrect orbital placement. Loss of the transmissions from satellites that are already operational, or from BSkyB’s uplinking facilities, could have a material adverse effect on its business and operations. BSkyB employs encryption technologies which protect against unauthorized access to its services. While these encryption technologies have so far been resilient to piracy, and BSkyB continues to work with its technology supplier to maintain this status, there can be no assurance that they will not be compromised in the future. BSkyB has made and continues to make significant investment in its customer relationship management technology. The failure of any of these technologies could have a material adverse effect on BSkyB’s business.

BSkyB licenses conditional access software and receives a number of related support services, including the provision of smart cards, from NDS Group plc, or NDS, a subsidiary of News Corporation, which is its sole supplier of such technology. NDS is subject to litigation in the United States regarding certain aspects of its business. Were NDS unable to continue to provide BSkyB with such services (whether by reason of such litigation or otherwise), BSkyB’s business could be adversely affected.

There is a large existing population of digital set-top boxes (in which BSkyB has made a significant investment). If a significant number of these set-top boxes were to suffer failure, or if BSkyB’s set-top boxes were to be rendered either redundant or obsolete by other technology, the effect on BSkyB’s business could be materially adverse.

Risk Factors Relating to the Securities

BSkyB has no obligations with respect to the BUCS.

BSkyB is not involved in the offering of the BUCS, and neither BSkyB nor another reference company will have any obligations with respect to the BUCS, including any obligation to take our interests or your interests into consideration for any reason or under any circumstance. Holders of the BUCS will not be entitled to any rights with respect to the BSkyB ordinary shares or any other reference shares other than indirectly pursuant to the express terms of the BUCS or at such time, if any, that the BUCS are tendered for exchange and we elect to deliver reference shares in connection therewith.

The number of reference shares attributable to the BUCS will not adjust for some dilutive transactions involving the reference shares.

If specific dilutive or anti-dilutive events occur with respect to the reference shares, the number and type of reference shares that will be used to calculate the amount of cash or reference shares you will receive upon exchange, maturity or redemption of the BUCS will be adjusted to reflect such events. These adjustments will not take into account various other events, such as offerings of reference shares by a reference company for cash or business acquisitions by a reference company with the reference shares, that may adversely affect the price of the reference shares and may adversely affect the trading price and market value of the BUCS. We cannot assure you that a reference company will not make offerings of the reference shares or other equity securities or enter into such business acquisitions in the future.

The BUCS and the debentures may be affected by fluctuations in the market price of BSkyB ordinary shares and we cannot assure you that an active trading market will develop for these securities or that you will be able to resell these securities at or above their purchase price.

There is currently no public market for the BUCS. In addition, the liquidity of any trading market in the BUCS and, if distributed to the holders thereof, the debentures and the market price quoted for the BUCS and the debentures, may be adversely affected by changes in the overall market for these securities and by changes in BSkyB’s financial performance or prospects or in the prospects of companies in BSkyB’s industry generally. We cannot predict the extent to which investors’ interest will lead to a liquid trading market or whether the market price of the BUCS will be volatile. Because the BUCS and the debentures are exchangeable into BSkyB ordinary shares, their trading prices are likely to be affected by fluctuations in the market price of BSkyB ordinary shares.

The BUCS guarantee only guarantees payments on the BUCS if News America or the guarantors of the debentures make payments on the debentures.

If News America and the guarantors fail to make payments on the debentures, the trust will be unable to make the related distribution, redemption or liquidation payments on the BUCS to holders of the BUCS. In those circumstances, a holder of BUCS cannot rely on the BUCS guarantee for payments of those amounts. Instead, if News America and the guarantors are in default under the debentures, a holder of BUCS must either (1) rely on the property trustee of the trust to enforce the trust’s rights under the debentures, (2) directly sue News America and the guarantors or (3) seek other remedies to collect its pro rata share of payments owed.

News America has the option to redeem the debentures, thus causing the redemption of BUCS, without holders’ consent if specified tax events occur that render interest payments on the debentures non-deductible or subject the trust to taxation.

If specified tax events occur that render interest payments on the debentures nondeductible or subject the trust to taxation, see “Description of the BUCS—Tax Event Redemption,” News America may, subject to certain conditions, redeem the debentures, causing the redemption of the BUCS. The tax event redemption price holders of the BUCS would receive if News America redeems the debentures will be 100% of the adjusted liquidation preference of the BUCS to be redeemed, plus an amount equal to any accrued and unpaid distributions. If News America redeems the debentures, the trust will use the cash it receives from the redemption of the debentures to redeem the BUCS and common securities. If News Corporation elects not to dissolve the trust and distribute the debentures or redeem all or a portion of the debentures upon the occurrence of a tax event, we must pay any increased taxes or expenses of the trust caused by the tax event.

Adverse U.S. federal income tax consequences from acquiring BUCS.

For U.S. federal income tax purposes, as an owner of BUCS, you will be considered a beneficial owner of a pro rata portion of the debentures held by the trust. As a beneficial owner of a debenture, the amount of interest income required to be included in income by a holder of BUCS for each year will exceed the semi-annual distribution payments you actually receive. Any gain recognized by a holder on the sale or exchange of the BUCS will be ordinary interest income, and any loss will be an ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Certain United States Federal Tax Considerations.”

A holder of BUCS has limited voting rights.

A holder of BUCS has limited voting rights relating only to certain modifications of the BUCS and, in specified circumstances, the exercise of the trust’s rights as holder of the debentures and the BUCS guarantee. Except during an event of default with respect to the debentures, only News America can replace or remove any of the trustees or increase or decrease the number of trustees. See “Description of the BUCS—Voting Rights.”

Ownership of BSkyB ordinary shares by News Corporation.

Although, as of June 30, 2003, News Corporation indirectly owned 686,021,700 BSkyB ordinary shares, such shares are not held on deposit for the holders of BUCS and there are no restrictions on the ability of News Corporation or its subsidiaries to dispose of their BSkyB ordinary shares at any time. Accordingly, if such shares were to be sold, it could make it more likely that a holder of BUCS would receive cash upon the exchange of BUCS.

RATIO OF EARNINGS TO FIXED CHARGES OF NEWS CORPORATION

The tables below set forth the computation of the ratio of earnings to fixed charges of News Corporation and its subsidiaries in accordance with generally accepted accounting principles in Australia (A-GAAP) and generally accepted accounting principles in the United States (US-GAAP).

A-GAAP

	Fiscal Year Ended June 30,
Nine months ended March 31, 2003	2002		2001		2000	1999	1998
3.8	2.4		2.0		2.0	2.1	2.2

US-GAAP
	Fiscal Year Ended June 30,
Six months ended December 31, 2002	2002(1)		2001		2000	1999	1998
2.5	—	(2)	—	(2)	2.0	2.2	1.5

News Corporation computes the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges, excluding capitalized interest, by the fixed charges. Under A-GAAP, items that are considered significant by reason of their size, nature or effect on News Corporation’s financial performance for the year are classified as other revenues and expenses before tax and, consistent with prior years treatment of abnormal items, are excluded from earnings when computing the ratio of earnings to fixed charges. Under US-GAAP, other revenues and expenses before tax are included in earnings when computing the ratio of earnings to fixed charges. This ratio includes the earnings and fixed charges of News Corporation. Fixed charges consist of interest, including capitalized interest, and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor. A reconciliation of News Corporation’s results under A-GAAP to US-GAAP is presented in Note 20 of News Corporation’s 2002 consolidated financial statements contained in News Corporation’s 2002 Annual Report on Form 20-F, as amended.

(1)	The June 30, 2002 US-GAAP ratio of earnings to fixed charges includes an A$11.7 billion charge to reduce the carrying value of News Corporation’s investment in Gemstar-TV Guide International, Inc. to reflect an other-than-temporary decline in value. If such charge was excluded, the June 30, 2002 deficiency would be A$1,939 million.

(2)	The ratio of earnings to fixed charges was less than 1.0; thus earnings available for fixed charges of News Corporation were inadequate to cover fixed charges. The amount of the deficiency was A$13,622 million and A$354 million for the years ended June 30, 2002 and 2001, respectively.

RATIO OF EARNINGS TO FIXED CHARGES OF FOX ENTERTAINMENT

The table below sets forth the computation of the ratio of earnings to fixed charges of Fox Entertainment and its subsidiaries in accordance with US-GAAP.

	Fiscal Year Ended June 30,
Nine months ended March 31, 2003	2002	2001	2000	1999	1998
7.6	4.3	2.2	1.9	2.7	2.1

USE OF PROCEEDS

Neither we nor the trust will receive any cash proceeds from the issuance of the offered securities, including the sale by the selling security holders of any securities for their own account.

All of the net proceeds from the issuance of the BUCS were invested by the trust in the debentures issued by News America. We used a portion of the net proceeds of that offering to repurchase our 5% exchangeable trust originated preferred securities or its component securities from holders pursuant to privately negotiated transactions and for general corporate purposes.

NEWS AMERICA, NEWS CORPORATION AND FOX ENTERTAINMENT

News Corporation is a diversified international media and entertainment company with operations in a number of industry segments, including filmed entertainment, television, cable network programming, magazines and inserts, newspapers and book publishing. The activities of News Corporation are conducted principally in the United States, Europe, Asia, Australia and the Pacific Basin.

News America, the principal subsidiary in the United States of News Corporation, is an operating company and holding company, which, together with its subsidiaries and affiliates, conducts substantially all of the U.S. activities of News Corporation.

As of June 30, 2003, News Corporation owns approximately 80.6% of the equity of Fox Entertainment, a subsidiary of News America, and approximately 97.0% of its voting power. Fox Entertainment is principally engaged in the following business segments:

•  Filmed Entertainment.    Fox Entertainment engages in feature film and television production and distribution principally through the following businesses: Fox Filmed Entertainment, a producer and distributor of feature films; Twentieth Century Fox Television, a producer of network television programming; Twentieth Television, a producer and distributor of television programming; and Fox Television Studios, a producer of broadcast and cable programming.

•  Television.    Fox Television Stations currently owns and operates 35 full power stations, including stations located in nine of the top ten designated market areas. Fox Broadcasting Company operates a television network that has 188 affiliated stations across the United States, including 25 full power television stations in major cities that are owned and operated by Fox Entertainment.

•  Cable Network Programming.    Fox Entertainment’s interests in cable network programming businesses include: Fox News Channel, a 24-hour all news cable channel; Fox Sports Networks, a group of 24-hour regional cable sports programming services, and a 50% interest in a complementary national sports programming service, Fox Sports Net; and FX Networks, a general entertainment network.

News Corporation’s subsidiaries also have operations in the following business segments:

•  Magazines and Inserts.    Through its News America Marketing Group, News Corporation publishes free standing inserts, which are promotional booklets containing consumer offers distributed through insertion in local Sunday newspapers, and provides in-store marketing products and services, primarily to consumer packaged goods manufacturers.

•  Newspapers.    The New York Post is a mass circulation, metropolitan morning newspaper published in New York City.

•  Book publishing.    Through HarperCollins Publishers, News Corporation is engaged in English language book publishing on a worldwide basis.

In addition, News Corporation owns approximately 43% of Gemstar-TV Guide International, Inc., which is a leading media and technology company that develops, licenses, markets and distributes technologies, products and services targeted at the television guidance and home entertainment needs of consumers worldwide.

In the United Kingdom, News Corporation publishes four national newspapers (The Times, The Sunday Times, The Sun and the News of the World), which account for approximately one-third of all national newspapers sold in the United Kingdom, and owns approximately 78.25% of the equity (and 97.3% of the voting power) of NDS Group plc, which is a leading provider of open end-to-end digital pay-television solutions for the secure delivery of entertainment and information to television set-up boxes and personal computers. News Corporation also owns an approximate 35% interest in BSkyB, which is the leading pay television broadcaster in the United Kingdom.

In Italy, News Corporation owns approximately 80% of the direct-to-home television platform Sky Italia S.r.L.

In Australia, News Corporation’s principal activity is newspaper publishing. News Corporation is the largest newspaper publisher in Australia, owning more than 100 newspapers. News Corporation also owns a 25% interest in the FOXTEL pay television service.

In Asia, STAR Group Limited, an indirect wholly-owned subsidiary of News Corporation, is engaged in the development, production and distribution of television programming to over 50 countries throughout Asia and the Middle East.

As of June 30, 2003, News Corporation had a 36% equity interest and an approximate 49.25% economic interest in the entity that operates Sky Brasil, the leading direct-to-home pay television service in Brazil. News Corporation also has a 30% interest in the entity that operates Sky Mexico, the leading direct-to-home pay television service in Mexico, and a 30% interest in Sky Multi-Country Partners, which has interests in direct-to-home television services in Chile and Colombia.

On April 9, 2003, News Corporation and Fox Entertainment announced a definitive agreement to acquire 34% of Hughes Electronics Corporation, or Hughes, for approximately US$6.6 billion in cash and stock. The closing of this transaction is subject to a number of conditions, including approval by General Motors Corporation’s shareholders, a favorable ruling from the Internal Revenue Service and regulatory clearance. At closing, News Corporation’s ownership interest in Hughes will be transferred to Fox Entertainment in exchange for US$4.5 billion in promissory notes and approximately 74.2 million shares in Fox Entertainment, increasing News Corporation’s equity ownership interest in Fox Entertainment to approximately 82%. News Corporation will maintain approximately 97.0% of the voting power in Fox Entertainment.

NEWS CORPORATION FINANCE TRUST II

The trust is a statutory trust formed on March 18, 2003 under the Delaware Statutory Trust Act, as amended, which we refer to as the Trust Act, pursuant to a trust declaration among News America, as depositor, the property trustee, the Delaware trustee and the administrative trustees. The trust declaration was amended and restated in its entirety as of the date the trust initially issued the BUCS and the common securities. As amended and restated, the trust declaration is referred to in this prospectus as the trust declaration.

The trust was established solely for the following purposes:

•	to issue and sell the BUCS, which represent the undivided beneficial ownership interests in the trust’s assets;

•	to issue and sell common securities to News America in a total liquidation amount equal to at least 1% of the trust’s total capital;

•	to invest the proceeds of the issuance and sale of the BUCS and the common securities in the debentures issued by News America;

•	to distribute the trust’s income as provided in the trust declaration; and

•	to engage in only those other activities necessary or incidental to the activities described above, such as registering the transfer of the BUCS.

Pursuant to the trust declaration, the initial number of trustees is five. There are three administrative trustees who are employees or officers of, or who are affiliated with, News America. The fourth trustee, the property trustee, is a financial institution that is unaffiliated with News America. The fifth trustee, the Delaware trustee, is an entity that maintains its principal place of business in the State of Delaware. Initially, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as the Delaware trustee until, in each case, removed or replaced by the holder of the common securities of the trust. The Bank of New York will also act as the guarantee trustee under the BUCS and as the indenture trustee under the indenture governing the debentures.

The property trustee holds legal title to the debentures for the benefit of the holders of the BUCS and the common securities, and the property trustee has the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for the benefit of the holders of the BUCS and the common securities. The guarantee trustee holds the BUCS guarantee for the benefit of the holders of the BUCS. News America paid all fees and expenses related to the trust and the initial offering of the BUCS. See “Description of the BUCS—Expenses of the Trust.”

Because the trust was established only for the purposes listed above, the debentures are the trust’s sole assets. Payments on the debentures will be the trust’s sole source of income. The trust will not issue any other series of BUCS.

BSKYB

As of June 30, 2003, News Corporation holds an approximate 35% interest in BSkyB. BSkyB is the leading pay television broadcaster in the U.K. and Ireland, and is one of the leading suppliers of content, including movies, news, sports and general entertainment programming, to pay television operators in the U.K. As of June 30, 2003, there were approximately 10.7 million subscribers to BSkyB’s services, including United Kingdom and Ireland cable subscribers, of which approximately 6.8 million were DTH subscribers (the remainder being wholesale customers on other platforms).

DTH subscribers contract directly with BSkyB for the package of basic and premium channels they wish to receive. Cable subscribers, in contrast, contract with their local cable operators, which in turn acquire the rights to distribute certain of the channels owned by BSkyB. BSkyB generates revenues directly from its DTH subscribers and from fees paid by cable operators. Programming offered by BSkyB comprises general entertainment, news, sports and movies. Prior to the closure of ITV Digital, a digital terrestrial television, or DTT, service, in April 2002, BSkyB supplied content to ITV Digital. The multiplex licenses previously held by ITV Digital have since been awarded to the British Broadcasting Corporation, or BBC, and Crown Castle UK Limited, or Crown Castle. As part of an agreement with the BBC and Crown Castle, BSkyB has initially agreed to supply three of its channels unencrypted free-to-air via DTT under the brand “Freeview”, which launched in October 2002.

Following the launch of Sky digital in October 1998, BSkyB launched an initiative in 1999 to accelerate the take up of digital satellite by providing purchasers with a free digital satellite system, with the purchaser agreeing to pay an installation charge and to keep the system connected to an operational telephone line for 12 months. BSkyB, following its purchase of all of the shares of British Interactive Broadcasting (which previously subsidized part of the cost of the equipment), currently subsidizes part of the cost of providing these free digital satellite systems.

BSkyB’s digital DTH customers can also access interactive services provided by Sky Interactive Limited (a subsidiary of BSkyB) and others. Sky Interactive provides an interactive TV platform for the development and delivery of interactive services, such as games, home shopping, betting, banking, travel, holiday and e-mail services. Sky Active, the principal interactive services portal operated by Sky Interactive, is currently available free of charge to all digital satellite viewers. It derives revenues principally from premium rate telephone charges, revenue sharing in e-commerce transactions, tenancy and technology fees and interactive set top box subsidy recovery.

BSkyB is a public company incorporated in England and Wales. BSkyB’s principal executive offices are located at Grant Way, Isleworth, Middlesex, TW7 5QD, England. Its telephone number at that address is 44(0)870 240 3000.

BSkyB’s ordinary shares are listed on the London Stock Exchange and its American Depositary Shares, each representing four BSkyB ordinary shares, are listed on the New York Stock Exchange, in each case under the symbol “BSY”.

THE SUBSIDIARY GUARANTORS

The obligations of News America under the debentures are unconditionally guaranteed by News Corporation and the subsidiary guarantors. Set forth below is the name, jurisdiction of incorporation and principal business of each subsidiary guarantor. Except for Fox Entertainment, all of the subsidiary guarantors are direct or indirect wholly-owned subsidiaries of News Corporation. As of June 30, 2003, News Corporation owns approximately 80.6% of the equity of Fox Entertainment and approximately 97.0% of its voting power. News Corporation’s principal bank credit facility, a five year Revolving Credit Agreement, dated as of June 27, 2003 (the “Revolving Credit Agreement”), provides for guarantees by News Corporation and the subsidiary guarantors. The subsidiary guarantors may change from time to time.

Company	Jurisdiction of Incorporation	Principal Business
FEG Holdings, Inc.	Delaware, USA	Wholly-owned subsidiary of News America which holds all of News Corporation’s equity and voting interest in FEG.

Fox Entertainment Group, Inc.	Delaware, USA	Principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming.

News America Marketing FSI, Inc.	Delaware, USA	Publishes free standing inserts.

News Publishing Australia Limited	Delaware, USA	U.S. holding company.

Supplemental guarantor information is contained in Note 27 to News Corporation’s consolidated financial statements (included in its Annual Report on Form 20-F for the fiscal year ended June 30, 2002, as amended). On June 27, 2003, News Corporation terminated its existing credit agreement and entered into the Revolving Credit Agreement. Certain of News Corporation’s subsidiaries that were guarantors under the prior credit agreement and the debentures prior to June 27, 2003 are not guarantors under the Revolving Credit Agreement, or the debentures after June 27, 2003. In response to these changes, News Corporation has filed updated supplemental guarantor information in a Report on Form 6-K, dated July 2, 2003, which is incorporated by reference into this document.

CORPORATE ORGANIZATION OF NEWS CORPORATION

The following chart sets forth, in summary form, the corporate organization of the Company, News Corporation and the subsidiary guarantors. The chart is not complete and is presented solely for the reader’s convenience. See “The Subsidiary Guarantors.”

The News Corporation Limited
(Australia)
100%(1)
News Publishing Australia Limited
(Delaware)
100%
News America Incorporated
(Delaware)
100%
FEG Holdings, Inc.
(Delaware)
100%
News America Marketing FSI, Inc.
(Delaware)
80.6% equity, 97.00% vote
Fox Entertainment Group, Inc.
(Delaware)

(1) News Corporation directly owns 65.8% of News Publishing Australia Limited and indirectly owns the remaining interest.

DESCRIPTION OF CERTAIN INDEBTEDNESS

News Corporation is party to the Revolving Credit Agreement, which provides for a A$2.7 billion (US$1.75 billion) facility, with a sub-limit of A$911 million (US$600 million) available for the issuance of letters of credit, and expires on June 30, 2008. On June 27, 2003, letters of credit representing A$205 million (US$135 million) were issued under the Revolving Credit Agreement.

The Revolving Credit Agreement provides that News America may borrow funds thereunder. Borrowings are denominated in U.S. dollars and the interest rate will fluctuate based on the credit ratings provided to News Corporation’s senior unsecured public indebtedness by Standard & Poor’s Corporation and Moody’s Investors Service, Inc. In addition, the obligations under the Revolving Credit Agreement are guaranteed by News Corporation and the subsidiary guarantors.

PRICE RANGE OF SECURITIES

BSkyB ordinary shares and BSkyB ADSs

BSkyB’s ordinary shares are admitted to the Official List of the London Stock Exchange and its American Depositary Shares, which we refer to as BSkyB ADSs, are listed on the New York Stock Exchange. The principal trading market for BSkyB’s ordinary shares is the London Stock Exchange. Each BSkyB ADS represents four ordinary shares. The Bank of New York is the depositary of the American Depositary Receipts, which we refer to as BSkyB ADRs, which evidence the BSkyB ADSs.

The following tables set forth for the periods indicated the highest and lowest middle market quotations for the ordinary shares as derived from the Daily Official List of the London Stock Exchange and the highest and lowest sales prices of the BSkyB ADSs as reported on the New York Stock Exchange composite tape.

	Shares				ADSs
	(Pence)				(US$)
	High		Low		High		Low
Fiscal year ended June 30,
1999	621		413		58	3/4	41	1/16
2000	2,158		550	1/2	200		52	1/8
2001	1,320		642		121		55	3/5
2002	936		544		79	1/2	48	1/100
2003	706		458		47	3/25	28	53/100

Fiscal year ended June 30,
2002
First Quarter	820		544		71		48	1/100
Second Quarter	936		585		79	1/2	51	1/5
Third Quarter	832		642		72	1/2	55	½
Fourth Quarter	832		618		72	91/100	56	4/25
2003
First Quarter	650		488		60		45	11/50
Second Quarter	674	1/2	458		63		28	53/100
Third Quarter	671		550		44	13/100	36	3/10
Fourth Quarter	706		624		47	3/25	39	22/25
2004
First Quarter (through August 11, 2003)	732	1/4	647	13/20	47	6/25	43	43/50

Month Ended
February 28, 2003	632		550		40	11/20	36	49/100
March 31, 2003	650	1/2	550		41	11/50	36	3/10
April 30, 2003	675		624		43	29/100	39	22/25
May 31, 2003	683	1/2	641		45	12/25	41	3/4
June 30, 2003	706		655		47	3/25	43	1/5
July 31, 2003	716	1/2	647	13/20	47		43	43/50

On August 11, 2003, the closing sales price on the London Stock Exchange of the BSkyB ordinary shares was 721 1/4p and the closing sales price on the New York Stock Exchange of the BSkyB ADSs was US$47 6/25.

News Corporation preferred ADSs

News Corporation preferred ADSs are listed on the New York Stock Exchange.

The following table sets forth in U.S. dollars the reported high and low closing sales prices on the New York Stock Exchange of the News Corporation preferred ADSs for the periods listed.

	US$ High	US$ Low
Fiscal Year Ended June 30,
1999	33.69	18.25
2000	56.44	24.56
2001	48.63	24.60
2002	33.33	18.62
2003	26.64	15.32

Fiscal Year Ended June 30,
2002
First Quarter	33.33	20.51
Second Quarter	27.60	21.65
Third Quarter	27.15	20.99
Fourth Quarter	25.91	18.62
2003
First Quarter	20.26	15.32
Second Quarter	23.95	16.00
Third Quarter	24.60	18.95
Fourth Quarter	26.64	21.00
2004
First Quarter (through August 11, 2003)	26.70	24.78

Month Ended
February 28, 2003	22.00	20.60
March 31, 2003	22.29	18.95
April 30, 2003	23.65	21.00
May 31, 2003	25.51	23.42
June 30, 2003	26.64	24.55
July 31, 2003	26.50	24.78

On August 11, 2003, the closing sales price on the New York Stock Exchange of News Corporation’s preferred ADSs was US$26.70.

DIVIDENDS

BSkyB

As of the date of this prospectus, BSkyB is not paying a cash dividend on its ordinary shares. BSkyB’s Board of Directors has the authority to declare and pay annual and interim dividends, subject to limitations imposed by BSkyB’s Articles of Association and English law.

News Corporation

News Corporation has paid annual amounts of cash dividends of A$0.075 per preferred ordinary share during each of the last five fiscal years. Declaration and payment of dividends is within the sole discretion of News Corporation’s Board of Directors, subject to limitations imposed by Australian law.

CAPITALIZATION OF NEWS CORPORATION

The following table sets forth the consolidated capitalization of News Corporation as of June 30, 2003 (A-GAAP) as reported. The Australian dollar amounts as of June 30, 2003 set forth herein have been derived from, and should be read in conjunction with, and are qualified in their entirety by reference to News Corporation’s Unaudited Consolidated Condensed Financial Statements for the fiscal year ended June 30, 2003 presented in accordance with A-GAAP contained in News Corporation’s Report on Form 6-K/A filed August 18, 2003. A-GAAP differs significantly in certain respects from US-GAAP. A discussion of these significant differences is found in Note 20 of News Corporation’s consolidated financial statements contained in the News Corporation 2002 Form 20-F and Form 20-F/A. Amounts set forth herein which are stated in Australian dollars have been translated into U.S. dollars, solely for the convenience of the reader, at an exchange rate of A$1.00 = US$0.6586, the noon buying rate on August 11, 2003. Such translations should not be construed as representations that the Australian dollar amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

The following is in accordance with A-GAAP (all dollar amounts in millions):

	June 30, 2003
			(in US$)
Current maturities of borrowings	A$	33	US$	22

Long-term borrowings
5.625% Guaranteed Notes due July 29, 2004	A$	602	US$	396
8 1/2% Notes due February 15, 2005		199		131
6.625% Notes due January 9, 2008		527		347
7 3/8% Notes due October 17, 2008		302		199
4.75% Notes due March 15, 2010		226		149
9 1/4% Notes due February 1, 2013		753		496
8 5/8% Notes due February 7, 2014		150		99
7.6% Notes due October 11, 2015		302		199
8% Notes due October 17, 2016		603		397
7.25% Notes due May 18, 2018		527		347
8 1/4% Notes due August 2018		376		248
Liquid Yield OptionTM Notes (LYONs) due February 28, 2021		1,236		814
8 7/8% Notes due April 26, 2023		376		248
7 3/4% Notes due January 20, 2024		302		199
7 3/4% Notes due February 1, 2024		136		90
9 1/2% Notes due July 15, 2024		302		199
8 1/2% Notes due February 23, 2025		302		199
7.7% Notes due October 30, 2025		376		248
7.43% Notes due October 1, 2026		362		238
7 1/8% Notes due April 8, 2028		302		199
7.3% Notes due April 30, 2028		302		199
7.28% Notes due June 30, 2028		302		199
7.625% Notes due November 2028		302		199
6.55% Notes due March 15, 2033		527		347
6.703% MOPPrSTM due May 21, 2034		226		149
8.45% Notes due August 1, 2034		302		199
8.15% Notes due October 17, 2036		452		298
6.75% Notes due January 9, 2038		376		248

	June 30, 2003
			(in US$)
7.75% Notes due December 1, 2045	A$	904	US$	595
7.9% Notes due December 1, 2095		226		149
8 1/4% Notes due October 17, 2096		151		99
Other		65		43

Total long-term borrowings		12,396		8,166

Total borrowings		12,429		8,188

Exchangeable preferred securities		2,084		1,373

Total stockholders’ equity		38,721		25,502

Total capitalization (1)	A$	53,201	US$	35,041

™	Trademark of Merrill Lynch & Co., Inc.
(1)	Excludes current maturities of long-term borrowings.

CAPITALIZATION OF BSKYB

The following table sets forth the consolidated capitalization of British Sky Broadcasting Group plc as of June 30, 2003 in UK-GAAP. The actual British Pound amounts as of June 30, 2003 set forth herein have been derived from, should be read in conjunction with, and are qualified in their entirety by reference to British Sky Broadcasting Group plc’s press release for the year ended June 30, 2003 contained in BSkyB’s Report on Form 6-K filed August 14, 2003. The capitalization tables set forth herein have been prepared in accordance with UK-GAAP. UK-GAAP differs significantly in certain respects from US-GAAP. A discussion of these significant differences is found in Item 5 of BSkyB’s unaudited Interim Financial Statements contained in BSkyB’s Report on Form 6-K filed June 4, 2003. Amounts set forth herein which are stated in British Pounds have been translated into U.S. dollars, solely for the convenience of the reader, at an exchange rate of £1.00 = 1.6068, the noon buying rate on August 11, 2003. Such translations should not be construed as representations that the British Pound amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate.

The following is in accordance with UK-GAAP (all amounts in millions):

	June 30, 2003
Long-term borrowings
8.200% Guaranteed Notes due July 15, 2009	£413	US$	664
7.750% Guaranteed Notes due July 9, 2009	100		161
6.875% Guaranteed Notes due February 23, 2009	367		590
7.300% Guaranteed Notes due October 15, 2006	189		304
Other(1)(2)	83		133

Total long-term borrowings	1,152		1,852
Total stockholders’ deficit	(106)		(170)

Total capitalization	£1,046	US$	1,682

(1)	Included in other long-term borrowings is £8 million (US$13 million) of borrowing by the Guarantors.
(2)	In March 2003 BSkyB entered into a £600 million (US$964 million) revolving credit facility. This facility was used to cancel the £750 million (US$1,205 million) revolving credit facility, which was entered into in July 1999, and will be used for general corporate purposes. The new £600 million (US$964 million) revolving credit facility has a maturity date of March 2008 and interest accrues at a margin of between 0.6% and 1.125% above LIBOR, dependent on our Net Debt: EBITDA leverage ratio (as defined in the loan agreement). Until June 2004 the margin is fixed at 1.125% and shall not fall below 0.7% per annum above LIBOR prior to March 2006. Also in March 2003 BSkyB voluntarily cancelled £100 million (US$161 million) of the £300 million (US$482 million) March 2001 revolving credit facility. This, together with the replacement of the £750 million (US$1,205 million) revolving credit facility as described above, reduced the aggregate available facilities from £1,050 million (US$1,687 million) to £800 million (US$1,285 million). The remaining £200 million (US$321 million) of the March 2001 revolving credit facility will still mature in June 2004, at which point the aggregate facilities available will be reduced to £600 million (US$964 million).

CAPITALIZATION OF FOX ENTERTAINMENT

The following table sets forth the capitalization of Fox Entertainment as of March 31, 2003. The U.S. dollar amounts as of March 31, 2003 set forth herein have been derived from, and should be read in conjunction with, and are qualified in their entirety by reference to Fox Entertainment’s Unaudited Consolidated Condensed Financial Statements for the nine months ended March 31, 2003 presented in accordance with US-GAAP contained in Fox Entertainment’s Quarterly Report on Form 10-Q filed May 14, 2003.

The following is in accordance with US-GAAP (all dollar amounts in millions):

March 31, 2003
(in US$)
Due to affiliates of News Corporation	$890

Shareholders’ equity
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized; no shares issued and outstanding	—
Class A Common Stock, $0.01 par value per share; 1,000,000,000 shares authorized; 352,436,375 shares issued and outstanding	4
Class B Common Stock, $0.01 par value per share; 650,000,000 shares authorized; 547,500,000 shares issued and outstanding	6
Additional paid-in capital	12,780
Retained earnings and accumulated other comprehensive income	1,299

Total shareholders’ equity	$14,089

Total capitalization	$14,979

FOREIGN EXCHANGE RATES

The following table sets forth, for the periods indicated, the average, high, low and period-end noon buying rates in New York City for Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US$ per A$1.00.

Fiscal Year Ended June 30,	Average(1)	High	Low	Period End
1999	0.6246	0.6712	0.5550	0.6618
2000	0.6256	0.6703	0.5685	0.5971
2001	0.5320	0.5996	0.4828	0.5100
2002	0.5240	0.5748	0.4841	0.5628
2003	0.5809	0.6729	0.5280	0.6655

(1)	The average of the noon buying rates from the last business day of each fiscal month during each period presented.

Unless otherwise stated herein, all U.S. dollar amounts set forth in this prospectus have been translated from the corresponding Australian dollar amounts at the noon buying rate on August 11, 2003, which was US$0.6586 per A$1.00.

The following table sets out, for the periods indicated, information concerning the high and low rates of exchange for the A$ for each month during the previous six months based on the noon buying rate:

Period	High	Low
July 2003	0.6823	0.6454
June 2003	0.6729	0.6564
May 2003	0.6585	0.6192
April 2003	0.6212	0.5970
March 2003	0.6161	0.5905
February 2003	0.6075	0.5843

On August 11, 2003, the latest practicable date for which exchange rate information was available before the filing of this document, the noon buying rate was US$0.6586 per A$1.00.

British Pounds Sterling

The following table sets forth, for the periods indicated, the average, high, low and period-end noon buying rates in New York City for British pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US$ per £1.00.

Fiscal Year Ended June 30,	Average(1)	High	Low	Period End
1999	1.6448	1.7222	1.5787	1.5893
2000	1.5890	1.6765	1.4705	1.5130
2001	1.4479	1.5190	1.3730	1.4077
2002	1.4477	1.5285	1.3995	1.5245
2003	1.5859	1.6840	1.5192	1.6492

(1)	The average of the noon buying rates from the last business day of each fiscal month during each period presented.

The following table sets out, for the periods indicated, information concerning the high and low rates of exchange for the British pounds sterling for each month during the previous six months based on the noon buying rate:

Period	High	Low
July 2003	1.6718	1.5867
June 2003	1.6840	1.6278
May 2003	1.6484	1.5904
April 2003	1.5971	1.5500
March 2003	1.6129	1.5624
February 2003	1.6482	1.5727

On August 11, 2003, the latest practicable date for which exchange rate information was available before the filing of this document, the noon buying rate was US$1.6068 per £1.00.

Australian Exchange Controls and Other Limitations Affecting Holders

The Australian Banking (Foreign Exchange) Regulations and other Australian legislation and regulations control and regulate, or permit the control and regulation of, a broad range of payments and transactions involving non-residents of Australia. News Corporation is not restricted from transferring funds from Australia or placing funds to the credit of non-residents of Australia subject to:

(a)	withholding for Australian tax due in respect of dividends (to the extent they are unfranked) and interest and royalties paid to non-residents of Australia; and

(b)	a requirement for approval from the Reserve Bank of Australia or in some cases the Minister of Foreign Affairs for certain payments or dealings in or out of Australia to or on behalf of:

•	members of the previous government of Iraq, its senior officials and their immediate families;

•	certain supporters of former government of the Federal Republic of Yugoslavia;

•	the Taliban or any undertaking owned or controlled directly or indirectly by the Taliban and certain other named terrorist organizations and individuals; or

•	certain ministers and senior officials of the Government of Zimbabwe.

This list is subject to change from time to time.

Accordingly, at the present time, remittance of dividends on News Corporation preferred ordinary shares, represented by News Corporation preferred ADSs, to Citibank N.A., as the depositary, is not subject to exchange controls.

There are no limitations, either under Australian law or under the constitution of News Corporation, on the right to hold or vote News Corporation preferred ordinary shares, represented by News Corporation preferred ADSs, other than under the Australian Foreign Acquisitions and Takeovers Act of 1975 and the Australian Corporations Act insofar as such laws apply.

United Kingdom Exchange Controls and Other Limitations Affecting Holders

There are no U.K. government laws, decrees, regulations or other legislation which restrict or which may affect the import or export of capital, including the availability of cash and cash equivalents for use by us or the remittance of dividends, interest and other payments to non-resident holders of our securities, except as otherwise described under “Certain U.K. Tax Consequences” below.

Under English law (and the BSkyB’s Memorandum and Articles of Association), persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer ordinary shares in the same manner as U.K. residents or nationals.

SELECTED HISTORICAL FINANCIAL INFORMATION OF NEWS CORPORATION

The following selected historical financial data of News Corporation has been derived from the historical consolidated financial statements and related notes of News Corporation for each of the years in the five-year period ended June 30, 2002 for both A-GAAP and US-GAAP and from the unaudited consolidated financial statements of News Corporation for the nine months ended March 31, 2003 and 2002 for A-GAAP and from the unaudited consolidated condensed financial statements of News Corporation for the six months ended December 31, 2002 for US-GAAP. The selected historical data is only a summary, and should be read in conjunction with the historical consolidated financial statements and related notes contained in News Corporation’s Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended June 30, 2002 filed with the SEC on December 31, 2002 and on July 1, 2003, respectively, which are incorporated into this document by reference. The selected historical financial data is set forth in Australian dollars with a translation of amounts for the nine months ended March 31, 2003 (A-GAAP) and the six months ended December 31, 2002 (US-GAAP) into U.S. dollars at A$1.00 = US$0.6586, the noon buying rate on August 11, 2003, solely for your convenience.

The consolidated financial statements of News Corporation contained in its Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended June 30, 2002 have been prepared in accordance with A-GAAP. A-GAAP differs significantly in certain respects from US-GAAP. A discussion of these significant differences is found in Note 20 of News Corporation’s consolidated financial statements.

	Fiscal Year Ended June 30,(1)										Nine Months Ended March 31,
	1998		1999		2000		2001		2002		2002		2003		2003
					(in millions, except per share data)										(in US$)
Amounts in Accordance with A-GAAP
Income statement data:
Sales Revenue	A$	18,949	A$	21,774	A$	22,433	A$	25,578	A$	29,014	A$	22,075	A$	22,783	US$	15,005
Depreciation and amortization		415		510		562		706		749		565		553		364
Operating income		2,646		2,752		2,742		3,093		3,542		2,725		3,470		2,285
Net income (loss) from associated entities		190		(545)		(298)		(249)		(1,434)		(1,245)		(427)		(281)
Net borrowing costs		763		773		814		935		1,000		767		620		408
Dividends on exchangeable preferred securities		74		80		79		90		93		71		67		44
Net profit (loss) attributable to members of the parent entity		1,682		1,088		1,921		(746)		(11,962)		(8,785)		1,196		788
Basic/Diluted Net profit (loss) per share:
Ordinary shares		0.40		0.25		0.42		(0.17)		(2.17)		(1.60)		0.20		0.132
Preferred limited voting ordinary shares		0.48		0.30		0.51		(0.21)		(2.60)		(1.92)		0.24		0.158
Dividends per ordinary share		0.030		0.030		0.030		0.030		0.015		0.015		0.015		0.010
Dividends per preferred ordinary share		0.075		0.075		0.075		0.075		0.0375		0.0375		0.0375		0.025
Dividends per ordinary share in U.S. dollars	US$	0.020	US$	0.019	US$	0.018	US$	0.016	US$	0.008	US$	0.008	US$	0.008	US$	0.010
Dividends per preferred ordinary share in U.S. dollars	US$	0.051	US$	0.047	US$	0.047	US$	0.041	US$	0.020	US$	0.019	US$	0.021	US$	0.025
Balance sheet data at period end:
Cash and cash equivalents	A$	4,314	A$	7,483	A$	4,638	A$	5,615	A$	6,337	A$	5,884	A$	8,096	US$	5,332
Total assets		54,484		53,972		65,585		84,961		71,441		79,676		70,775		46,612
Total debt		14,422		13,167		15,431		18,805		15,441		16,375		13,067		8,606
Total stockholders’ equity		27,211		27,109		32,660		47,595		39,468		44,389		40,506		26,677

SELECTED HISTORICAL FINANCIAL INFORMATION OF NEWS CORPORATION—(continued)

	Fiscal Year Ended June 30,(1)										Six months ended December 31,
	1998		1999		2000		2001		2002		2001		2002		2002
					(in millions, except per share data)										(in US$)
Amounts in Accordance with US-GAAP
Income statement data:
Revenue	A$	18,897	A$	21,704	A$	22,337	A$	25,387	A$	28,776	A$	14,522	A$	15,228	10,029
Depreciation and amortization		905		1,033		1,108		1,321		1,373		703		339	223
Operating income		1,921		2,012		1,509		1,823		256		(750)		2,214	1,458
Equity in losses of associated companies		(116)		(509)		(936)		(1,711)		(14,840)		(1,776)		(917)	(604)
Interest, net		778		783		829		935		1,000		525		432	285
Other income (expense)		(111)		1,317		1,924		635		1,965		2,190		(154)	(101)
Income (loss) before cumulative effect of accounting change		555		963		(329)		740		(14,552)		(1,348)		291	192
Net income (loss)		555		963		(329)		(218)		(14,670)		(1,390)		291	192
Basic and Diluted income (loss) before cumulative effect of accounting change per share:
Ordinary shares		0.13		0.22		(0.09)		0.15		(2.64)		(0.25)		0.05	0.03
Preferred limited voting ordinary shares		0.15		0.27		(0.10)		0.18		(3.16)		(0.31)		0.06	0.04
Basic and Diluted Net income (loss) per share:
Ordinary shares		0.13		0.22		(0.09)		(0.06)		(2.66)		(0.26)		0.05	0.03
Preferred limited voting ordinary shares		0.15		0.27		(0.10)		(0.07)		(3.19)		(0.32)		0.06	0.04
Dividends per ordinary share		0.030		0.030		0.030		0.030		0.030		0.015		0.015	0.010
Dividends per preferred ordinary share		0.075		0.075		0.075		0.075		0.075		0.0375		0.0375	0.025
Dividends per ordinary share in U.S. dollars	US$	0.020	US$	0.019	US$	0.018	US$	0.016	US$	0.008	US$	0.008	US$	0.008	0.010
Dividends per preferred ordinary share in U.S. dollars	US$	0.051	US$	0.047	US$	0.047	US$	0.041	US$	0.020	US$	0.019	US$	0.021	0.025
Balance sheet data at period end:
Cash	A$	4,314	A$	7,483	A$	4,638	A$	5,615	A$	6,337	A$	6,247	A$	5,463	3,598
Total assets		48,094		47,094		57,986		81,466		65,837		89,659		68,427	45,066
Total debt		14,422		13,167		15,431		18,805		15,441		18,244		13,750	9,056
Total stockholders’ equity		15,869		14,195		18,554		36,427		24,953		39,941		25,875	17,041

(1)	See Note 2 and Note 16 to the consolidated financial statements of News Corporation for information with respect to significant acquisitions and dispositions during fiscal 2000, 2001 and 2002. In fiscal 1999, News Corporation acquired substantially all of Liberty Media Corporation’s interest in Fox Sports Networks LLC for aggregate consideration of approximately US$1.3 billion. Also, in fiscal 1999, News Corporation sold News America Publications and certain related assets to TV Guide, Inc. in exchange for common stock representing a 43.6% equity interest in TV Guide, Inc. and net cash of US$671 million. In fiscal 1998, News Corporation acquired Heritage Media Group for aggregate consideration of approximately US$1.4 billion.

SELECTED HISTORICAL FINANCIAL INFORMATION OF BSKYB

Set forth below is selected financial data for BSkyB for each of the years in the five-year period ended June 30, 2002 and as at June 30, 1998, 1999, 2000, 2001 and 2002, and for the six months ended December 31, 2001 and December 31, 2002.

The selected financial data set out below for BSkyB, presented in accordance with UK-GAAP, for the years ended June 30, 1998 and 1999 and as at June 30, 1998 and 1999 has been excerpted or derived from the consolidated financial statements of BSkyB, and notes thereto, for these periods, which were audited by Arthur Andersen, independent accountants. The selected financial data for each of the years in the three year period ended June 30, 2002 and as at June 30, 2000, 2001 and 2002 has been excerpted or derived from the consolidated financial statements of BSkyB, and notes thereto, which have been audited by Deloitte & Touche LLP, independent accountants, and should be read in conjunction therewith. The selected financial data for the six months ended December 31, 2001 and December 31, 2002 is unaudited and has been extracted or derived from the announcement of the results for that period.

The consolidated financial statements have been prepared in accordance with UK-GAAP, which differs in certain significant respects from US-GAAP. See Note 28 of notes to consolidated financial statements for the fiscal year ended June 30, 2002 of BSkyB for a discussion of the principal differences between UK-GAAP and US-GAAP. The selected historical financial data appearing on the following pages are set forth in British pounds sterling with a translation of amounts into U.S. dollars at £1.00=US$1.6068, the Noon Buying Rate on August 11, 2003, for both June 30, 2002 and December 31, 2002 results, solely for the convenience of the reader.

	Fiscal Year Ended June 30,					Six Months Ended December 31,
	1998	1999	2000	2001	2002	2001	2002	2002
								(in US$)
	(in millions, except per share data)
Amounts in accordance with UK-GAAP
DTH subscriber revenues	£968	£979	£1,189	£1,537	£1,929	£905	£1,112	$1,787
Cable and DTT subscriber revenues	228	253	303	299	279	148	98	157
Advertising revenues	195	217	242	271	251	118	133	214
Interactive revenues	—	—	5	93	186	91	91	146
Other revenues	43	96	108	106	131	59	77	124
Group Turnover	1,434	1,545	1,847	2,306	2,776	1,321	1,511	2,428
Operating expenses, net before amortization of goodwill and operating exceptional items	(1,093)	(1,360)	(1,762)	(2,146)	(2,584)	(1,251)	(1,353)	(2,174)
Amortization of goodwill	—	—	—	(44)	(118)	(60)	(63)	(101)
Provision against remaining unprovided ITV Digital programming debtors	—	—	—	—	(23)	—	—	—
Estimated cost of reorganization of Sky Interactive	—	—	—	(23)	—	—	—	—
Cost of abortive Man Utd. Bid	—	(6)	—	—	—	—	—	—
Estimated cost of transitioning analog customers to digital service	—	(450)	(58)	—	—	—	—	—
Estimated cost of termination of analog operations	—	—	(41)	—	4	—	—	—
Estimated cost of Sky In-Home Service Limited reorganization	—	—	(6)	—	—	—	—	—
Operating expenses, net	(1,093)	(1,816)	(1,867)	(2,213)	(2,721)	(1,311)	(1,416)	(2,275)

	Fiscal Year Ended June 30,					Six Months Ended December 31,
	1998	1999	2000	2001	2002	2001	2002	2002
								(in US$)
	(in millions, except per share data)
Operating profit (loss)	341	(271)	(20)	93	55	10	95	153
Share of operating results of joint ventures	(17)	(58)	(122)	(256)	(76)	(60)	2	3
Joint ventures’ goodwill amortization, net	—	—	(14)	(101)	(1,070)	(1,083)	—	—
(Loss) profit on sale of fixed asset investments	—	—	(1)	—	2	2	—	—
Share of joint venture’s loss on sale of fixed asset investment	—	—	(14)	(70)	—	—	—	—
Amounts written off fixed asset investments	—	—	—	(39)	(60)	(60)	(19)	(31)
(Provision) release of provision for loss on disposal of subsidiary	—	—	—	(10)	10	10	—	—
Interest receivable and similar income	3	4	11	18	11	9	2	3
Interest payable and similar charges	(56)	(59)	(103)	(153)	(148)	(80)	(63)	(101)
Exceptional finance (charges) credits	—	(5)	—	3	—	—	—	—
Profit (loss) on ordinary activities before taxation	271	(389)	(263)	(515)	(1,276)	(1,252)	17	27
Tax on profit (loss) on ordinary activities	(91)	103	65	(24)	(107)	(101)	(1)	(2)
Profit (loss) on ordinary activities after taxation	180	(286)	(198)	(539)	(1,383)	(1,353)	16	26
Equity dividends—paid and proposed(1)	(103)	(47)	—	—	—	—	—	—
Retained profit (loss)	77	(333)	(198)	(539)	(1,383)	(1,353)	16	26

	Fiscal Year Ended June 30,					Six Months Ended December 31,
	1998	1999	2000	2001	2002	2001	2002	2002
	(in millions, except per share data)
Amounts in Accordance with UK-GAAP
Earnings (loss) per share—basic and diluted	10.5p	(16.6p )	(11.3p )	(29.2p )	(73.3p )	(71.8p )	0.8p	US$0.0129
Dividends per share(1)	6.0p	2.8p	—	—	—	—	—	—
Dividends per share(1) (U.S. dollars at date of payment)	US$0.10	US$0.045	—	—	—	—	—	—

	Fiscal Year Ended June 30,
	1998		1999		2000		2001		2002		2002
											(in US$)
	(in millions, except per share data)
Amounts in Accordance with US-GAAP
Total revenues	£1,498		£1,644		£1,911		£2,296		£2,707			$4,350
Operating income (loss)	320		118		(247)		(176)		(30)			(48)
Income (loss) before income taxes	259		2		(473)		(660)		(940)			(1,510)
Net income (loss)	173		(14)		(351)		(625)		(1,047)			(1,682)
Basic and diluted earnings (loss) per share	10.0	p	(0.8	p)	(20.1	p)	(33.8	p)	(55.5	p)	US$	(0.892)
Earnings (loss) per ADS(2)	60.0	p	(4.8	p)	(120.6	p)	(202.8	p)	(333.0	p)	US$	(5.351)

	As at June 30,					Six Months Ended December 31,
	1998	1999	2000	2001	2002	2001	2002	2002
Balance Sheet:								(in US$)
	(in millions)
Amounts in Accordance with UK-GAAP
Total assets	£925	£1,187	£3,280	£3,877	£2,201	£2,612	£2,353	$3,781
Long-term debt	(583)	(715)	(1,412)	(1,768)	(1,577)	(1,917)	(1,437)	(2,309)
Total liabilities	(1,148)	(1,735)	(2,483)	(2,816)	(2,502)	(2,886)	(2,637)	(4,237)
Net (liabilities) assets	(223)	(548)	797	1,061	(301)	(274)	(284)	(456)
Shareholders’ (deficit) funds	(223)	(548)	797	1,061	(301)	(274)	(284)	(456)
Capital stock(3)	1,552	1,566	3,123	3,920	3,879	3,912	3,837	6,165
Shares in issue (number)	1,723	1,726	1,826	1,889	1,893

	As at June 30,
	1998	1999	2000	2001	2002	2002
						(in US$)
	(in millions)
Amounts in Accordance with US-GAAP
Total assets	£1,291	£1,428	£3,060	£4,209	£2,853	$4,584
Long-term debt	(583)	(715)	(1,412)	(1,768)	(1,577)	(2,534)
Total liabilities	(1,078)	(1,327)	(2,379)	(3,359)	(2,994)	(4,811)
Net assets (liabilities)	213	101	681	850	(141)	(227)
Shareholders funds (deficit)	213	101	681	850	(141)	(227)
Capital stock(3)	1,552	1,566	3,123	3,920	3,879	6,233
Shares in issue (number)	1,723	1,726	1,826	1,889	1,893	3,042

(1)	An interim dividend of £47.2 million, representing 2.75p per share, and a final dividend of £55.9 million, representing 3.25p per share, was paid for fiscal 1998. An interim dividend of £47.3 million, representing 2.75p per share was paid for fiscal 1999. No final dividend was paid for fiscal 1999. No interim or final dividends have been paid or proposed for fiscal 2000, 2001 or 2002.
(2)	Earnings (loss) per ADS has been calculated for each period using the weighted average number of ADSs outstanding on the basis of 1 ADS representing 6 ordinary shares, the prevailing ratio as of June 30, 2002. On December 23, 2002, the ratio was revised to reflect a new ratio of one ADS representing four ordinary shares.
(3)	Capital stock includes called-up share capital, share premium, shares to be issued and merger reserve.

SELECTED HISTORICAL FINANCIAL INFORMATION OF FOX ENTERTAINMENT

The following statements of operations data for each of the three years in the period ended June 30, 2002 and the balance sheet data as of June 30, 2002 and 2001 have been derived from Fox Entertainment’s consolidated financial statements incorporated into this document by reference, which have been audited. The statements of operations data for the years ended June 30, 1999 and 1998 and the balance sheet data as of June 30, 2000, 1999 and 1998 have been derived from Fox Entertainment’s consolidated financial statements, which have not been incorporated into this document by reference.

The statements of operations data for each of the nine-month periods ended March 31, 2003 and 2002 and the balance sheet data as of March 31, 2003 have been derived from Fox Entertainment’s unaudited consolidated financial statements that have been incorporated into this document by reference.

You should read the data below in conjunction with Fox Entertainment’s consolidated financial statements (including the notes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Fox Entertainment’s Annual Report on Form 10-K for the year ended June 30, 2002, and Fox Entertainment’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003, which are incorporated into this document by reference.

The consolidated financial statements of Fox Entertainment contained in the 2002 Form 10-K have been prepared in accordance with US-GAAP and certain reclassifications have been made to financial data for fiscal years prior to fiscal 2002 in order to conform with fiscal 2002 presentation.

	Fiscal Year Ended June 30,					Nine Months Ended March 31,
	1998(2)	1999(2)	2000(3)	2001(4)	2002(5)	2002	2003
	(in millions of US$, except per share data)
Statement of Operations Data:
Revenues(1)	$6,990	$8,013	$8,517	$8,414	$9,725	$7,294	$8,201
Operating (loss) income	663	716	656	652	(103)	(291)	1,353
Income before cumulative effect of accounting change	176	205	145	206	607	567	773
Net income (loss)	176	205	145	(288)	581	541	773
Basic and diluted earnings per share before cumulative effect of accounting change	$0.32	$0.33	$0.20	$0.28	$0.72	$0.68	$0.88
Basic and diluted earnings (loss) per share	$0.32	$0.33	$0.20	$(0.40)	$0.69	$0.65	$0.88

	As of June 30,					As of March 31,
	1998(2)	1999(2)	2000(3)	2001(4)	2002(5)	2002	2003
	(in millions of US$)
Balance Sheet Data:
Cash and cash equivalents	$101	$121	$114	$56	$56	$69	$63
Total assets	12,630	13,163	17,930	17,856	22,876	23,541	23,414
Due to affiliates of News Corporation	3,702	1,389	2,739	2,866	1,413	1,719	890
Borrowings	375	53	974	1,032	942	910	95
Shareholders’ equity	3,941	6,668	8,246	7,968	12,095	12,040	14,089

(1)

In January 2002, Fox Entertainment adopted Emerging Issues Task Force No. 01-09, “Accounting for the Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products,” which was effective for Fox Entertainment as of January 1, 2002. As required, Fox Entertainment has reclassified the amortization of cable distribution investments against revenues for all periods presented. The amortization of cable distribution investments had previously been included in Depreciation and amortization. Operating income, Net income and Earnings per share are not affected by this reclassification. This reclassification affects Fox Entertainment’s and the Cable Network Programming segment’s revenues. The effect of the reclassification on Fox Entertainment’s revenues is as follows:

For the Year Ended June 30,	1998	1999	2000	2001	2002
	(in millions of US$)
Gross Revenues	$7,023	$8,057	$8,589	$8,504	$9,841
Amortization of cable distribution investments	(33)	(44)	(72)	(90)	(116)

Revenues	$6,990	$8,013	$8,517	$8,414	$9,725

(2)	The financial statements prior to November 11, 1998 were presented on a combined basis. The financial statements presented subsequent to November 11, 1998 are consolidated to reflect the Reorganization (as defined in Note 1 of the Notes to the consolidated financial statements). For reporting purposes, the financial statements for all periods are collectively referred to as consolidated financial statements.
(3)	Fiscal 2000 includes the operating results of Fox Sports Networks, LLC, which was fully acquired in July 1999.
(4)	Fiscal 2001 Net income (loss) and Basic and diluted earnings (loss) per share include the impact of the after-tax charge of $494 million for the cumulative effect of accounting change relating to Fox Entertainment’s adoption of Statement of Position No. 00-2.
(5)	Fiscal 2002 includes the operating results of Chris-Craft Industries, Inc., which was acquired in July 2001, and the $909 million write-down on Fox Entertainment’s national sports contracts. Also included in Fiscal 2002 Net income (loss) and Basic and diluted earnings (loss) per share is the pre-tax gain of $1.4 billion on the sale of Fox Entertainment’s interest in Fox Family Worldwide, Inc., or FFW, and Fox Entertainment’s $26 million share of FFW’s after-tax cumulative effect of accounting change relating to the adoption of SOP 00-2.

DESCRIPTION OF THE BUCS

This description summarizes the material terms of the BUCS and the material provisions of the documents described below. This description is subject to, and is qualified in its entirety by reference to, all of the provisions of the documents described below (including the definitions therein of certain terms). If this description differs in any way from the summary in this prospectus, you should rely on this description. Copies of the trust declaration are available as set forth under “—Additional Information” below.

General

The trust declaration authorizes the administrative trustee, on behalf of the trust, to issue the BUCS and the common securities, which we refer to herein as the trust securities. The trust securities represent undivided beneficial interests in the assets of the trust. News America or one of its subsidiaries will own all of the common securities. The common securities rank equally with the BUCS, and payments on the common securities are to be made on a proportionate basis with the BUCS, except as described below under “—Subordination of Common Securities.” Legal title to the debentures is held by the property trustee in trust for the benefit of the holders of the BUCS and common securities.

The trust declaration does not permit the trust to issue any securities other than the BUCS and the common securities or to incur any indebtedness. News Corporation has guaranteed the payment of distributions by the trust, and payments upon redemption of the BUCS or liquidation of the trust, only if and to the extent that News America has made payments of interest or principal on the debentures held by the trust, as described under “Description of the BUCS Guarantee.” The BUCS guarantee is held by the guarantee trustee for the benefit of the holders of the BUCS. The remedies of a holder of BUCS in the event that payments on the BUCS are not paid when due are described below under “—Enforcement of Certain Rights by Holders of BUCS” and “Description of the BUCS Guarantee—Events of Default; Enforcement of Certain Rights by Holders of BUCS.”

Distributions

Distributions on each BUCS are payable in cash at the annual rate of 0.75% of the original liquidation preference of US$1,000 per BUCS. Distributions will accrue from and including the date the BUCS were first issued and are payable semi-annually in arrears on March 15, and September 15 of each year, commencing September 15, 2003 to the persons in whose names the BUCS are registered at the close of business on the preceding March 1 or September 1. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.

Distributions on the BUCS will be made on the dates on which they are payable to the extent that the trust has funds available for the payment of such distributions in the property trustee’s account. The funds of the trust available for distribution to holders of the BUCS will be limited to payments received by the trust from News America and the guarantors under the debentures. See “Description of the Debentures.” If News America and the guarantors do not make interest payments on such debentures, the property trustee will not have funds available to pay distributions on the BUCS. The payment of distributions (if and to the extent News America or a guarantor has made payments of principal or interest on the debentures held by the trust) is guaranteed by News Corporation on a limited basis as described below under “Description of the BUCS Guarantee.”

As long as the BUCS remain in book-entry form, subject to any applicable laws and regulations and the provisions of the trust declaration, each such payment will be made as described below under “—Form, Transfer, Exchange and Book-Entry Procedures.”

Exchange Rights

The BUCS are exchangeable into the exchange market value of the reference shares at any time on or after April 2, 2004 but before the close of business on the third business day immediately preceding March 15, 2023

(or, in the case of BUCS called for redemption, before the close of business on the third business day before the applicable redemption date), at the option of the holders of BUCS and in the manner described below. The initial reference shares attributable to each BUCS are 77.09 BSkyB ordinary shares (equivalent to an original exchange price of US$12.9719 per ordinary share of BSkyB ordinary shares based on the 10 a.m. Buying Rate), subject to further adjustment as described below. See “—Changes to the Reference Shares” below.

We may pay the exchange market value of the reference shares for each BUCS that a holder presents for exchange as follows:

•	in cash;

•	by delivering the reference shares attributable to the BUCS; or

•	in a combination thereof.

The terms of the BUCS provide that a holder of BUCS wishing to exercise its exchange right shall surrender such BUCS, together with an irrevocable exercise notice indicating the holder’s election, in the event we elect to satisfy our exchange obligation with reference shares, to receive BSkyB ordinary shares or BSkyB ADRs upon such exchange, to the property trustee, as exchange agent. For purposes of this discussion, if the BUCS are tendered by 9:30 a.m. on a trading day, such day shall be the “exchange date.” If the BUCS are tendered after 9:30 a.m., the following trading day shall be the “exchange date.”

When a holder surrenders BUCS for exchange, the exchange agent, if we so request, will cause the debentures underlying the BUCS tendered for exchange first to be offered to a financial institution chosen by News Corporation, if any, for exchange. In order to accept BUCS surrendered for exchange, the designated institution must agree to exchange for such BUCS a number of BSkyB ordinary shares plus any other common equity securities constituting the reference shares for such BUCS, plus cash for any fractional shares. The financial institution is not bound by the holder’s election to receive BSkyB ordinary shares or BSkyB ADRs.

Such institution must notify the exchange agent whether it will accept the BUCS for exchange on the first trading day immediately following the exchange date. If the financial institution elects to accept any such BUCS, it will deliver the appropriate number of BSkyB ordinary shares to the exchange agent and the exchange agent will deliver those shares to the holder who surrendered the BUCS within four trading days of the exchange date. Our designation of an institution to which BUCS may be submitted for exchange does not require the institution to accept any BUCS from the exchange agent.

If the designated financial institution declines to accept any BUCS for exchange, we will notify you through the exchange agent of our election to pay cash or deliver reference shares, or a combination of the foregoing, which notification shall be irrevocable, no later than 10:00 a.m., New York City time, on the second trading day following the exchange date. If the designated institution agrees to accept any BUCS for exchange but does not timely deliver the reference shares, we will exchange the BUCS and deliver the reference shares.

Any BUCS accepted for exchange by the designated institution will remain outstanding.

If we elect to pay in cash, the exchange market value of the BUCS will be the average of the daily volume weighted average price, or VWAP, of the reference shares during the 10 consecutive trading days beginning on the day following our notice to you of our intention to exchange those BUCS for cash, appropriately adjusted into U.S. dollars based on the 10 a.m. Buying Rate for such currency on each such day. We will pay the exchange market value within three business days after the end of such 10 trading day period.

If a BUCS is surrendered for exchange after the close of business on any regular record date for payment of a distribution and before the opening of business on the corresponding distribution payment date, then, notwithstanding such exchange, the distribution payable on such distribution payment date will be paid in cash to the person in whose name the BUCS is registered at the close of business on such record date, and, other than a

BUCS or a portion of a BUCS called for redemption on a redemption date occurring after such record date and before such distribution payment date, when so surrendered for exchange the BUCS must be accompanied by payment of an amount equal to the distribution payable on such distribution payment date.

No fractional BSkyB ordinary shares will be delivered upon any exchange. Instead, we will pay holders cash in lieu of fractional shares based on the closing market price of BSkyB ordinary shares on the trading day before the date such BUCS are surrendered for exchange.

If more than one BUCS is surrendered for exchange by the same holder at the same time, the number of full shares of BSkyB ordinary shares deliverable upon exercise of those BUCS will be computed on the basis of the total number of BUCS surrendered for exchange.

We will not pay any consideration to, or otherwise enter into any arrangement with, the designated institution for or with respect to such designation. We anticipate that we will initially designate Salomon Smith Barney Inc. as the institution to which offers described above will be made, although we may change this designation at any time.

Holders may obtain copies of the required form of the exchange notice from the exchange agent. So long as a book-entry system for the BUCS is in effect, however, procedures for exchanging the BUCS will differ, as described below under “—Certain Book-Entry Procedures for Global Certificates.”

Additional Distributions

If a reference company pays or makes a dividend or distribution on its reference shares, we shall, except as provided below, pay or make an additional distribution to holders of the BUCS based on that dividend or distribution. At the date of this prospectus, the reference shares attributable to each BUCS consist of 77.09 ordinary shares of BSkyB, and BSkyB is the initial reference company. The reference shares and the reference company are subject to change as described under “—Changes to the Reference Shares” below.

We will treat as a regular cash dividend any cash dividend that is paid by a reference company in accordance with its publicly announced regular common equity dividend policy. We refer to any dividend or distribution by a reference company on its reference shares that is not a regular cash dividend as an extraordinary distribution. We will treat as an extraordinary distribution any consideration that is distributed in connection with a merger, consolidation, share exchange, liquidation, dissolution or similar or equivalent process involving a reference company.

As of the date of this prospectus, BSkyB is not paying dividends on its ordinary shares.

We will pay, except as provided below, to the holder of each BUCS, as an additional distribution, 75% of any regular cash dividend paid in respect of the reference shares attributable to each BUCS. We will pay any such additional distribution with respect to any regular cash dividend on the next semi-annual distribution payment date for the BUCS. The additional distribution will be paid to holders of BUCS as of 5:00 p.m., New York City time, on the regular record date for that distribution payment date.

Whether and what we pay or make by way of an additional distribution following an extraordinary distribution by a reference company on its reference shares will depend on the nature of the extraordinary distribution. If an extraordinary distribution consists of cash, we will pay to holders of the BUCS, as an additional distribution on each BUCS, 100% of the cash distribution received by a holder of the number of reference shares attributable to a BUCS.

If an extraordinary distribution consists of publicly traded common equity securities, we will not make an additional distribution to holders of the BUCS. Rather, the number of publicly traded common equity securities

(including fractions thereof) distributed to a holder of the number of reference shares attributable to a BUCS will be treated as reference shares that are also attributable to that BUCS.

If an extraordinary distribution consists of publicly traded securities other than common equity securities, including options, warrants or similar rights to acquire reference shares, we will cause to be delivered to the holders of the BUCS, as an additional distribution on each BUCS, those securities received by a holder of the number of reference shares attributable to a BUCS. We will not, however, deliver fractional securities. Instead, we will pay cash in an amount equal to the product of the fractional interest times the closing price of the security as of the special record date we set for the additional distribution. If we are unable to distribute any securities as an additional distribution because necessary qualifications or registrations under applicable state or federal laws cannot be obtained on a timely basis, then the additional distribution may instead consist of cash. The cash payment will be based on the average, over the 10 trading days ending on the trading day next preceding the date the additional distribution is paid, of the closing prices of the security that would have otherwise been delivered.

If an extraordinary distribution consists of assets or property other than cash or publicly traded securities, we will pay to holders of the BUCS, as an additional distribution on each BUCS, an amount of cash equal to the fair market value of the assets or properties distributed to a holder of the number of reference shares attributable to a BUCS. That fair market value will be determined, in good faith, by News Corporation’s board of directors. However, a nationally recognized investment banking or appraisal firm retained by us will make that determination if we expect the aggregate fair market value of the assets or properties distributed on the number of reference shares attributable to all of the outstanding BUCS to exceed US$100,000,000.

Publicly traded common equity securities that are issued in connection with a merger, consolidation, share exchange, liquidation, dissolution or similar or equivalent process involving a reference company will themselves become reference shares. See “—Changes to the Reference Shares” below.

We will make an additional distribution that is attributable to an extraordinary distribution on the twentieth business day after such extraordinary distribution is made by the applicable reference company or successor reference company. The additional distribution will be paid to holders of the BUCS as of a special record date that will be the tenth business day prior to the date that we pay the additional distribution.

News Corporation will issue a press release setting forth the amount and composition, per BUCS, of any additional distribution to be made that is attributable to an extraordinary distribution, and will deliver such release to The Depository Trust Company, which we refer to as DTC, for dissemination through the DTC broadcast facility. All additional distributions that are paid or made in respect of any regular cash dividend amount or extraordinary distributions will be paid or made without any interest or other payment in respect of such amounts.

Adjusted Liquidation Preference

Original Liquidation Preference.    The liquidation preference of the BUCS initially is equal to their original liquidation preference, which is US$1,000 for each BUCS.

Adjustments To Liquidation Preference.    The liquidation preference of the BUCS will be adjusted downward to reflect any additional distributions that we make to holders of the BUCS that are attributable to extraordinary distributions made on the reference shares. No adjustment will be made to the liquidation preference, however, for additional distributions that are paid in respect of any regular cash dividend amount. Because the liquidation preference of the BUCS is subject to reduction, we refer to the liquidation preference of a BUCS at any time as its adjusted liquidation preference as the context requires. In no event will the adjusted liquidation preference of a BUCS be less than zero.

On any date that we pay or make an additional distribution to the holders of the BUCS that is attributable to an extraordinary distribution on the reference shares, the original liquidation preference of each BUCS (or, if such liquidation preference has previously been reduced, the adjusted liquidation preference of the BUCS) will be reduced by the amount of the additional distribution that is paid or made with respect to that BUCS. Thereafter, the adjusted liquidation preference will be further reduced on each successive semi-annual distribution payment date to the extent necessary to cause the semi-annual distribution payment on that date to represent the payment by us, in arrears, of an annualized yield of 0.75% of the adjusted liquidation preference of the BUCS. An adjustment for purposes of ensuring that we do not pay an annualized yield of more than 0.75% of the adjusted liquidation preference of the BUCS that is necessitated by the payment of an additional distribution to holders of the BUCS will take effect on the second succeeding distribution payment date after the payment of that distribution. We will issue a press release, and provide the release to DTC for dissemination through the DTC broadcast facility, each time an adjustment is made to the adjusted liquidation preference of the BUCS.

The adjustments described above will not affect the amount of the semi-annual distribution payments received by holders of BUCS, which will continue to be a rate equal to 0.75% per annum of the original liquidation preference of the BUCS.

Tax Event Redemption

Upon the occurrence of a tax event, as described below, News America may redeem the debentures, at its option, at any time, in whole but not in part, before the maturity of the debentures at a redemption price equal to 100% of the adjusted principal amount of the debentures so redeemed plus an amount equal to any accrued and unpaid interest and any final period distribution, within 90 days after such tax event; provided that News America may effect such redemption only if dissolving the trust and causing the trust to distribute the debentures to the holders of BUCS, as described in “—Distribution of Debentures,” would not prevent the occurrence of, or cure, such tax event.

Promptly following any such redemption of the debentures, the trust will redeem the BUCS having an adjusted liquidation preference equal to the aggregate adjusted principal amount of the debentures redeemed at a redemption price equal to the liquidation preference of such BUCS plus an amount equal to any accrued and unpaid distributions to the redemption date and any final period payment thereon. The common securities will be redeemed on a proportionate basis with the BUCS, except that if a trust declaration event of default has occurred and is continuing, the BUCS will have a priority over the common securities with respect to the redemption price.

If a tax event occurs and is continuing and News America does not elect to either (1) distribute the debentures (see “—Distribution of Debentures”) or (2) redeem the debentures, subject to the conditions set forth above, News Corporation will pay all additional taxes and other expenses of the trust (see “—Expenses of the Trust”), so that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of any additional taxes and other expenses to which the trust has become subject as a result of a tax event.

A “tax event” means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities law practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of:

•	any amendment to, or change, including any announced prospective change, in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the BUCS under the trust declaration, there is more than an insubstantial risk that:

•	the trust is, or within 90 days of the date thereof will be, subject to U.S. federal income tax with respect to income received or accrued on the debentures,

•	interest paid by News America on such debentures is not, or within 90 days of the date thereof will not be, deductible by News America, in whole or in part, for U.S. federal income tax purposes, or

•	the trust is, or within 90 days of the date thereof will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

The trust may not redeem the BUCS in part unless all accrued and unpaid distributions have been paid in full on all outstanding BUCS for all semi-annual distribution periods terminating on or before the redemption date. If fewer than all the outstanding BUCS are to be redeemed, the BUCS to be so redeemed will be selected by DTC, as described below under “—Form, Transfer, Exchange and Book-Entry Procedures.”

Redemption at Our Option

Except as provided under “—Mandatory Redemption”, “—Redemption as a Result of an Obligation to Pay Additional Amounts” and “—Change in Control Permits Repurchase of BUCS at the Option of the Holder” below and “—Tax Event Redemption” above, the trust may not redeem the BUCS before March 20, 2010. On and after March 20, 2010, upon any permitted redemption by News America of the debentures, the BUCS are subject to redemption, in whole or in part, upon not less than 30 days nor more than 60 days notice, at the then adjusted liquidation preference plus accrued and unpaid distributions and any final period distributions. The trust may pay the redemption price in cash, BSkyB ordinary shares or a combination thereof and will inform the holder of its decision in such notice.

The value of BSkyB ordinary shares to be delivered upon redemption will be determined based on the average daily VWAP (appropriately adjusted each day into U.S. dollars based on the 10 a.m. Buying Rate for such currency on such day) of BSkyB ordinary shares on the London Stock Exchange, or the principal stock exchange on which the BSkyB ordinary shares trade, if other than the London Stock Exchange, during the 10 consecutive trading day period immediately prior to the fifth business day preceding the redemption date. If the trust makes a partial redemption, BUCS in an original aggregate liquidation preference of at least US$100 million must remain outstanding.

The trust may not redeem the BUCS in part unless all accrued and unpaid distributions have been paid in full on all outstanding BUCS for all semi-annual distribution periods terminating on or before the redemption date. If fewer than all the outstanding BUCS are to be redeemed, the BUCS to be so redeemed will be selected by DTC as described below under “—Form, Transfer, Exchange and Book-Entry Procedures.”

Redemption at Your Option

Holders of the BUCS may tender BUCS for purchase by us on March 15, 2010, March 15, 2013, or March 15, 2018 for payment of the adjusted liquidation preference of such BUCS plus an amount equal to any accrued and unpaid distributions and any final period distribution (the “redemption purchase price”). News America may elect to pay the redemption purchase price in cash, BSkyB ordinary shares, or News Corporation preferred ADSs, or any combination thereof. Holders may submit their BUCS for redemption to the paying agent at any time from the opening of business that is 20 business days prior to the purchase date until the close of business on the fifth business day prior to the purchase date.

On a date not less than 30 but no more than 60 days prior to each purchase date, we are required to give notice to all holders at their addresses shown in the register of the registrar, and beneficial owners as required by applicable law, stating, among other things, the procedures that holders must follow to require us to purchase their BUCS. We will also state whether we will pay the redemption purchase price of BUCS in cash, BSkyB ordinary shares, News Corporation preferred ADSs or a combination thereof.

The number of BSkyB ordinary shares or News Corporation preferred ADSs deliverable upon redemption shall be equal to the number obtained by dividing the redemption purchase price by the cash redemption market value of such security.

If we elect to pay in BSkyB ordinary shares or News Corporation preferred ADSs, the redemption market value of the BUCS will be the average daily VWAP (appropriately adjusted each day into U.S. dollars based on the 10 a.m. Buying Rate for such currency on such day) of the security in which we elect to pay during the 10 consecutive trading day period, immediately prior to the fifth business day preceding the redemption date. We will pay the redemption market value on the redemption date.

The purchase notice given by each holder electing to require us to purchase BUCS must be given so as to be received by the paying agent no later than the close of business on the fifth business day prior to the purchase date and must state:

•	the certificate numbers of the holder’s BUCS to be delivered for purchase;

•	the portion of the adjusted liquidation preference of the BUCS to be purchased; and

•	that the BUCS are to be purchased by us pursuant to the applicable provisions of the BUCS.

A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent by the close of business on the third business day prior to the purchase date. The notice of withdrawal shall state:

•	the adjusted liquidation preference of the BUCS being withdrawn;

•	the certificate numbers of the BUCS being withdrawn; and

•	the liquidation preference, if any, of the BUCS that remain subject to the purchase notice.

In connection with any purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then apply; and

•	file Schedule TO or any other required schedule under the Exchange Act.

Our obligation to pay the purchase price for a BUCS as to which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the BUCS, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the redemption purchase price for the BUCS to be paid promptly following the later of the purchase date or the time of delivery of the BUCS.

If the paying agent holds money or securities sufficient to pay the redemption purchase price of the BUCS on the purchase date in accordance with the terms of the trust declaration, then, immediately after the purchase date, the BUCS will cease to be outstanding and distributions on such BUCS will cease to accrue, whether or not such BUCS is delivered to the paying agent. After the BUCS ceases to be outstanding, all other rights of the holder shall terminate, other than the right to receive the redemption purchase price upon delivery of the BUCS.

The terms of our then-existing borrowing agreements may limit our ability to purchase BUCS.

We may not purchase any BUCS at the option of holders if an event of default with respect to the BUCS, other than a default in the payment of the redemption purchase price with respect to such BUCS, has occurred and is continuing.

Change in Control Permits Repurchase of BUCS at the Option of the Holder

Within 15 business days after the occurrence of a Change of Control Triggering Event, as herein defined, we will be required to make an offer, or a Change of Control Offer, to purchase all of the BUCS at a purchase price equal to the adjusted liquidation preference of the BUCS and any accrued but unpaid distribution to the date of purchase plus any final period distribution.

We shall commence a Change of Control Offer by mailing a notice to each holder stating:

•	that the Change of Control Offer is being made pursuant to a covenant in the indenture and that all BUCS validly tendered will be accepted for payment;

•	the purchase price and the purchase date (which shall be not less than 30 days nor more than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

•	that any BUCS accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

•	that holders electing to have BUCS purchased pursuant to the Change of Control Offer will be required to surrender the BUCS to the paying agent at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

•	that holders will be entitled to withdraw their tender of BUCS on the terms and conditions set forth in such notice which will allow any holder to withdraw BUCS if they notify the Trustee prior to the Change of Control Payment Date; and

•	that holders who elect to require that only a portion of the BUCS held by them be repurchased by News Corporation will be issued new BUCS equal in the original liquidation preference to the unpurchased portion of the BUCS surrendered. No BUCS will be purchased from any holder who does not tender any BUCS pursuant to the Change of Control Offer.

On the Change of Control Payment Date, we shall (i) accept for payment tendered BUCS or portions thereof pursuant to the Change of Control Offer, (ii) deposit with the paying agent cash in same-day funds sufficient to pay the purchase price of BUCS or portions thereof so accepted and (iii) deliver, or cause to be delivered, to the Trustee BUCS so accepted. The paying agent shall promptly make available to the holders of BUCS so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such holders a new security of the same class equal in principal amount to any unpurchased portion of BUCS surrendered. News Corporation will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date. For purposes of this covenant, the Trustee shall act as the paying agent.

This covenant is intended to allow the holders the option of having their BUCS purchased in the event that members of the Murdoch Family (as herein defined) no longer effectively control News Corporation and a Rating Decline (as herein defined) occurs shortly thereafter.

News Corporation and its subsidiaries will comply with the appropriate provisions of the Exchange Act, including Rule 14e-1, in the event of a Change of Control Offer. The Change of Control purchase feature of the BUCS may in certain circumstances make more difficult or discourage a takeover of News Corporation and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate ordinary shares of News Corporation or to obtain control of News Corporation by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a standard term contained in other offerings of debt securities of other issuers containing features corresponding to the terms of the BUCS.

As of March 31, 2003, News Corporation had outstanding approximately A$13.02 billion (US$8.668 billion) of debt under various senior indentures, which contain change of control provisions similar to those set forth herein. The terms of News Corporation’s Revolving Credit Agreement and certain other outstanding obligations contain change of control provisions that do not require a Rating Decline as a condition to the triggering of obligations with respect to repayment. In the event of the default by News Corporation or the guarantors in the payment of its or their obligations with respect to such other indebtedness (including a default in making required payments upon a change of control or a Change of Control Triggering Event), such default would, to the extent that the aggregate amount of indebtedness outstanding which is declared to be due and payable under such instrument or instruments exceeds US$100 million, constitute an event of default under the BUCS.

Our ability to repurchase the BUCS upon a Change of Control Triggering Event will depend upon the availability of cash sufficient to pay the purchase price and upon the terms of News America and News Corporation’s then existing loan agreements and indentures. If a Change of Control were to occur, there can be no assurance that News Corporation would have funds sufficient to pay the Change of Control purchase price for all of the BUCS that might be delivered by holders seeking to exercise the purchase right. In addition, the Revolving Credit Agreement, to which News America, News Corporation and certain of their affiliates are parties, could restrict the ability of News Corporation to repurchase the BUCS upon a Change of Control. The ability of News Corporation to repurchase the BUCS upon a Change of Control will depend upon the principal amount of the BUCS required to be repurchased, the limitations imposed by the covenants (whether contained in the Revolving Credit Agreement or otherwise) then in effect and, if required, the consent by the banks representing a majority of the outstanding indebtedness under the Revolving Credit Agreement.

“Change of Control” shall mean the occurrence of the following: any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than News Corporation, any subsidiary of News Corporation, any employee benefit plan of either News Corporation or any subsidiary of News Corporation, or the Murdoch Family, becomes the beneficial owner of the greater of (A) 30% or more of the combined voting power of News Corporation’s then outstanding ordinary shares entitled to vote generally for the election of directors, or the Voting Securities; and (B) if the Murdoch Family is the beneficial owner of, or has the right to vote, more than 30% of the Voting Securities, a percentage of Voting Securities greater than the percentage of Voting Securities so owned or voted by the Murdoch Family.

“Change of Control Triggering Event” shall mean a Change of Control and a Rating Decline.

“Investment Grade” is defined as a rating of BBB- or higher by Standard & Poor’s Corporation and its successors, or S&P, or a rating of Baa3 or higher by Moody’s Investor Service, Inc. and its successors, or Moody’s, or the equivalent of such ratings.

“Murdoch Family” shall mean K. Rupert Murdoch, his wife, parents, children, or brothers or sisters or children of brothers or sisters, or grandchildren, grand nieces and grand nephews and other members of his immediate family or any trust or any other entity directly or indirectly controlled by one or more of the members of the Murdoch Family described above, or the “controlled entities”. A trust shall be deemed controlled by the Murdoch Family if the majority of the trustees are members of the Murdoch Family or can be removed or replaced by any one or more members of the Murdoch Family or the controlled entities.

“Rating Agencies” is defined as (i) S&P and (ii) Moody’s or (iii) if S&P or Moody’s or both shall not make a rating of the BUCS publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by News Corporation, which shall be substituted for S&P or Moody’s or both, as the case may be, so that there shall always be two nationally recognized securities rating agencies rating the BUCS.

“Rating Category” is defined as (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the BUCS has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” is defined as the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the intention by News Corporation to effect a Change of Control.

“Rating Decline” is defined as the occurrence of the following on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by News Corporation to effect a Change of Control (which period shall be extended so long as the rating of the BUCS is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), (a) in the event the BUCS are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the BUCS shall be reduced so that the BUCS are rated below Investment Grade by both Rating Agencies, or (b) in the event the BUCS are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the BUCS by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

Mandatory Redemption

Upon repayment of the debentures at maturity or as a result of the acceleration of the debentures upon the occurrence of an indenture event of default described below under “Description of the Debentures—Indenture Events of Default,” the trust shall use the cash it receives to redeem BUCS having an aggregate adjusted liquidation preference equal to the aggregate adjusted principal amount of the debentures so repaid plus an amount equal to any accrued and unpaid distributions on the BUCS. In the case of acceleration of the debentures, the trust will redeem the BUCS only after it actually receives repayment of the debentures.

Redemption as a Result of an Obligation to Pay Additional Amounts

News America may redeem the debentures, at its option, for cash, in whole but not in part, at any time, upon not less than 30 nor more than 60 days notice given in the manner described in the indenture (which notice shall be irrevocable), at a price equal to 100% of the adjusted principal amount of the debentures to be redeemed plus an amount equal to any accrued and unpaid interest payments to the redemption date and any final period interest payment thereon, if (i) News America is financially unable to fulfill its obligations under the indenture and a guarantor is required to make payments on the debentures pursuant to its guarantee, (ii) a guarantor that is not a U.S. resident has or will become obligated to pay the amounts described under “Certain United States Federal Tax Considerations—Additional Amounts” and (iii) such obligation cannot be avoided by the guarantor taking reasonable measures (including News Corporation causing any other guarantor to make payments pursuant to the guarantee) that require no material cost to News Corporation or any other guarantor. See “Certain United States Federal Tax Considerations—Additional Amounts.”

Promptly following any such redemption of the debentures, the trust will redeem the BUCS having an adjusted liquidation preference equal to the aggregate adjusted principal amount of the debentures redeemed at a redemption price equal to the adjusted liquidation preference of such BUCS plus an amount equal to any accrued and unpaid distributions to the redemption date and any final period distribution thereon. The common securities will be redeemed on a proportionate basis with the BUCS.

Redemption Procedures

The property trustee will give holders of BUCS at least 30, but not more than 60, days notice of any redemption of BUCS, including any redemption at your option following a Change of Control Triggering Event, which notice will be irrevocable.

If the property trustee gives a notice of redemption of the BUCS, then by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with DTC or the exchange agent, as the case may be, funds sufficient to pay the applicable redemption price for the BUCS to be redeemed to the extent News Corporation has paid the property trustee a sufficient amount of cash in connection with the related redemption or repayment of the debentures. The property trustee will also give DTC or the exchange agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such BUCS. See “—Form, Transfer, Exchange and Book-Entry Procedures.” If such BUCS are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent, as described under “—Payment and Paying Agency” below, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such BUCS. In the case of a redemption at the election of a holder following a Change of Control Triggering Event, such holder shall give the trust and News Corporation notice of such election within five business days prior to the redemption date set by News Corporation. Such redemption notice shall state in the case of BUCS in certificated form, the certificate numbers of the holder’s BUCS to be delivered for redemption. Any such redemption notice may be withdrawn by a holder by a written notice of withdrawal delivered to the trust and News Corporation prior to the close of business on the third business day prior to the redemption date. The notice of withdrawal shall state:

•	the number of BUCS being withdrawn;

•	in the case of BUCS in certificated form, the certificate numbers;

•	numbers of the BUCS being withdrawn; and

•	the number of the holder’s BUCS, if any, that remains subject to the redemption notice.

If a notice of redemption shall have been given by News Corporation and the trust, and, in the case of a redemption following a Change of Control Triggering Event, by the holders of BUCS, and funds deposited as required, then, upon the date of such deposit, immediately before the close of business on the date of such deposit, distributions will cease to accrue on the BUCS called for redemption, such BUCS shall no longer be deemed to be outstanding and all rights of the holders of such BUCS so called for redemption will cease, except the right of the holders of such BUCS to receive the redemption purchase price, but without interest on such redemption purchase price.

If payment of the redemption purchase price in respect of BUCS being redeemed is improperly withheld or refused and not paid either by the trust or by News Corporation pursuant to the BUCS guarantee as described under “Description of the BUCS Guarantee,” distributions on such BUCS will continue to accrue at the then applicable rate, from the redemption date originally established by the trust to the date such redemption purchase price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption purchase price.

Subject to applicable law including, without limitation, U.S. federal securities law, News Corporation or its subsidiaries may at any time and from time to time purchase outstanding BUCS by tender, in the open market or by private agreement. Payment of the redemption purchase price on the BUCS and any distribution of debentures to holders of BUCS shall be made to the applicable record holders thereof as they appear on the register for such BUCS on the relevant record date, which shall be the fifteenth day (whether or not a business day) before the redemption date or liquidation date, as applicable.

If the trust redeems less than all of the trust securities on a redemption date, other than a redemption date relating to a redemption following a Change of Control Triggering Event, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated proportionately among the BUCS and the common securities. The property trustee shall select the particular BUCS to be redeemed not more than 45 days before the redemption date from the outstanding BUCS not previously called for redemption, by lot or by such method as the property trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the adjusted liquidation preference of the BUCS. The property trustee shall promptly notify the exchange agent in writing of the BUCS selected for redemption and, in the case of any BUCS selected for partial redemption, the adjusted liquidation preference thereof to be redeemed; it being understood that, in the case of BUCS held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the trust declaration, unless the context otherwise requires, all provisions relating to the redemption of BUCS shall relate, in the case of any

BUCS redeemed or to be redeemed only in part, to the portion of the aggregate adjusted liquidation preference of BUCS that has been or is to be redeemed.

Changes to the Reference Shares

As of the date of this prospectus, BSkyB is the reference company and one ordinary share of BSkyB represents one reference share. The reference company may change over the 20-year term of the debentures underlying the BUCS, or there may be one or more additional reference companies. A change in, or the addition of, a reference company will result in a change in, or the addition to, the reference shares attributable to the debentures and the BUCS. One reference share may, over time, consist of a basket of reference shares.

The initial reference shares attributable to each BUCS are 77.09 ordinary shares of BSkyB.

The reference shares attributable to each debenture and BUCS will be affected by the following events, in the manner described below:

Dividends and Distributions.    If a reference company makes a dividend or distribution on its reference shares consisting of additional reference shares of the same class, then the number of reference shares attributable to each debenture and BUCS will equal the sum of:

•	the number of reference shares attributable to each debenture and BUCS immediately prior to the dividend or distribution; and

•	the number of additional references shares that a holder of the number of reference shares attributable to each debenture and BUCS receives as a result of the dividend or distribution.

If a reference company makes a distribution on its reference shares consisting of publicly traded common equity securities of another class of that reference company or of another issuer, then the reference shares attributable to each debenture and BUCS will consist of the following:

•	the number of reference shares attributable to each debenture and BUCS immediately prior to the distribution; and

•	the number and type of new common equity securities that a holder of the number of reference shares attributable to each debenture and BUCS receives as a result of the distribution.

Any change in the reference shares attributable to a debenture and BUCS that results from a dividend or distribution by a reference company will be deemed to have occurred on the date the dividend or distribution is made by the reference company.

Combinations, Subdivisions and Reclassifications.    If a reference company combines or subdivides its reference shares or issues by reclassification of its reference shares any shares of any other class of its publicly traded common equity securities (including any reclassification that is effected in connection with a merger in which the reference company is the continuing corporation), the reference shares will be adjusted so that the reference shares attributable to each debenture and BUCS will become the number and kind of reference shares that a holder of the reference shares attributable to each debenture and BUCS immediately prior to the combination, subdivision or reclassification owns immediately following that action.

Any change in the reference shares attributable to a debenture and BUCS that results from a combination, split or reclassification by a reference company will be deemed to have occurred immediately after the effective date of the combination, subdivision or reclassification.

Mergers and Consolidations.    If a reference company merges, consolidates or enters into any similar arrangement with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares attributable to each debenture and BUCS will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares attributable to each debenture and BUCS immediately prior to the merger, consolidation or other similar arrangement owns immediately following the merger, consolidation or other similar arrangement. To the extent the consideration received by the holders of reference shares in a merger, consolidation or other similar arrangement consists of cash or assets other than publicly traded common equity securities, the cash and assets so received will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by News America. See “—Additional Distributions” above.

If an election is offered to holders of reference shares as to the form of consideration they may receive in any merger, consolidation or other similar arrangement, such election shall be deemed a reference share offer and treated in the manner described under “—Tender or Exchange Offer; Elections” below. Any change in the reference shares attributable to a debenture and BUCS that results from a merger, consolidation or other similar arrangement will be deemed to have occurred immediately after the effective date of the merger, consolidation or other similar arrangement.

Statutory Share Exchange.    If a reference company participates in a statutory share exchange with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares attributable to each debenture and BUCS will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares attributable to each debenture and BUCS immediately prior to the share exchange owns immediately following the share exchange. To the extent the consideration received by the holders of reference shares in a share exchange consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by News Corporation. See “—Additional Distributions” above.

If an election is offered to holders of reference shares as to the form of consideration they may receive in any statutory exchange, such election shall be deemed a reference share offer and treated in the manner described under “—Tender or Exchange Offer; Elections” below.

Any change in the reference shares attributable to a debenture and BUCS that results from a share exchange will be deemed to have occurred immediately after the effective date of the share exchange.

Liquidation or Dissolution.    If a reference company liquidates or dissolves, the reference shares will be adjusted so that the reference shares attributable to each debenture and BUCS will become the number and kind of publicly traded common equity securities, if any, that a holder of the number of reference shares attributable to each debenture and BUCS immediately prior to the liquidation or dissolution owns immediately thereafter. To the extent the consideration received by the holders of reference shares in a liquidation or dissolution consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company, and shall be the subject of an additional distribution by News Corporation. See “—Additional Distributions” above.

Any change in the reference shares attributable to a debenture and BUCS that results from the liquidation or dissolution of a reference company will be deemed to have occurred immediately after the effective date of the liquidation or dissolution.

Tender or Exchange Offer; Elections.    The reference shares will be adjusted in the event of any tender or exchange offer for 30% or more of the outstanding reference shares of any reference company. In the event of such a tender offer, or any consolidation, merger or statutory share exchange involving a reference company in which an election is given to holders of reference shares as to the consideration to be received in the transaction, a reference share offer shall be deemed to have been made.

If a reference share offer is made, we will make a reference share offer adjustment. This means the reference shares attributable to each debenture and BUCS will include, immediately after the closing of the reference share offer, the portion of the average transaction consideration that consists of publicly traded common equity securities. In addition, this means reducing the reference shares attributable to each debenture and BUCS immediately prior to the closing of such reference share offer by the reference share proportionate reduction.

The term “average transaction consideration” means, as to each reference share subject to the reference share offer, the quotient derived by dividing (1) the aggregate amount of consideration actually distributed or paid to all holders of reference shares that participated in the reference share offer, by (2) the total number of reference shares outstanding immediately prior to the closing of the reference share offer and entitled to participate in that reference share offer.

The term “reference share proportionate reduction” means a proportionate reduction in the number of reference shares attributable to each debenture that are the subject of the reference share offer, calculated in accordance with the following formula:

R = X/N

where:

R	=	the fraction by which the number of reference shares that are the subject of the reference share offer and attributable to each debenture will be reduced.

X	=	the aggregate number of such reference shares that are surrendered and accepted in the reference share offer.

N	=	the aggregate number of reference shares, which are the subject of the reference share offer, outstanding immediately prior to the closing of the reference share offer.

Any portion of the average transaction consideration that does not consist of publicly traded common equity securities will be treated as though it were part of an extraordinary distribution by the reference company, and shall be the object of an additional distribution by News America . See “—Additional Distributions” above.

Any change in the reference shares attributable to a debenture and BUCS that results from a reference share offer will be deemed to have occurred immediately after the closing of the tender or exchange offer or the effective date of the merger, consolidation or statutory share exchange involving an election, as the case may be.

If following any merger, consolidation, liquidation, dissolution, exchange offer or tender offer no reference shares were to remain outstanding, the maturity of the debentures would not be accelerated and the debentures would continue to remain outstanding until the stated maturity date, unless the BUCS were earlier redeemed by us. At the stated maturity or upon redemption, holders of the BUCS would only be entitled to receive the adjusted principal amount of the debentures, plus any accrued but unpaid interest and any final period distribution.

Distribution of Debentures

At any time, News Corporation has the right to dissolve the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the debentures to be distributed to the holders of the BUCS and common securities in liquidation of the trust. Circumstances under which News Corporation may determine to exercise such right could include:

•	the occurrence of a tax event (see “—Tax Event Redemption”);

•	adverse tax consequences to News Corporation or the trust that are not within the definition of a tax event because they do not result from an amendment or change described in such definition; or

•	changes in the accounting requirements applicable to the BUCS.

Under current U.S. federal income tax law and interpretations and assuming, as expected, that the trust is treated as a grantor and not as an association taxable as a corporation for U.S. federal income tax purposes, a distribution of the debentures should not be a taxable event to the trust and holders of the BUCS. After the liquidation date fixed for any distribution of the debentures:

•	the BUCS will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of such BUCS, will receive a global certificate or certificates representing the debentures to be delivered upon such distribution; and

•	any certificates representing such BUCS not held by DTC or its nominee will be deemed to represent the debentures having an adjusted principal amount equal to the adjusted liquidation preference of such BUCS, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such BUCS until such certificates are presented to the property trustee for transfer or reissuance.

For a description of DTC and the terms of the depository arrangements, see “—Form, Transfer, Exchange and Book-Entry Procedures” and “—Certain Book-Entry Procedures for Global Certificates” below.

Liquidation Distribution Upon Dissolution

In the event of any voluntary or involuntary liquidation, termination, dissolution or winding up of the trust, any of which we refer to as a liquidation, the holders of the BUCS at that time will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors as provided by applicable law, distributions in an amount equal to the aggregate of the adjusted liquidation preference per BUCS plus accrued and unpaid distributions and any final period distribution thereon to the date of payment, unless, in connection with the liquidation, debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such trust securities have been distributed on a proportionate basis to the holders of trust securities in exchange for such trust securities. See ”—Distribution of Debentures.”

If, upon any liquidation, the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay it in full, then the trust will pay the amounts on a proportionate basis. The holder(s) of the common securities will be entitled to receive liquidation distributions upon any such liquidation on a proportionate basis with the holders of the BUCS, except that if an indenture event of default has occurred and is continuing, the BUCS shall have a priority over the common securities in those liquidation distributions. See “—Subordination of Common Securities” below.

Pursuant to the trust declaration, the trust shall automatically dissolve upon expiration of its term on March 15, 2024, and shall also dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of News America or News Corporation;

•	written direction by News Corporation, as depositor, to the property trustee to dissolve the trust (which direction is optional and wholly within the discretion of News Corporation, as the depositor) and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to distribute the debentures to the holders of the trust securities;

•	the redemption or exchange of all of the BUCS and common securities; and

•	the entry of a decree of judicial dissolution of the trust.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the BUCS and common securities of the trust shall be made on a proportionate basis based on the liquidation amount of such trust securities; provided, however, that if on any distribution date or redemption date a trust declaration event of default, as described below, shall have occurred and be continuing:

•	no payment of any distribution on, or redemption purchase price of, any of the common securities of the trust, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding BUCS for all distribution periods ending on or before such distribution date or redemption date, or in the case of payment of the redemption purchase price the full amount of such redemption purchase price on all of the outstanding BUCS then called for redemption, shall have been made or provided for; and

•	all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption purchase price of, the BUCS then due and payable.

In the case of any trust declaration event of default, News America, as holder of the common securities, will be deemed to have waived any right to act with respect to any such trust declaration event of default until all such trust declaration events of default with respect to the BUCS have been cured, waived or otherwise eliminated. Until all such trust declaration events of default with respect to the BUCS have been cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the BUCS and not on behalf of News America as holder of the common securities, and only the holders of the BUCS will have the right to direct the property trustee to act on their behalf.

Trust Declaration Events of Default

An event of default under the indenture, which we refer to as an indenture event of default, constitutes an event of default under the trust declaration with respect to the trust securities whatever the reason for such indenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. Any event of default under the trust declaration is referred to in this prospectus as a trust declaration event of default.

Within ten days after the occurrence of any trust declaration event of default actually known to the property trustee, the property trustee shall transmit notice of such trust declaration event of default to the holders of the BUCS, the administrative trustees, and News Corporation, as depositor, unless such trust declaration event of default shall have been cured or waived. News Corporation, as depositor, and the administrative trustees, on behalf of the trust, are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust declaration. If a trust declaration event of default has occurred and is continuing, the BUCS shall have preference over the common securities upon termination of the trust as described above. See “—Subordination of Common Securities.” The existence of a trust declaration event of default does not entitle the holders of BUCS to accelerate the mandatory redemption of the BUCS.

Enforcement of Certain Rights by Holders of BUCS

If a trust declaration event of default has occurred and is continuing, then a holder of the BUCS will rely on the property trustee to enforce its rights as a holder of the debentures against News America and the guarantors. In addition, the holders of a majority in aggregate original liquidation preference of the BUCS will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. No holder of BUCS may institute any action directly against News America and the guarantors under the indenture unless:

•	such holder previously shall have given the property trustee written notice of default and continuance thereof;

•	the holders of not less than 25% of the aggregate adjusted liquidation preference of the BUCS then outstanding shall have requested the property trustee to institute such action and shall have offered the property trustee reasonable indemnification; and

•	the property trustee shall not have instituted such action within 90 days of such request.

Notwithstanding the foregoing, if a trust declaration event of default has occurred and is continuing and such event is attributable to the failure of News America and the guarantors to make any interest, principal, redemption, purchase price, change in control purchase price or other payment on the debentures on the date such amount is otherwise payable, then a holder of BUCS may sue News America and the guarantors directly to collect its proportionate share of payments owed, without first:

•	directing the property trustee to enforce the terms of the debentures;

•	instituting a legal proceeding against News America and the guarantors to enforce the property trustee’s rights under the debentures; or

•	instituting a legal proceeding against the property trustee or any other person or entity.

News America and the guarantors will be able to set off any payment made to a holder of BUCS against its obligation to make a corresponding payment of principal or interest, as the case may be, on the debentures.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust declaration, provided such corporation shall be otherwise qualified and eligible.

Expenses of the Trust

Pursuant to the trust declaration, News America will pay all of the costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust securities the amounts due such holders pursuant to the terms of the trust securities. Such costs, expenses and liabilities shall include any taxes to which the trust may become subject, whether as a result of a tax event or otherwise, other than withholding taxes.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

The trust may, at the request of News America, with the consent of the administrative trustees and without the consent of the property trustee, the Delaware trustee or the holders of the BUCS, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided that:

•	such successor entity either:

(A)	expressly assumes all of the obligations of the trust with respect to the trust securities or

(B)	substitutes for the BUCS other securities having substantially the same terms as the BUCS so long as the successor securities rank the same as the BUCS with respect to distributions and payments upon liquidation, redemption and otherwise;

•	News America expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the BUCS (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the BUCS including any successor securities in any material respect; such successor entity has a purpose identical to that of the trust;

•	before the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, News Corporation has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(A)	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the BUCS (including any successor securities) in any material respect (other than with respect to any dilution of the holders’ interest in the new entity); and

(B)	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	News America or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the BUCS guarantee.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Registration Rights

News Corporation, News America and the trust have entered into a registration rights agreement with the initial purchasers of the BUCS. Under the registration rights agreement, we agreed to:

•	file, on or before July 19, 2003, a shelf registration statement with the Commission on the appropriate form under the Securities Act to cover resales of the BUCS, the BUCS guarantee and sales of the debentures and guarantees thereon, which we refer to collectively as the registrable securities; and

•	use our reasonable best efforts to cause that registration statement to be declared effective on or before September 17, 2003.

News Corporation, News America and the trust have also agreed to use their reasonable best efforts to cause a shelf registration statement with respect to the resale of the BUCS and the BUCS guarantee, the debentures and the guarantees thereon to remain effective, subject to some exceptions, until the earlier of:

•	two years following the later of (i) the original issue date of the BUCS or (ii) the issue date of the BUCS issued on the exercise of the initial purchasers’ option to purchase additional BUCS; and

•	the date on which all the registrable securities covered by that registration statement have been sold under that registration statement.

News Corporation will use its reasonable best efforts to cause BSkyB to use its reasonable best efforts to register under the Securities Act on or before April 2, 2004 any securities of BSkyB that may be delivered upon exchange or redemption of the BUCS or debentures. News Corporation will also be required to use its reasonable best efforts to cause BSkyB to use its reasonable best efforts to cause the shelf registration statement to remain effective with respect to the BSkyB securities deliverable upon exchange or redemption of the BUCS and debentures.

News Corporation, News America and the trust cannot assure you that they will be able to keep effective a registration statement for the required periods.

Holders of BUCS will be required to deliver certain information to be used in connection with the shelf registration statement within the time periods indicated in the registration rights agreement in order to use the shelf registration statement for resales.

If (i) any registration statement is not filed with the Commission or declared effective under the Securities Act within the time periods set forth above, or (ii) any such registration statement ceases to be effective for at least 31 consecutive days or at least 91 days in a twelve-month period, News America and the trust will pay as liquidated damages with respect to the original liquidation preference of the BUCS an additional distribution rate of:

•	0.25% per year;

•	an additional 0.25% per year if such default continues for more than 90 days (beginning on the 91st day of such default);

•	an additional 0.50% per year if such default continues for more than 180 days (beginning on the 181st day of such default); and

•	an additional 0.50% per year if such default continues for more than 270 days (beginning on the 271st day of such default).

provided, however, that at no time shall such amounts payable exceed 1.50% per year.

These liquidated damages will cease to accrue on the day such registration default is cured. Neither the trust nor News America shall be required to pay any such liquidated damages if the securities required to be registered become freely tradable under applicable securities laws other than pursuant to such registration statement. If, after the cure of all registration defaults then in effect, there is a subsequent registration default, the additional distribution rate for that subsequent registration default will initially be 0.25%. An amount equal to all accrued additional distributions will be payable to the holders entitled to those distributions, in the manner provided for the payment of distributions in the trust declaration.

This is a summary of some important provisions of the registration rights agreement. This summary is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. You may request a copy of the registration rights agreement by contacting News Corporation as set forth in “—Additional Information” below.

Voting Rights

Except as provided below and under “Description of the BUCS Guarantee—Amendments and Assignment” and as otherwise required by law and the trust declaration, the holders of the BUCS have no voting rights.

The holders of a majority in original aggregate liquidation preference of BUCS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee and to direct the exercise of any trust or power conferred upon the property trustee under the trust declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures. So long as any debentures are held by the property trustee, the trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or executing any trust or power conferred on the indenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the debentures shall be due and payable; or

•	consent to any amendment, modification or termination of the indenture or the debentures where such consent shall be required;

without, in each case, obtaining the prior approval of the holders of a majority in original aggregate liquidation preference of all outstanding BUCS, which consent, if no trust declaration event of default shall occur and be continuing, shall be of the holders of a majority in aggregate original liquidation preference of BUCS and common securities, voting together as a single class, except in the case of the last bullet point. If, in the case of the last bullet, the amendment or modification relates to the subordination of the debentures and adversely affects the rights of holders of debentures, the required level of consent shall be two-thirds in aggregate original liquidation preference of the BUCS then outstanding.

However, where a consent under the indenture would require the consent of each holder of debentures affected thereby, no such consent shall be given by the property trustee without the prior written consent of each holder of the BUCS. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the BUCS except by subsequent vote of the holders of the BUCS. The property trustee shall notify each holder of record of the BUCS of any notice of default with respect to the debentures.

A waiver of an indenture event of default will constitute a waiver of the corresponding trust declaration event of default.

Any required approval or direction of holders of BUCS may be given at a separate meeting of holders of BUCS convened for such purpose, at a meeting of all of the holders of the trust securities or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of BUCS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of BUCS in the manner set forth in the trust declaration. No vote or consent of the holders of BUCS is required for the trust to redeem and cancel the BUCS in accordance with the trust declaration.

Notwithstanding that holders of BUCS are entitled to vote or consent under any of the circumstances described above, any of the BUCS that are owned at such time by News Corporation, any affiliate of News Corporation, the trustees or any affiliate of any trustee shall, for purposes of such vote or consent, be treated as if such BUCS were not outstanding.

The procedures by which holders of BUCS may exercise their voting rights are described below. See “—Form, Transfer, Exchange and Book-Entry Procedures.” Holders of the BUCS have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by News Corporation, as the direct or indirect holder of all the common securities.

Amendment of the Trust Declaration

News America and the trustees may amend the trust declaration from time to time, without the consent of the holders of the BUCS:

•	to cure any ambiguity or correct or supplement any provisions in the trust declaration that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the trust declaration that are not inconsistent with the other provisions of the trust declaration, in each case so long as such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

•	to modify, eliminate or add to any provision of the trust declaration to such extent as shall be necessary to ensure that the trust will be classified for U.S. federal income tax purposes as a grantor trust or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act; or

•	to maintain the qualification of the trust declaration under the Trust Indenture Act. Any amendments of the trust declaration shall become effective when notice thereof is given to the holders of the trust securities.

In addition, News America and the trustees may amend the trust declaration upon:

•	the consent of holders representing not less than a majority (based upon original liquidation preferences) of the outstanding BUCS and common securities, acting as a single class, unless such amendment would adversely affect only the BUCS or only the common securities in which case only the affected class would be entitled to vote; and

•	receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from the status of an “investment company” under the Investment Company Act;

provided, however, that News America and the trustees may not amend the trust declaration without the consent of each holder of trust securities if such amendment will change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities, or restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment. If any proposed amendment of the trust declaration provides for, or the trustees otherwise propose to effect, the dissolution, winding-up or termination of the trust, other than pursuant to the terms of the trust declaration, then the holders of the then outstanding BUCS, as a class, are entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation preference of the BUCS.

Payment and Paying Agency

The trust will make all payments in respect of the BUCS to DTC or its nominee, as the registered owner of the global certificates representing the BUCS. It is expected that DTC will then make payments to its participants by crediting the relevant accounts at DTC on the applicable distribution dates.

If the BUCS are not held by DTC, the paying agent shall make all payments in respect of the BUCS by check mailed to the address of the holder entitled thereto as such address shall appear on the security register (as such term is defined in the trust declaration). The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and News Corporation. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the property trustee and News America. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and News Corporation) to act as paying agent.

Governing Law

The trust declaration and the BUCS are governed by, and are to be construed in accordance with, the laws of the State of Delaware.

Form, Transfer, Exchange and Book-Entry Procedures

The BUCS were issued in the form of certificates in registered, global form, which we refer to as the global certificate. Each global certificate was deposited upon issuance with the property trustee as custodian for DTC, in New York, New York and registered in the name Cede & Co., a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global certificate are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Except as set forth below, the global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global certificate may not be exchanged for BUCS in certificated form except in the limited circumstances described below under “—Exchanges of Book-Entry Certificates for Certificated BUCS.”

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Investors who purchase BUCS in offshore transactions in reliance on Regulation S under the Securities Act may hold their interests in the global certificate directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, and Clearstream Banking, société anonyme, which we refer to as Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in the global certificate on behalf of their participants through their respective depositories, which in turn will hold such interests in the global certificate in the depositories’ names on the books of DTC.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global certificate from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit or any interests in the global certificate settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in the global certificate by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Exchanges of Book-Entry Certificates for Certificated BUCS

A beneficial interest in a global certificate may not be exchanged for a certificated BUCS unless:

•	DTC notifies the trust and News Corporation that it is unwilling or unable to continue as depository for the global certificate or has ceased to be a clearing agency registered under the Exchange Act and in either case the trust and News Corporation fail to appoint a successor depository within 90 days;

•	News Corporation, at its option, notifies the property trustee in writing that it elects to cause the issuance of the BUCS in certificated form; or

•	there shall have occurred and be continuing a trust declaration event of default and the holders of a majority in original liquidation preference of the outstanding BUCS determine that the global certificate will be exchangeable for certificated BUCS.

In all cases, certificated BUCS delivered in exchange for any global certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). In addition, such certificates will bear the legend referred to under “Notice to Investors” (unless News Corporation and the trust determine otherwise in accordance with applicable law) subject, with respect to such BUCS, to the provisions of such legend.

Certain Book-Entry Procedures for Global Certificates

The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. Neither the trust nor News Corporation takes responsibility for these operations and procedures, and they urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised the trust and News Corporation as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (which we refer to as indirect participants).

DTC has advised the trust and News Corporation that its current practice, upon the issuance of the global certificate, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global certificate to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants, including the depositaries for Euroclear and Clearstream) and the records of participants and indirect participants (with respect to interests of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a global certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the BUCS represented by such global certificate for all purposes under the trust declaration and the BUCS. Except in the limited circumstances described above, owners of beneficial interests in a global certificate will not be entitled to have any portions of such global certificate registered in their names, will not receive or be entitled to receive physical delivery of BUCS in definitive form and will not be considered the owners or holders of the global certificate (or any BUCS represented thereby) under the trust declaration or the BUCS.

Investors may hold their interests in the global certificate directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system. Payments of distributions on the global certificates will be made to DTC or its nominee as the registered owner thereof. None of the trust, News Corporation, the property trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The trust and News Corporation expect that DTC or its nominee, upon receipt of any payment of distributions in respect of a global certificate representing any BUCS held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global certificate for such BUCS as shown on the records of DTC or its nominee. The trust and News Corporation also expect that payments by participants to owners of beneficial interests in such global certificate held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Interests in the global certificates will trade in DTC’s settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the trust and News Corporation that it will take any action permitted to be taken by a holder of certificates, including the presentation of BUCS for exchange as described below and the exchange of the BUCS, only at the direction of one or more participants to whose account with DTC interests in the global certificates are credited and only in respect of such portion of the aggregate liquidation preference of the BUCS as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the trust, News Corporation, the property trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the global certificates.

Redemption notices shall be sent to DTC or its nominee as the registered holder of the BUCS. If less than all of the BUCS are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant to be redeemed.

Although voting with respect to the BUCS is limited to the holders of record of the BUCS, in those instances in which a vote is required, neither DTC nor its nominee will itself consent or vote with respect to BUCS. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns DTC’s or its nominee’s consenting or voting rights to those participants to whose accounts such BUCS are credited on the record date and identified in a listing attached to the omnibus proxy.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the BUCS and the voting rights of participants, indirect participants and beneficial owners of BUCS will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. News Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository).

Transfer Agent, Registrar and Paying, Conversion and Exchange Agent

The Bank of New York is the transfer agent, registrar and paying, and exchange agent for the BUCS. The address of The Bank of New York is 101 Barclay, New York, N.Y. 10286.

Registration of transfers or exchanges of BUCS will be effected by or on behalf of the trust without charge, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust is not required to register or cause to be registered the transfer of the BUCS during a period beginning 15 days before any selection of redemption of BUCS and ending on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of BUCS to be redeemed, or to register or cause to be registered the BUCS so selected for redemption after such BUCS have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust declaration event of default, undertakes to perform only such duties as are specifically set forth in the trust declaration. During the occurrence and continuance of a trust declaration event of default, the property trustee undertakes to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust declaration at the request of any holder of BUCS unless it is offered reasonable indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

If no trust declaration event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust declaration or is unsure of the application of any provision of the trust declaration, and the matter is not one on which holders of BUCS are entitled under the trust declaration to vote, then the property trustee shall take such action as is directed by News Corporation and, if not so directed, shall take such action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

News Corporation and certain of its subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the property trustee in the ordinary course of their businesses.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. federal income tax purposes and so that the debentures will be treated as indebtedness of News Corporation for all U.S. federal, state and local tax purposes. In this connection, News Corporation and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust declaration, that News Corporation and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the BUCS.

Holders of the BUCS have no preemptive or similar rights.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Agreement By Purchasers of Certain Tax Treatment

Each purchaser of BUCS, by acceptance of a beneficial interest in the BUCS, agrees to treat the debentures as indebtedness for all United States federal, state and local tax purposes.

DESCRIPTION OF THE DEBENTURES

The debentures have been issued pursuant to an indenture, dated as of March 21, 2003, among News Corporation, News America, the Guarantors and The Bank of New York, as Trustee, as amended by a First Supplemental Indenture, dated as of June 27, 2003. This description summarizes the material terms and provisions of the debentures and the indenture and is subject to, and is qualified in its entirety by reference to, the indenture. Whenever particular defined terms of the indenture are referred to herein, such defined terms are incorporated by reference herein. Copies of the indenture and the form of debenture are available as set forth under “Description of the BUCS—Additional Information” above.

As used in this Description of the Debentures, references to “News Corporation” do not include any current or future subsidiary of News Corporation.

General

The debentures are unsecured and are intended to rank equal in right of payment to all existing and future senior unsecured indebtedness of News America. The debentures are effectively subordinated to all secured indebtedness of News America. The debentures will mature on March 15, 2023. The debentures have been issued in the aggregate original principal amount of US$1,672,677,000 such amount being the sum of the aggregate stated liquidation preference of the BUCS and capital contributed by News America to purchase the common securities. The indenture does not limit the incurrence or issuance of other indebtedness of News America, whether under the indenture relating to the debentures or any existing or other indenture that News America may enter into in the future or otherwise. Unless the trust is dissolved and the debentures distributed to holders of trust securities, the property trustee will continue to hold legal title to the debentures for the benefit of the holders of the BUCS and common securities.

Interest

The debentures bear interest at the annual rate of 0.75%, payable in arrears on March 15 and September 15 of each year, commencing on September 15, 2003, to the persons in whose name debentures are registered at the close of business on the immediately preceding March 1 and September 1, subject to certain exceptions. As long as the BUCS remain in book-entry form, the record date for the debentures shall be the corresponding record date for the BUCS. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such month. If any date on which interest is payable on the debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay.

Guarantees

The debentures are unconditionally guaranteed by News Corporation and certain of its subsidiaries. See “The Subsidiary Guarantors.” The guarantees are intended to rank equal in right of payment with News Corporation’s and the other guarantors obligations under the Revolving Credit Agreement and their obligations under the various senior public debt instruments issued by News America, News Corporation or the other guarantors.

Upon (i) the sale or disposition (by merger or otherwise) of a subsidiary guarantor to an entity which is not a restricted subsidiary of News Corporation, or (ii)(A) the payment in full of the obligations under the Revolving Credit Agreement guaranteed by such subsidiary guarantor, to the extent that such subsidiary guarantor is a guarantor thereunder, and the termination of the commitments of the lenders under the Revolving Credit Agreement and (B) News Corporation directing that such subsidiary guarantor be released from the guarantee, or (iii)(A) the release of such subsidiary guarantor from its obligations under the Revolving Credit Agreement in accordance with the terms thereof and (B) News Corporation directing that such subsidiary guarantor be released from the guarantee, such subsidiary guarantor shall be deemed released from all obligations under the guarantee without any further action required on the part of the Trustee or any holder of debentures. Any subsidiary guarantor not so released remains liable for the full amount of principal of, and premium, if any, and interest on, the debentures, as provided in the guarantee. The trustee shall make available for delivery an appropriate instrument evidencing such release upon receipt of a request of News America accompanied by an officer’s certificate certifying as to the compliance with the indenture and, in the event of the release of a subsidiary guarantor in accordance with the terms of (ii) above, an opinion of counsel.

Exchange of the Debentures

The debentures are exchangeable into the exchange market value of the reference shares attributable to the debentures at the option of the holders of debentures at any time after April 2, 2004 but before the close of business on March 15, 2023 (or, in the case of debentures called for redemption, before the close of business on the business day before the redemption date). The reference shares initially consist of 77.09 BSkyB ordinary shares for each debenture. See “Description of the BUCS—Exchange Rights.”

The trust has agreed not to exchange the debentures held by it except pursuant to a notice of exchange delivered to the exchange agent by a holder of the BUCS. Upon surrender of BUCS to the exchange agent for exchange, the trust will distribute debentures to the exchange agent on behalf of the holder of the BUCS so exchanged, whereupon the exchange agent will offer such debentures for exchange to the designated financial institution. If such designated financial institution elects not to exchange the debentures for reference shares, then News America shall exchange such debentures. See “Description of the BUCS—Exchange Rights.” Any such exchange in accordance with the indenture will be deemed to discharge News America’s obligations under the debentures, including the obligation of News America to pay the adjusted principal amount of the debentures so exchanged, and the accrued and unpaid interest thereon, including any final distribution, attributable to the period from the last date to which interest has been paid or duly provided for.

If a debenture is surrendered for exchange after the close of business on any regular record date for payment of interest and before the opening of business on the corresponding interest payment date, then, notwithstanding such exchange, the interest payable on such interest payment date will be paid in cash to the person in whose name the debenture is registered at the close of business on such record date, and, other than a debenture or a portion of a debenture called for redemption on a redemption date occurring after such record date and before such interest payment date, when so surrendered for exchange, the debenture must be accompanied by payment of an amount equal to the interest payable on such interest payment date.

Additional Distributions

Holders of debentures are entitled to additional distributions as a result of distributions with respect to the reference shares to the same extent as the holders of the BUCS. See “Description of the BUCS—Additional Distributions.”

Adjusted Principal Amount

The original principal amount of the debentures will be adjusted to the same extent the liquidation preference of the BUCS will be adjusted. See “Description of the BUCS—Adjusted Liquidation Preference.”

Redemptions

Except as a result of acceleration upon the occurrence of an indenture event of default, pursuant to a tax event or as a result of an obligation to pay additional amounts, News America may only redeem the debentures on the dates set forth under “Description of the BUCS—Redemption at Our Option” above.

In addition, holders of the debentures may require the redemption of their debentures on the dates and pursuant to those conditions set forth above under “Description of the BUCS—Redemption at Your Option” above.

For so long as the trust is the holder of all the outstanding debentures, the proceeds of any such redemption will be used by the trust to redeem trust securities in accordance with their terms. News America may not redeem the debentures in part unless all accrued and unpaid interest and any final period distribution payment have been paid in full on all outstanding debentures.

News America has the right to redeem the debentures at any time upon the occurrence of a tax event at a redemption price equal to 100% of the adjusted principal amount of the debentures so redeemed and an amount equal to any accrued and unpaid interest and any final distribution payment at such times and in such manner as described above in “Description of the BUCS—Tax Event Redemption.”

News America has the right to redeem the debentures under certain circumstances described under “Certain United States Federal Tax Considerations—Additional Amounts” at a redemption price equal to 100% of the adjusted principal amount of the debentures to be redeemed plus an amount equal to any accrued and unpaid interest to the redemption date and any final period distribution. See “Description of the BUCS—Redemption as a Result of an Obligation to Pay Additional Amounts” above.

Change of Control

The change of control redemption rights of holders of debentures are substantially identical to the change of control redemption rights of holders of BUCS. See “Description of the BUCS—Change in Control Permits Repurchase of BUCS at the Option of the Holder.”

The trust has agreed not to tender for redemption following a change of control triggering event the debentures held by it unless a holder of BUCS tenders BUCS for redemption following a change of control triggering event.

This right of holders is subject to News America and the guarantors’ obligation to repay or repurchase any senior debt required in connection with a change of control triggering event and to any contractual restrictions then contained in News Corporation’s senior debt. News America and the guarantors’ future credit facilities and other existing or future indebtedness may contain similar restrictions. Future indebtedness that News America and the guarantors may incur may contain prohibitions on the occurrence of certain events that would constitute a change of control or require the repurchase of such indebtedness upon a change of control triggering event. Moreover, the exercise by holders of their right to require the trust to require News America to redeem the debentures could cause a default under such indebtedness, even if the change of control triggering event itself does not, due to the financial effect of such redemption on News America. If and when News America has satisfied these conditions, it will redeem all debentures tendered upon a change of control. News Corporation’s ability to pay cash upon such a redemption may be limited by its then-existing financial resources. There can be no assurance that sufficient funds will be available to News America and the guarantors when necessary to make any required redemptions.

Redemption Procedures

Notices of any redemption of the debentures and the procedures for such redemption are the same as those described for the redemption of the BUCS under “Description of the BUCS—Redemption Procedures.” Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless News America defaults in payment of the redemption purchase price, on and after the redemption date, interest will cease to accrue on such debentures or portions thereof called for redemption.

Payment And Paying Agents

So long as the debentures are represented by a global security, News America shall make payments on the debentures to DTC, as the depository for the debentures. Otherwise, payment of principal of and premium, if any, and any interest on the debentures will be payable, the transfer of the debentures will be registrable, and the debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount at the corporate office of the indenture trustee in The City of New York or at the office of such paying agent or paying agents as News America may designate, except that, at our option, payment of any interest may be made:

•	by check mailed to the address of the person entitled thereto as such address shall appear in the security register; or

•	by wire transfer to an account maintained by the person entitled thereto as specified in the security register, provided that proper transfer instructions have been received by the regular record date (as such term is defined in the indenture).

News America may at any time designate additional paying agents or rescind the designation of any paying agent.

Any monies deposited with the indenture trustee or any paying agent, or then held by News America in trust, for the payment of the principal of and premium, if any, or interest on any debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of News America, be repaid to News America and the holder of such debentures shall thereafter look, as a general unsecured creditor, only to News America for payment thereof.

Registration Rights

The holders of debentures have registration rights that are substantially identical to the registration rights of holders of the BUCS.

Indenture Events of Default

Each of the following constitutes an event of default with respect to the debentures (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•	default in payment of the adjusted principal amount, redemption price, purchase price or change in control purchase price with respect to the debentures when such becomes due and payable;

•	the failure to pay interest within 30 days of the due date, including additional distributions;

•	failure by News America to deliver cash or reference shares to be delivered upon any exchange of any debentures, or to pay cash in lieu of fractional shares and continuance of such default for 10 business days;

•	the failure of News America or any guarantor to comply with any of its other agreements in the debentures, the indenture, or the guarantees for a period of 60 days after receipt of notice thereof without curing (or obtaining a waiver of) such default;

•	an event of default on any other indebtedness for borrowed money of News Corporation or any of its restricted subsidiaries having an aggregate amount outstanding of US$100,000,000 which has caused the holders thereof to declare such indebtedness, if it shall not already have matured, due and payable in advance of its scheduled maturity and such acceleration has not been rescinded or annulled or there shall not have been deposited in trust an amount sufficient to discharge such indebtedness;

•	the failure to pay at stated maturity, and the expiration of any grace period, any other indebtedness for borrowed money of News Corporation or any of its restricted subsidiaries in excess of US$100 million;

•	certain events of bankruptcy, insolvency or reorganization affecting News Corporation; or

•	final judgments for the payments of money which in the aggregate exceed US$250 million shall be rendered against News Corporation or any restricted subsidiary by a court and shall remain unstayed or undischarged for a period of 60 days.

Acceleration

If any indenture event of default with respect to the debentures, other than an event of default relating to specific events of bankruptcy, insolvency or reorganization affecting News Corporation, has happened and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the debentures then outstanding may declare by written notice the greater of (i) the adjusted principal amount of all the debentures, plus accrued and unpaid interest and distribution to the date of such declaration or (ii) the cash exchange market value of the reference shares to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal of all the debentures plus interest on the debentures accrued and unpaid to the occurrence of such event shall automatically become and be immediately due and payable. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debentures may, under certain circumstances, rescind and annul such acceleration. While the debentures are held by the trust, an indenture event of default will constitute a trust declaration event of default and the property trustee shall exercise rights as a holder of debentures under the indenture, subject to direction by the holders of the BUCS. See “Description of the BUCS—Enforcement of Certain Rights by Holders of BUCS” and “Description of the BUCS—Voting Rights.”

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default thereunder with respect to the debentures, the indenture trustee shall transmit, in the manner set forth in the indenture, notice of such default to the holders of the debentures unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any debentures, the indenture trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of debentures.

If an indenture event of default occurs and is continuing with respect to the debentures, the indenture trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debentures by all appropriate judicial proceedings.

Modification of the Indenture

Modification Without Consent of Holders.    News America and News Corporation on behalf of the guarantors and the trustee may enter into supplemental indentures without the consent of the holders of the debentures to:

•	evidence the succession of another person to News America or any of the guarantors and the assumption by any such successor of the covenants of News America or such guarantor herein and in the debentures;

•	add to the covenants of News America or any of the guarantors for the benefit of the holders or to surrender any right or power herein conferred upon News America or any of the guarantors;

•	cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, that such action shall not adversely affect the interests of the holders of the debentures or, so long as any of the BUCS shall remain outstanding, the holders of the BUCS;

•	comply with the requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on securities, and all other matters required pursuant to the indenture or otherwise necessary, desirable or appropriate in connection with the issuance of debentures to holders of BUCS in the event of a distribution of securities by the trust if a tax event occurs and is continuing.

Modification With Consent of Holders.    With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debentures, News America and News Corporation on behalf of the guarantors, when authorized by a board resolution, and the trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders under the indenture; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding debenture affected thereby:

•	reduce the percentage of the original principal amount of debentures the holders of which must consent to any amendment or waiver under the indenture or reduce the requirements for quorum or voting;

•	reduce the rate of interest, including additional distributions, on the debentures or extend the time for payment of interest on any debenture;

•	extend the stated maturity of any debenture;

•	reduce the redemption price, purchase price or change in control purchase price of any debenture or extend the date on which the purchase price or change in control purchase price of any debenture is payable, or change the exchange rate or manner of effecting any adjustments thereof;

•	make any debenture payable in money or securities other than as stated in the debenture;

•	make any change reducing the percentage of holders required for certain actions;

•	make any change that adversely affects the right to exchange any debenture;

•	make any change that adversely affects the right to require News America to purchase the debentures in accordance with the terms thereof and the indenture on a purchase date or change in control purchase date;

•	impair the right to institute suit for the enforcement of any payment with respect to, or exchange of, the debentures; or

•	modify the provisions of the indenture relating to the guarantees in a manner adverse to the holders of the debentures.

Covenants Restricting Mergers and Other Significant Corporate Actions

Merger, Consolidation, Sale or Conveyance.    The indenture provides that News Corporation will not merge or consolidate with any other person and will not sell or convey all or substantially all of its assets to any other person, unless either:

•	News Corporation will be the continuing corporation; or

•	the successor corporation or person that acquires all or substantially all of News Corporation’s assets will expressly assume all of its obligations under the indenture and the debentures issued under the indenture, and immediately after the merger, consolidation, sale, lease or conveyance, News Corporation, that person or that successor corporation, as applicable, will not be in default in the performance of the covenants and conditions of the indenture applicable to News Corporation, that person or that successor corporation, as applicable.

Governing Law

The indenture and the debentures are governed by, and are to be construed in accordance with, the laws of the State of New York.

Global Securities

If distributed to holders of the BUCS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the trust, the debentures will be issued in the same form as the BUCS that such debentures replace. Any global certificate will be replaced by one or more global securities each of which we refer as a global security, registered in the name of DTC or its nominee. Except under the limited circumstances described below, the debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, debentures in definitive form. The global security may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee. For a description of DTC and the specific terms of the depository arrangements, see “Description of the BUCS—Form, Transfer, Exchange and Book-Entry Procedures.”

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debentures in definitive form and will not be considered the holders thereof for any purpose under the indenture. Accordingly, each beneficial owner of BUCS must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a global security.

None of News America, the guarantors, the indenture trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security representing such debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A global security shall be exchangeable for debentures registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies News America that it is unwilling or unable to continue as a depository for such global debenture or has ceased to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depository and in either case News America fails to appoint a successor depository within 90 days;

•	News America in its sole discretion determines that such global security shall be so exchangeable; or

•	there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding debentures determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security. If debentures are issued in definitive form, such debentures will be in denominations of US$1,000 and integral multiples thereof and may be transferred or exchanged at the offices described in  “—Payment and Paying Agents” above.

Information Concerning the Indenture Trustee

The Bank of New York is the initial indenture trustee. The address of The Bank of New York is 101 Barclay, New York, N.Y. 10286. The indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the debentures, unless offered reasonable indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE BUCS GUARANTEE

The BUCS guarantee will be executed and delivered by News Corporation concurrently with the issuance by the trust of the BUCS for the benefit of the holders from time to time of such BUCS. The Bank of New York will act as guarantee trustee under the BUCS guarantee. This description summarizes the material terms and provisions of the BUCS guarantee and is subject to, and qualified in its entirety by reference to, all of the provisions of the BUCS guarantee. Copies of the BUCS guarantee are available as set forth in “Description of the BUCS—Additional Information” above. The guarantee trustee holds the BUCS guarantee for the benefit of the holders of the BUCS.

General

To the extent set forth in the BUCS guarantee, News Corporation has irrevocably and unconditionally agreed to pay in full to the holders of the BUCS, except to the extent paid by the trust, the payments listed below as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment:

•	any accrued and unpaid distributions required to be paid on the BUCS, to the extent that News America and the guarantors have made interest or principal payments to the trust on the debentures held by the trust;

•	the redemption purchase price with respect to any BUCS called or tendered for redemption (whether on redemption or maturity of the debentures) to the extent that News America and the guarantors have made interest or principal payments to the trust on the debentures held by the trust; or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the debentures are distributed to holders of the BUCS), the lesser of:

•	the liquidation preference plus accrued and unpaid distributions and any final period distribution required to be paid on the BUCS, to the extent that News America and the guarantors have made interest or principal payments on the debentures to the trust, and

•	the amount of assets of the trust remaining available for distribution to holders of the BUCS.

News Corporation’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by News Corporation to the holders of the BUCS or by causing the trust to pay such amounts to such holders.

The BUCS guarantee is an irrevocable guarantee of the trust’s obligations under the BUCS, but applies only to the extent that News America and the guarantors have made principal or interest payments on the debentures to the trust. It is not in and of itself a guarantee that holders of the BUCS will collect amounts owed to them under the BUCS. If News America and the guarantors do not make interest payments on the debentures held by the trust, the trust will not be able to pay distributions on the BUCS and will not have funds legally available to pay such distributions.

News Corporation has, through the BUCS guarantee, the trust declaration, the debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust’s obligations under the BUCS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the BUCS. See “Relationship of the BUCS, the Debentures and the BUCS Guarantee.”

News Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trust with respect to the common securities to the same extent as the BUCS guarantee, except that upon the occurrence and during the continuation of a trust declaration event of default, holders of BUCS shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Ranking of the BUCS Guarantee

News Corporation’s obligations under the BUCS guarantee are equal in right to payment to all other senior and unsecured indebtedness of News Corporation.

The BUCS guarantee constitutes a guarantee of payment and not of collection. That is, the guaranteed party may institute a legal proceeding directly against News Corporation to enforce its rights under the BUCS guarantee without first instituting a legal proceeding against any other person or entity.

Amendments and Assignment

Except for any changes that do not adversely affect the rights of holders of the BUCS, in which case no vote will be required, the BUCS guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation preference of the outstanding BUCS. The manner of obtaining any such approval will be as set forth under “Description of the BUCS—Voting Rights.” All guarantees and agreements contained in the BUCS guarantee shall bind the successors, assigns, receivers, trustees and representatives of News Corporation and shall inure to the benefit of the holders of the BUCS then outstanding.

Certain Covenants of News Corporation

News Corporation has covenanted that, so long as any BUCS remain outstanding, it will not, and it will cause its subsidiaries not to:

(1)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of News Corporation’s capital stock; or

(2)	make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of, News Corporation that rank equally with or junior to the debentures, if at such time:

•	there shall have occurred an indenture event of default or a trust declaration event of default; or

•	News Corporation shall be in default with respect to its payment of any obligations under the BUCS guarantee.

Under the trust declaration and the indenture, taken together, News Corporation has also covenanted:

•	for so long as BUCS are outstanding, not to cause the trust to convert debentures except pursuant to a notice of conversion delivered to the exchange agent by a holder of BUCS;

•	to maintain directly or indirectly 100% ownership of the common securities, provided that certain successors which are permitted pursuant to the indenture may succeed to News Corporation’s ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate the trust, except:

(A) in	connection with a distribution of the debentures to the holders of the BUCS in liquidation of the trust; or

(B) in	connection with certain mergers, consolidations or amalgamations permitted by the trust declaration;

•	to use its reasonable efforts, consistent with the terms and provisions of the trust declaration, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes;

•	to the extent that News America has elected to deliver ordinary shares of BSkyB upon an exchange of BUCS by the holders thereof, to cause the delivery of ordinary shares of BSkyB to such exchanging holders; and

•	to honor all obligations relating to the exchange of BUCS into or for BSkyB ordinary shares (or BSkyB ADRs) or debentures.

Events of Default; Enforcement of Certain Rights by Holders of BUCS

An event of default under the BUCS guarantee will occur upon the failure of News Corporation to perform any of its payment or other obligations thereunder; provided, however, that, except with respect to a default in payment, News Corporation shall have received written notice of default and shall not have cured such default within 60 days after receiving such notice. The holders of a majority in aggregate liquidation preference of the BUCS have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the BUCS guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the BUCS guarantee; or

•	on behalf of the holders of all BUCS, waive any past event of default and its consequences.

Notwithstanding the foregoing, the right of any holder of BUCS to receive payment of the distribution in accordance with the BUCS guarantee, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such holder.

If the guarantee trustee fails to enforce the BUCS guarantee, any holder of the BUCS may institute a legal proceeding directly against News Corporation to enforce its rights under the BUCS guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. In addition, any record holder of BUCS shall have the right, which is absolute and unconditional, to proceed directly against News Corporation to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced the BUCS guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. News Corporation has waived any right or remedy to require that any action be brought just against the trust, or any other person or entity before proceeding directly against News Corporation.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by News Corporation in performance of the BUCS guarantee, undertakes to perform only such duties as are specifically set forth in the BUCS guarantee. During the occurrence and continuance of a default under the BUCS guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the BUCS guarantee at the request of any holder of BUCS unless it is offered reasonable indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Termination of the BUCS Guarantee

The BUCS guarantee will terminate and be of no further force and effect:

•	upon full payment of the redemption purchase price of the BUCS;

•	upon full payment of the amounts payable upon liquidation of the trust;

•	upon exchange of all the BUCS into BSkyB ordinary shares, BSkyB ADRs or News Corporation preferred ADSs; or

•	upon distribution of debentures to the holders of the BUCS in exchange for all of the BUCS.

The BUCS guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of BUCS must restore payment of any sums paid under such BUCS or the BUCS guarantee.

Governing Law

The BUCS guarantee is governed by, and is to be construed in accordance with, the laws of the State of New York.

RELATIONSHIP OF THE BUCS, THE DEBENTURES AND THE BUCS GUARANTEE

Full And Unconditional Guarantee

Taken together, News Corporation’s obligations under the debentures, the indenture, the trust declaration and the BUCS guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and all other amounts due on the BUCS. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the BUCS. If and to the extent that News America does not make payments on the debentures, the trust will not pay distributions or other amounts due on the BUCS. The BUCS guarantee covers payment of distributions only if and to the extent that News America or the guarantors has made a payment of interest, principal or other distributions on the debentures to the trust. If News America or the guarantors do not make payments on the debentures to the trust, a holder of BUCS may institute an action directly against News America and the guarantors to enforce payment of such distributions to such holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the BUCS, primarily because:

•	the adjusted principal amount of the debentures is equal to the sum of the adjusted liquidation amount of the BUCS and common securities;

•	the interest rate and interest and other payment dates on the debentures match the distribution rate and distribution and other payment dates for the BUCS;

•	News Corporation shall pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the BUCS under such BUCS; and

•	the trust declaration provides that the trust will not engage in any activity that is not consistent with the limited purpose of the trust.

Notwithstanding anything to the contrary in the indenture, News Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent News Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the BUCS guarantee.

Enforcement Rights of Holders of BUCS

A holder of any BUCS may institute a legal proceeding directly against News Corporation to enforce its rights under the BUCS guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against News America and the guarantors to enforce its rights under the trust declaration only if a trust declaration event of default has occurred and is continuing and is attributable to the failure of News America and the guarantors to pay interest or principal on the debentures on the date such interest or principal is otherwise payable.

Limited Purpose of Trust

The BUCS evidence a beneficial interest in the trust, and the trust was created for the sole purpose of issuing the BUCS and common securities and investing the proceeds thereof in the debentures. A principal difference between the rights of a holder of BUCS and a holder of debentures is that a holder of debentures is entitled to receive from News America the principal amount of and interest accrued on the debentures, while a holder of BUCS is entitled to receive distributions from the trust, including any amounts to be received upon redemption of the BUCS, or from News Corporation under the applicable guarantee, if and to the extent the trust has received payments of principal or interest on the debentures held by the trust.

Rights Upon Dissolution

Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the debentures, the holders of the BUCS are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust as provided by applicable law, the liquidation distribution in cash. See “Description of the BUCS—Liquidation Distribution Upon Dissolution.” Since News Corporation is the guarantor under the BUCS guarantee and has agreed to pay for all costs, expenses and liabilities of the trust, other than the trust’s obligations to the holders of the BUCS, the positions of a holder of such BUCS and a holder of such debentures relative to other creditors and to shareowners of News Corporation in the event of liquidation or bankruptcy of News Corporation would be substantially the same.

DESCRIPTION OF BSKYB ORDINARY SHARES

General

The authorized share capital of BSkyB is £1,500,000,000, divided into 3,000,000,000 BSkyB ordinary shares of which 1,937,855,492 BSkyB ordinary shares were issued as of August 11, 2003. There remains an authorized but unissued share capital of £531,072,254, divided into 1,062,144,508 BSkyB ordinary shares.

The following is a description of the material rights of the BSkyB ordinary shares based on BSkyB’s Articles of Association (the “BSkyB Articles”). This description does not purport to be complete and is qualified in its entirety by reference to the full BSkyB Articles, a copy of which has been filed as an exhibit to the Annual Report on Form 20-F of BSkyB for the fiscal year ended June 30, 2000, filed with the SEC on September 22, 2000.

Voting Rights

Subject to any terms as to voting upon which any shares may be issued and to the provisions of the BSkyB Articles on a show of hands, every member present (or, being a corporation, present by a duly appointed representative) shall have one vote and, on a poll, every member present in person or by proxy shall have one vote for each ordinary share held. No holder of an ordinary share shall, unless the board of directors, or Directors, of BSkyB otherwise determines, be entitled to vote at a general meeting either personally or by proxy if (a) any call or other sum as is presently payable by him to BSkyB in respect of that share remains unpaid: (b) he or any other person who appears to be interested in that share has been duly served, pursuant to Section 212(1) of the United Kingdom Companies Act (as amended from time to time and including any statutory, modification or reenactment thereof, the “Companies Act”) or any other statutory provision concerning the disclosure of interests in voting shares, with a notice requiring the provision to BSkyB of information regarding that share and is in default in complying with such notice; or (c) he has been duly served with a notice pursuant to the BSkyB Articles for the purpose of determining, inter alia, whether the holder, or any other person who has an interest in such BSkyB ordinary shares, is a person who may be subject to the provisions of the BSkyB Articles referred to under
“—Restrictions on Shareholdings” below, requiring the disclosure of the identity of the beneficial owner of that share and is in default in complying with such notice. Voting at any general meeting is by a show of hands unless a poll is demanded. A poll may be demanded by (i) the chairman of the meeting, (ii) not less than five members present in person or by proxy and entitled to vote, (iii) any member or members representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to attend and vote at such meeting or (iv) any member or members present in person or by proxy and holding shares conferring a right to vote at the meeting on which there have been paid-up sums in the aggregate equal to not less than one-tenth of the total sum paid on all shares conferring such right. Since under English law voting rights are only conferred on registered holders of shares, a person holding through a nominee may not directly demand a poll.

Unless otherwise required by law or the BSkyB Articles, voting in a general meeting is by ordinary resolution. An ordinary resolution (e.g., a resolution for the election of directors, the approval of financial statements, the declaration of a final dividend, the appointment of auditors, the increase of authorized share capital or the grant of authority to allot shares) requires the affirmative vote of a majority of the members present in person in the case of a vote by a show of hands, or present in person or by proxy and holding shares conferring in the aggregate a majority of the votes actually cast on the ordinary resolution, in the case of a vote by poll. A special resolution (e.g., a resolution amending the BSkyB Memorandum of Association (the “BSkyB Memorandum”)) or BSkyB Articles, changing the name of BSkyB or waiving statutory pre-emption rights on the issue of new shares for cash) or an extraordinary resolution (e.g., modifying the rights of any class of shares at a meeting of the holders of such class or relating to certain matters concerning the liquidation of BSkyB) requires the affirmative vote of not less than three-fourths of the shareholders present in person, in the case of a vote by show of hands, or present in person or by proxy and holding shares conferring in the aggregate at least three-fourths of the votes actually cast on the resolution, in the case of a vote by poll. In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting is entitled to cast a deciding vote. Meetings generally are convened upon 21 days notice (where a special or extraordinary resolution is being proposed) or 14 days notice (where an ordinary resolution is being proposed), in each case exclusive of both the day of dispatch of the notice and the day of the meeting.

Quorum

The quorum at general meetings of BSkyB shall be two or more persons holding BSkyB ordinary shares who are present in person or by proxy.

Dividend Rights

BSkyB may by ordinary resolution declare dividends to be paid to members of BSkyB according to their rights and priorities, but no dividend shall exceed the amount recommended by the Directors of BSkyB. If in the opinion of the Directors of BSkyB the profits of BSkyB justify such payments, the Directors of BSkyB may also from time to time pay interim dividends on the shares of such amounts and on such dates and in respect of such periods as they think fit. The profits of BSkyB available for distribution and resolved to be distributed shall be distributed among the holders of the shares and shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion of the period in respect of which the dividend is paid. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Companies Act and every other statute of the time being in force concerning companies and affecting BSkyB (the “Statute”). Any dividend remaining unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and cease to remain owing by BSkyB. The Directors of BSkyB may, with the authority of an ordinary resolution, offer holders of BSkyB ordinary shares the right to elect to receive fully-paid BSkyB ordinary shares instead of cash in respect of the whole or any part as the Directors of BSkyB shall determine with respect to any dividend.

Distribution of Assets on a Winding-Up

If BSkyB commences liquidation, the liquidator may, with the sanction of an extraordinary resolution of BSkyB and any other sanction required by the Companies Act and the Insolvency Act of 1986: (a) divide among the members in kind the whole or any part of the assets of BSkyB (whether they shall consist of property of the same kind or not) and for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out between the members, and (b) vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator shall think fit; but no member shall be compelled to accept any share or other assets upon which there is any liability.

Pre-emptive Rights

The BSkyB Articles do not contain any pre-emptive rights. The Companies Act confers on shareholders, to the extent not waived, rights of pre-emption in respect of the issuance of equity securities that are, or are to be, paid up wholly in cash. The term “equity securities” means: (a) shares of BSkyB other than shares which, with respect to dividends and capital carry a right to participate only up to a specified amount in a distribution and shares allotted pursuant to an employee share plan; and (b) rights to subscribe for, or to convert into, such shares. Pursuant to the Companies Act, these provisions have been disapplied by a special resolution of the members for a maximum period not exceeding five years although such disapplications generally, in the case of companies whose shares are listed on the London Stock Exchange, expire no longer than 15 months from the date of the resolution or, if earlier, on the date of the next annual general meeting of BSkyB. The BSkyB Board currently has authority to allot BSkyB shares for cash other than to existing shareholders pro-rata to their holdings, up to an aggregate nominal value of £47,000,000 representing approximately 5% of the nominal issued BSkyB ordinary share capital. The authority will expire on the date of the next annual general meeting of BSkyB, at which time it is expected that this authority will be renewed.

Disclosure of Interests

Section 198 of the Companies Act provides that a person (including a company and other legal entities) that acquires any interest of 3% or more of any class of shares (including through ADRs) comprised in an English public company’s “relevant share capital” (which, for these purposes, means the company’s issued share capital carrying the right to vote in all circumstances at general meetings of the company) is required to notify the company in writing of its interest within two days following the day on which the obligation arises. After the 3% level is exceeded, similar notifications must be made where the interest falls below the 3% level or otherwise in respect of increases or decreases of 1% or more.

For purposes of the notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares (a) in which a spouse, or child or stepchild under the age of 18, is interested, (b) in which a corporate body is interested and either (i) that corporate body or its directors generally act in accordance with that person’s directions or instructions or (ii) that person controls one-third or more of the voting power of that corporate body, or (c) in which another party is interested and the person and that other party are parties to a “concert party” agreement under Section 204 of the Companies Act. A concert party agreement is one which provides for one or more parties to acquire interests in shares of a particular company and imposes obligations or restrictions on any of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement and any interest in the company’s shares is in fact acquired by any of the parties pursuant to the agreement. Certain non-material interests may be disregarded for the purposes of calculating the 3% threshold, but the obligation of disclosure will still apply where such interests exceed 10% or more of any class of BSkyB’s relevant share capital and to increases or decreases of 1% or more thereafter.

In addition, Section 212 of the Companies Act provides that a public company may by written notice require a person whom the company knows or has reasonable cause to believe to be, or to have been at any time during the three years immediately preceding the date on which the notice is issued, interested in shares consisting of the company’s “relevant share capital” to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in such shares, to give such further information as may be required relating to such interest and any other interest in the shares of which such person is aware.

Where notice is served by a company under the foregoing provisions on a person who is or was interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the English court for an order directing that the shares in question be subject to restrictions prohibiting, among other things, any transfer of those shares, the exercise of voting rights in respect of such shares. the taking up of rights in respect of such shares and, other than in liquidation, payments in respect of such shares.

A person who fails to fulfill the obligations imposed by Sections 198 and 212 of the Companies Act described above is subject to criminal penalties.

Transfer of BSkyB Ordinary Shares

All transfers of shares in certificated form may be effected by a transfer in writing in any usual or common form or in any other form acceptable to the Directors of BSkyB. Any such instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully paid shares) by or on behalf of the transferee.

Where any class of shares is for the time being a participating security, title to shares of that class which are recorded as being held in uncertificated form, may be transferred by means of the relevant system concerned.

The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect thereof.

The Directors of BSkyB may, in their absolute discretion, and without assigning any reason therefor, refuse to register any transfer of a share in certificated form which is not fully paid up; on which BSkyB has a lien (except in the circumstances specified in the BSkyB Articles) if a notice has been duly served in respect of that share pursuant to Section 212(1) of the Companies Act or any other statutory provision concerning the disclosure of interests in voting shares, the shares which are the subject to that notice represent in aggregate at least 0.25% of that class of share and the notice has not been complied with within 14 days; or which is in favor of more than four persons jointly.

The Directors of BSkyB may also decline to recognize a transfer of shares in certificated form unless it is in respect of only one class of share and is deposited at the place where the register of members of BSkyB is kept from time to time accompanied (save in the case of a transfer by a recognized clearing house or a nominee of a recognized clearing house or of a recognized investment exchange, unless and to the extent that certificates must by law have been issued in respect of the shares in question) by the relevant share certificates) and is in favor of not more than four transferees jointly and in any case such other evidence as the Directors of BSkyB may reasonably require to show the right of the transferor to make the transfer.

The Directors of BSkyB may refuse to register any transfer of a share in certificated form if it is their opinion that such transfer would or might (a) prejudice the BSkyB group’s right to hold, be awarded or granted or have renewed or extended, any license granted under the United Kingdom Broadcasting Act 1990 as amended and supplemented by the Broadcasting Acts 1996 (together the “Broadcasting Acts”) or (b) give rise to or cause a variation to be trade to, or a revocation or determination of, any such license by the Independent Television Commission, or ITC.

The Directors of BSkyB may refuse to register the transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where BSkyB is entitled to refuse (or is excepted from the requirements) under the Uncertificated Securities Regulations 2001 to register the transfer; and they may refuse to register any such transfer in favor of more than four transferees.

Restrictions on Shareholdings

If the Directors of BSkyB determine following registration of a transfer of shares:

(1)  and following consultation with the ITC that, inter alia, by reason of the interest of a person in any shares of BSkyB transferred, the ITC may revoke, determine or refuse to award, grant, renew or extend a license granted under the Broadcasting Acts; or

(2)  that any person has an interest in the shares of BSkyB which, inter alia, makes BSkyB a disqualified person under the Broadcasting Acts or which contravenes or would cause a contravention of, the restrictions set out in Parts III, IV or V of Schedule 2 to the Broadcasting Acts or any order made pursuant to the Broadcasting Acts or such other restrictions as may be applied by the ITC from time to time to disqualify certain persons or bodies from having interests in such a license and to restrict the accumulation of interests in relevant services as defined in Schedule 2 to the Broadcasting Acts, the Directors of BSkyB shall be entitled to serve written notice (a “Disposal Notice”) on the relevant transferee in respect of the BSkyB ordinary shares transferred stating that they have so determined, specifying their grounds in general terms and calling for the disposal of such transferred shares as are specified in the Disposal Notice within 21 days of the date of such notice or such longer period as the Directors of BSkyB may consider reasonable and which they may extend. If the Disposal Notice is not complied with to the satisfaction of the Directors of BSkyB, they shall, so far as they are able, dispose of the relevant shares for the best price reasonably obtainable in all the circumstances. In addition, a member who has been served with a Disposal Notice shall not, with effect from the expiration of such period as the Directors of BSkyB shall specify in such notice (not being longer than 30 days from the date of service of the notice), be entitled to receive notice of, or to attend or vote at, any general meeting of BSkyB by reason of his holding the shares specified in the Disposal Notice.

Variation of Rights

Whenever the share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be modified, varied, extended, abrogated or surrendered either in such manner (if any) as may be provided by such rights or (in the absence of any such provision) with the written consent of the holders of at least three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of such shares.

Share Capital and Changes in Capital

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any shares in the capital of BSkyB for the time being may be allotted with such special rights, privileges or restrictions as BSkyB in general meeting may (before the allotment of such shares) from time to time determine.

BSkyB may from time to time in general meeting increase its capital by the creation of new shares, consolidate all or any of its share capital into shares of larger amount than its existing shares; by sub-division of its existing shares or any of them, divide its capital, or any part thereof, into shares of smaller amount, and reduce its share capital, any capital redemption reserve and any share premium account.

BSkyB may from time to time purchase its own shares (including any redeemable shares), subject to the provisions of the Companies Act.

Non-U.K. Shareholders

Except as described above, there are no limitations in the BSkyB Articles on the right of non-U.K. citizens or residents to hold, or exercise voting rights attaching to, the BSkyB ordinary shares.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the BSkyB ordinary shares is Lloyds TSB Bank plc.

DESCRIPTION OF BSKYB ADSs

The following is a summary of the material provisions of the Deposit Agreement dated as of December 9, 2002, among BSkyB, The Bank of New York as depositary (the “Depositary”), and the holders from time to time of BSkyB ADSs (the “Deposit Agreement”). Such summary does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement, copies of which are available for inspection at the Corporate Trust Office of the Depositary, located at the address set forth below.

BSkyB ADRs evidencing BSkyB ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each BSkyB ADR evidences a specified number of BSkyB ADSs, each such BSkyB ADS currently representing four BSkyB ordinary shares, deposited with the Depositary’s affiliate located in London, England (the “Custodian”) or its successors or any other firms or corporations appointed as custodians by the Depositary. A BSkyB ADR may represent any number of BSkyB ADSs.

Deposit and Withdrawal of BSkyB Ordinary Shares

The Depositary has agreed that upon deposit with the Custodian of BSkyB ordinary shares or evidence of rights to receive BSkyB ordinary shares endorsed or accompanied by any appropriate instruments of transfer, together with such certifications and payments as may be required by the Custodian or the Depositary, and in accordance with the provisions of the Depositary Agreement, it shall execute and deliver at its Corporate Trust Office, presently located at 101 Barclay Street, New York, New York 10286 (the “Principal Office”), to, or upon the written order of, the person or persons specified by the depositor, a BSkyB ADR or BSkyB ADRs for the number of BSkyB ADSs issuable in respect of such deposit.

A BSkyB ADR holder is entitled to withdraw the underlying BSkyB ordinary shares at any time, and such right may not be restricted in any manner, subject only to (i) temporary delays caused by closing transfer books of the Depositary or BSkyB or the deposit of BSkyB ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to BSkyB ADRs or to the withdrawal of deposited securities. Upon surrender of BSkyB ADRs at the Principal Office, upon payment of the fees and charges provided in the Deposit Agreement, and subject to the terms of the Deposit Agreement, BSkyB ADR holders are entitled to delivery, at the Principal Office or at the office of the Custodian in London, England, of BSkyB ordinary shares and any other documents of title at the time represented by the surrendered BSkyB ADRs. The forwarding of share certificates and other documents of title for such delivery at the Principal Office will be at the risk and expense of the BSkyB ADR holder.

The Depositary may issue BSkyB ADRs against rights to receive BSkyB ordinary shares from BSkyB or any agent of BSkyB or any other entity involved in ownership or transaction records in respect of the BSkyB ordinary shares. The Depositary will not issue BSkyB ADRs against any other rights to receive BSkyB ordinary shares unless (i) such BSkyB ADRs are fully collaterized (marked to market daily) with cash or U.S. government securities, or other collateral of comparable safety and liquidity, (ii) the applicant for such BSkyB ADRs represents in writing that it, or its customer, owns such BSkyB ordinary shares or BSkyB ADRs before the issuance of such BSkyB ADRs or such evidence of ownership of BSkyB ordinary shares or BSkyB ADRs as the Depositary deems appropriate and will hold them in trust for the Depositary until delivery upon the Depositary’s request, and (iii) such issuance shall be terminable by the Depositary on not more than five business days’ notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate. Additionally, the Depositary intends that the number of BSkyB ADRs issued and outstanding at any one time generally will not exceed 20% of the BSkyB ADSs issued by the Depositary with respect to which BSkyB ordinary shares are on deposit with the Depositary or Custodian (provided, however, the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate) and will set limits with respect to the number of BSkyB ADRs and BSkyB ordinary shares involved in transactions under these provisions on a case-by-case basis. Neither the Depositary nor the Custodian may deliver BSkyB ordinary shares, except in accordance with the Deposit Agreement.

Voting Deposited Securities

Upon receipt of any notice of any meeting or solicitation of consents or proxies of holders of BSkyB ordinary shares or other deposited securities, the Depositary shall, as soon as practicable, fix a record date for determining the BSkyB ADR holders entitled to give instructions for the exercise of voting rights or the grant of proxies or consents, as provided in the Deposit Agreement, and after receipt from BSkyB of notice of such meeting and if requested by BSkyB, mail to such holders a notice containing (i) such information as is contained in such notice of meeting and the solicitation materials, if any, (ii) a statement that such holders at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the BSkyB Memorandum and BSkyB Articles to instruct the Depositary as to the exercise of the voting rights pertaining to the BSkyB ordinary shares and other deposited securities represented thereby and (iii) a statement as to the manner in which such instructions may be given, or deemed given, to the Depositary to give a discretionary proxy to a person designated by BSkyB. Upon the written request of a BSkyB ADR holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of BSkyB ordinary shares or other deposited securities represented by such BSkyB ADSs, in accordance with the instructions set forth in such request. The Depositary will not itself exercise any voting discretion over any BSkyB ADSs or other deposited securities evidenced by a BSkyB ADR, other than in accordance with instructions received from the holder.

Dividends, Other Distributions and Rights

Whenever the Depositary receives any cash dividend or other cash distribution on the deposited securities, the Depositary or the Custodian will, subject to the provisions of the Deposit Agreement, convert on a reasonable basis such dividend or distribution into U.S. dollars and distribute without unreasonable delay such amount to the record holders of BSkyB ADRs entitled thereto in proportion to the number of BSkyB ADSs representing such deposited securities held by them, respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by BSkyB, the Custodian or the Depositary on account of taxes. If the Depositary shall determine that non-U.S. dollar amounts may not be converted on a reasonable basis into the U.S. dollars transferable to the United States, or if any approval or license of any government or agency thereof, which is required for such conversion, is denied or, in the opinion of the Depositary, is unobtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the non-U.S. dollar currency (or an appropriate document or notice evidencing their rights to receive such currency) received by the Depositary to the then BSkyB ADR holders entitled thereto or hold such non-U.S. dollar currency for the respective accounts of such persons, without liability for interest. If any distribution consists of a dividend in, or free distribution of, BSkyB ordinary shares, the Depositary may in its discretion, upon prior consultation with and the approval of BSkyB, and will if BSkyB requests, distribute to the BSkyB ADR holders entitled thereto additional BSkyB ADRs representing the aggregate number of BSkyB ordinary shares received as such dividend or free distribution subject to the terms of the Deposit Agreement.

Whenever the Depositary or a Custodian receives any distribution other than cash or BSkyB ordinary shares or rights upon any deposited securities, the Depositary will, upon consultation with BSkyB, distribute without unreasonable delay to the BSkyB ADR holders entitled thereto such securities or property in any manner that the Depositary, after consultation with BSkyB, may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary, such distribution cannot be made to the BSkyB ADR holders entitled thereto or if for any other reason (including, without limitation any requirement (i) that BSkyB or the Depositary withhold an amount on account of taxes or other governmental charges, or (ii) that such securities must be registered under the Securities Act or other law in order to be distributed to BSkyB ADR holders) the Depositary, deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof. The net proceeds of any such sale will be distributed by the Depositary to the BSkyB ADR holders entitled thereto as in the case of a distribution received in cash. In the case of a distribution of BSkyB ordinary shares, in lieu of delivering BSkyB ADRs for fractional. BSkyB ADSs in any such case, the Depositary may sell the number of BSkyB ordinary shares represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

In the event that BSkyB shall offer or cause to be offered to the holders of any deposited securities any rights to subscribe for additional BSkyB ordinary shares or any rights of any other nature, the Depositary, after consultation with BSkyB, shall have discretion as to the procedure to be followed in making such rights available to any BSkyB ADR holders or in disposing of such rights on behalf of any BSkyB ADR holders and making the net proceeds available to such BSkyB ADR holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any BSkyB ADR holders or dispose of such rights and make the net proceeds available to such BSkyB ADR holders, then the Depositary should allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain BSkyB ADR holders but not to other BSkyB ADR holders, the Depositary may distribute to any BSkyB ADR holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of BSkyB ADSs held by such BSkyB ADR holder, warrants or other instruments therefor in such form as it deems appropriate.

After consultation with BSkyB, if the Depositary has distributed warrants or other instruments for rights to all or certain BSkyB ADR holders, then upon instruction from such a BSkyB ADR holder to exercise such rights, upon payment by such BSkyB ADR holder to the Depositary for the account of such BSkyB ADR holder of an amount equal to the purchase price of the BSkyB ordinary shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other applicable charges, the Depositary shall, on behalf of such BSkyB ADR holder, exercise the rights and purchase the BSkyB ordinary shares, and BSkyB shall cause the BSkyB ordinary shares so purchased to be delivered to the Depositary on behalf of such BSkyB ADR holder for deposit and shall execute and deliver BSkyB ADRs to such BSkyB ADR holder with appropriate legends regarding restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its reasonable discretion that it is not lawful and feasible to make such rights available to all or certain BSkyB ADR holders, it may sell the rights, warrants or other instruments in proportion to the number of BSkyB ADSs held by the BSkyB ADR holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such BSkyB ADR holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such BSkyB ADR holders because of exchange restrictions or the date of delivery of any BSkyB ADR or otherwise.

The Depositary will not offer rights to BSkyB ADR holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all BSkyB ADR holders or are registered under the provisions of such Act. The Deposit Agreement does not create any obligation on the part of BSkyB to file a registration statement with respect to such rights or underlying securities. If a BSkyB ADR holder requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for BSkyB upon which the Depositary may rely that such distribution to such BSkyB ADR holder is exempt from such registration.

Record Dates

Whenever the Depositary receives notice of the fixing of a record date by BSkyB for the determination of holders of BSkyB ordinary shares or other deposited securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to BSkyB ordinary shares or other deposited securities, or whenever the Depositary receives notice of any meeting of holders of BSkyB ordinary shares or other deposited securities or upon such other circumstances as are specified in the Deposit Agreement, the Depositary will fix a record date (which, where applicable, will be as close as practicable to the date corresponding to the record date fixed by BSkyB in respect of the BSkyB ordinary shares) for the determination of the BSkyB ADR holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to take such other action. Subject to the provisions of the Deposit Agreement, the record BSkyB ADR holders on such record date will be entitled to receive the amount distributable by the Depositary with respect to such dividend or distribution or rights or the net proceeds of the sale thereof or to give voting instructions for the exercise of such voting rights.

Transfer of BSkyB ADRs

The BSkyB ADRs are transferable on the books of the Depositary in accordance with the provisions of the Deposit Agreement. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any BSkyB ADR, the Depositary, Custodian or registrar may require (a) payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer registration fee with respect thereto and payment of any applicable fees as provided in the Deposit Agreement, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any laws or governmental regulations, as the Depositary may establish consistent with the provisions of the Deposit Agreement. The delivery of BSkyB ADRs against deposits of BSkyB ordinary shares generally or against deposits of particular BSkyB ordinary shares may be suspended or the delivery of BSkyB ADRs against the deposit of particular BSkyB ordinary shares may be refused, or the registration of transfer of BSkyB ADRs in particular instances may be refused or the transfer generally may be suspended during any period when the transfer books are closed, or if any such action is deemed necessary or advisable by the Depositary or BSkyB at any time or from time to time because of any requirement of law or of any government or governmental body, authority or commission or under any provision of the Deposit Agreement, or the provisions of or governing deposited securities, or any meeting of shareholders of BSkyB, or for any other reason in accordance with the Deposit Agreement.

Filing Proofs, Certificates and Other Information

Any person presenting BSkyB ordinary shares for deposit or any BSkyB ADR holder may be required from time to time to file such proof of citizenship or residence, exchange control approval or any other matters necessary or appropriate relating to the registration on, the books of BSkyB (or its appointed agent for transfer and registration of BSkyB ordinary shares), to execute such certificates and to make such representations and warranties as the Depositary or BSkyB may deem necessary or proper. The Depositary may, and will if requested by BSkyB, withhold the delivery or registration of transfer of any BSkyB ADR or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any such deposited securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. In addition, each BSkyB ADR holder agrees to provide such information as BSkyB may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the Companies Act or the BSkyB Memorandum and BSkyB Articles. Each BSkyB ADR holder acknowledges that it understands that failure to provide on a timely basis the information required in any Disclosure Notice may result in the imposition of sanctions against the holder of the BSkyB ordinary shares represented by BSkyB ADSs in respect of which the non-complying person is or was, or appears to be, or have been, interested as provided in the Companies Act and the BSkyB Memorandum and BSkyB Articles which currently include, without limitation, the withdrawal of the voting rights of such BSkyB ordinary shares and the imposition of restrictions on the rights to receive dividends on and to transfer such BSkyB ordinary shares. In addition, each BSkyB ADR holder agrees to comply with the provisions of the Companies Act with regard to notification to BSkyB of interests in BSkyB ordinary shares, which currently provide, inter alia, that any BSkyB ADR holder who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in three percent (3%) or more of the outstanding BSkyB ordinary shares, or is aware that another person for whom it holds such BSkyB ADRs is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any changes of at least 1% in the percentage interest in the outstanding BSkyB ordinary shares) notify BSkyB as required by the Companies Act.

Amendment and Termination of the Deposit Agreement

The form of the BSkyB ADRs and any provisions of the Deposit Agreement may at any time be amended between BSkyB and the Depositary. Any amendment imposing or increasing any fees or charges payable by BSkyB ADR holders (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudicing any substantial existing right of BSkyB ADR holders, shall not take effect as to outstanding BSkyB ADRs until the expiration of 30 days after notice of such amendment has been given to the record holders of outstanding BSkyB ADRs. Every BSkyB ADR holder at the time such amendment so becomes effective shall be deemed, by continuing to hold such BSkyB ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event may any amendment impair the right of any BSkyB ADR holder to surrender his BSkyB ADR and receive the deposited securities represented thereby except to comply with mandatory provisions of applicable law as permitted under the Deposit Agreement.

The Depositary will, at BSkyB’s direction, terminate the Deposit Agreement by mailing notice of such termination to the record BSkyB ADR holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if, at any time, 60 days have expired after the Depositary shall have delivered to BSkyB a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment within such 60 days. If any BSkyB ADRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfer of BSkyB ADRs, shall suspend the distribution of dividends to the holders thereof and shall not give further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to the deposited securities, the sale of rights as provided in the Deposit Agreement and the delivery of the deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered BSkyB ADRs. At any time after the expiration of one year from the date of termination, the Depositary may sell the deposited securities then held and may thereafter hold uninvested the net proceeds of such sale, together with any cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the BSkyB ADR holders which have not theretofore been surrendered.

Notices and Reports

On or before the date of giving by BSkyB of notice to its shareholders, by publication or otherwise, of any meeting of holders of BSkyB ordinary shares or other deposited securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the deposited securities, BSkyB agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of BSkyB ordinary shares or other deposited securities. BSkyB will arrange for the prompt transmittal to the Depositary and the custodian of such notices and any other reports and communications which are made generally available by BSkyB to holders of its BSkyB ordinary shares, and the Depositary will, at BSkyB’s expense, arrange for the mailing of copies thereof to all BSkyB ADR holders.

The Depositary will make available for inspection by BSkyB ADR holders at its Principal Office, any reports and communications received from BSkyB which are both (i) received by the Depositary as the holder of the deposited securities, and (ii) made generally available to the holders of such deposited securities by BSkyB. The Depositary will furnish such communications and reports to BSkyB ADR holders upon request of such holders.

Inspection of Transfer Books

The Depositary shall keep books at its Principal Office for the registration and transfer of BSkyB ADRs which at all reasonable times shall be open for inspection by the BSkyB ADR holders and BSkyB; provided that such inspection shall not be for the purpose of communicating with BSkyB ADR holders in the interest of a business or object other than the business of BSkyB or a matter related to the Deposit Agreement or BSkyB ADRs. The Depositary may close the books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

Charges of Depositary

Except as otherwise provided in the Deposit Agreement, BSkyB shall pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any registrar in accordance with agreements entered into between the Depositary and BSkyB from time to time.

The following charges shall be incurred by any party depositing or withdrawing BSkyB ordinary shares or by any party surrendering BSkyB ADRs or to whom BSkyB ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by BSkyB or an exchange of stock regarding the BSkyB ADRs or deposited securities or a distribution of BSkyB ADRs), or by BSkyB ADR holders, as applicable: (i) taxes and other governmental charges, (ii) such registration fees as may from time to time be in effect for the registration of transfers of BSkyB ordinary shares generally on the share register of BSkyB or foreign registrar and applicable to transfers of BSkyB ordinary shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (iv) such customary expenses as are incurred by the Depositary in the conversion of foreign currency, (v) a fee of US$5.00 or less per 100 BSkyB ADSs (or portion thereof) for the execution and delivery or surrender of BSkyB ADRs, (vi) a fee of US$.02 or less per BSkyB ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, (vii) a fee for the distribution of securities, such fee being in an amount equal to the fee for the execution and delivery of BSkyB ADSs referred to above which would have been charged as a result of the deposit of such securities but which securities are instead distributed by the Depositary to BSkyB ADR holders and (viii) any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of BSkyB ordinary shares or other deposited securities (which charge shall be assessed against BSkyB ADR holders as of the date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such BSkyB ADR holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

Liability of Holders for Taxes or Other Charges

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to a BSkyB ADR or any deposited security evidenced by a BSkyB ADR, such tax or governmental charge shall be payable by such BSkyB ADR holder or any deposited security represented by a BSkyB ADS. Transfer of such BSkyB ADS or any withdrawal of deposited securities represented thereby may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the deposited securities evidenced by such BSkyB ADR and not theretofore sold may be sold for the account of the holder thereof, and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such BSkyB ADR remaining liable for any deficiency.

Limitation on Liability

Neither the Depositary nor BSkyB, nor any of their respective agents shall be liable to the BSkyB ADR holders under the Deposit Agreement, except that each of them has agreed to perform their respective obligations expressly set forth therein without negligence or bad faith.

DESCRIPTION OF NEWS CORPORATION PREFERRED ORDINARY SHARES

Pursuant to the terms of the BUCS, you may tender BUCS for redemption on March 15, 2010, March 15, 2013, or March 15, 2018 for payment of the adjusted liquidation preference. The trust may pay the redemption purchase price in, at its election, cash, BSkyB ordinary shares or News Corporation preferred ADSs or any combination thereof. The following describes News Corporation’s preferred ordinary shares and preferred ADSs.

General

News Corporation’s preferred ordinary shares are listed on the Australian Stock Exchange. The Australian Stock Exchange presently constitutes the principal non-U.S. trading market for the preferred ordinary shares. In accordance with the rules of the New York Stock Exchange, the preferred ordinary shares are also listed on New York Stock Exchange solely in connection with the listing of the News Corporation preferred ADSs and without the ability to trade.

News Corporation’s constitution provides that each unclassified share in News Corporation must, on issuance by the directors, be classified as:

•	a preferred ordinary share;

•	an ordinary share;

•	a non-voting ordinary share; or

•	such other share as may be permitted by News Corporation’s constitution, which currently includes:

•	converting preference shares, which are convertible into ordinary shares and otherwise have rights and privileges attached to them as set out in News Corporation’s constitution;

•	redeemable ordinary shares, which upon transfer or disposal prior to a “triggering event,” as defined at the time of issuance, other than to a “permitted transferee,” also as so defined, are automatically redeemed and converted into one preferred ordinary share for each redeemable ordinary share redeemed, plus an amount of cash calculated in accordance with News Corporation’s constitution equating to the excess of the then current market price of the redeemable ordinary shares over the current market price of the preferred ordinary shares. The redeemable ordinary shares otherwise have the rights and privileges attached to them as specified in News Corporation’s constitution;

•	perpetual preference shares, with such rights attaching to them as the directors determine on or prior to allotment, but in accordance with News Corporation’s constitution; and

•	redeemable preference shares, with such rights attaching to them as the directors determine on or prior to allotment, but in accordance with News Corporation’s constitution.

As at June 30, 2003, there were outstanding 2,097,411,050 ordinary shares, 3,230,088,260 preferred ordinary shares and no other classes of shares in News Corporation. Australian Stock Exchange Listing Rule 7.1 generally provides that a company may not issue, in any 12 month period, more than 15% of the number of equity securities already on issue without the approval of the holders of ordinary securities.

Voting Rights

A holder of a preferred ordinary share may only vote under the following circumstances:

•	on a proposal to reduce the share capital of News Corporation;

•	a proposal to wind up or during the winding up of News Corporation;

•	on a proposal for the disposal of the whole of the property, business and undertaking of News Corporation;

•	when any preferential dividend declared on such preferred ordinary shares is in arrears;

•	on a proposal which affects rights attached to the preferred ordinary share; or

•	on a resolution to approve the terms of a buy-back agreement.

Other than as set forth in the preceding paragraph, a holder of a preferred ordinary share has no right to vote. The following circumstances will be deemed to directly affect the rights attached to, and the rights and privileges of holders of, preferred ordinary shares:

•	the issuance of other preference shares ranking in any respect prior to preferred ordinary shares; or

•	the conversion of ordinary shares and non-voting ordinary shares into preference shares ranking in any respect prior to or ranking equally with the preferred ordinary shares.

But the issue of other preference shares ranking equally with the preferred ordinary shares or of additional preferred ordinary shares will be deemed not to affect directly such rights or privileges.

The holders of the preferred ordinary shares entitled to vote on a particular matter shall vote in the same manner and subject to the same conditions as the holders of the ordinary shares or redeemable ordinary shares, as described below.

At annual and extraordinary general meetings of shareholders:

•	five members entitled to vote and present in person, by proxy, attorney or, if a corporation, representative, constitute a quorum;

•	each holder of ordinary shares or redeemable ordinary shares or proxy, attorney or (if a corporation) representative of such holder present has one vote on a show of hands; and

•	on a poll, each holder of ordinary shares or redeemable ordinary shares present in person or by proxy, attorney or representative has one vote per ordinary share or redeemable ordinary share registered in his name (provided that votes on a poll in respect of partly paid ordinary shares or redeemable ordinary shares are pro rata in accordance with the amount paid up on such shares).

Votes at meetings are conducted by a show of hands unless a poll is demanded. A poll may be demanded by:

•	the chairman of the meeting;

•	not less than five shareholders having a right to vote; or

•	members with at least 5% of the votes that may be cast on a resolution on a poll.

A majority of votes cast is required generally for the passing of resolutions. However, the rights and privileges attached to each class into which the capital is divided may be modified, abrogated or dealt with only by a three-fourths majority of the votes cast at a separate meeting of the holders of that class, or, in certain circumstances, written consent approving such action by the holders of three-fourths of the shares of such class.

A holder of a non-voting ordinary share is not entitled to vote at any general meeting of members of News Corporation by virtue of holding such share. A holder of a converting preference share, a perpetual preference share or a redeemable preference share is not entitled to vote at any general meeting of members of News Corporation except in certain limited circumstances similar to those in which holders of preferred ordinary shares will be permitted to vote.

Dividends

No dividends may be paid to the holders of preferred ordinary shares, ordinary shares or non-voting ordinary shares until all base dividends and supplementary dividends, each as defined in News Corporation’s constitution, payable in respect of converting preference shares immediately preceding the declaration of dividends in those other classes of shares or any of them, have been paid or otherwise provided in full.

Each preferred ordinary share will confer a preferential but non-cumulative right to dividends in respect of any financial year of News Corporation equal to the greater of:

•	the base dividend, which is such amount (if any) as is declared by the directors as a dividend not exceeding 15% of the paid up capital on the preferred ordinary shares, or a lesser percentage in proportion to any increase in the capital resulting from a bonus issue of preferred ordinary shares; and

•	the premium dividend, which is 120% of the aggregate of all dividends declared in that financial year on an ordinary share paid up to the same proportion for the same period of time.

Subject to the satisfaction of the rights of holders of converting preference shares (described above) and preferred ordinary shares (also described above), dividends on ordinary shares, redeemable ordinary shares and non-voting ordinary shares:

•	may be declared by the directors of News Corporation;

•	are payable only out of the profits of News Corporation; and

•	are distributed among holders of those shares in proportion to the amount of capital paid on those shares by such holders (and, if an ordinary share or redeemable ordinary share is issued or any capital is paid on an ordinary share or redeemable ordinary share during the period in respect of which the dividend is declared, according to the terms of issue or otherwise proportionately for the period during which such capital was paid up).

The directors or members in general meeting may also resolve that:

•	profits or other legally available reserves be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions; and

•	the same be applied for the benefit of members in certain distributions of capital, including:

•	payment of unpaid capital on shares;

•	issuing fully paid shares or debentures; or

•	in accordance with the rules of a bonus share plan of News Corporation.

Dividends on any class of securities of News Corporation are not required to be paid in the fiscal year in respect of which they are declared and are payable:

•	on the date specified by the board of directors at the time of declaration; or

•	if no such date is specified, forthwith after the declaration.

If dividends on the preferred ordinary shares are not declared in respect of any fiscal year, such omission or shortfall shall not limit the dividends which may be declared or paid on the ordinary shares in respect of any subsequent year.

Ordinary shares, redeemable ordinary shares and non-voting ordinary shares are entitled to dividends equally, without preference, with all other such shares, but the right to such a dividend is subject to:

•	declaration of the greater of the base dividend or the premium dividend on the preferred ordinary shares;

•	in the case of an interim dividend on the ordinary, redeemable ordinary or non-voting ordinary shares, prior or concurrent payment of the greater of:

•	50% of the preferred dividend, which is the amount of dividend declared in respect of each of the preferred ordinary shares;

•	an amount equal to 120% of all dividends paid on ordinary, redeemable ordinary and non-voting shares in that financial year; and

•	in the case of a final dividend on the ordinary, redeemable ordinary or non-voting ordinary shares, prior or concurrent payment of the remainder of the preferred dividend.

Each non-voting ordinary share will confer the same dividend entitlement as an ordinary share.

If any perpetual preference shares or redeemable preference shares are issued by News Corporation, they will carry dividend rights to be determined upon or prior to issue by the directors of News Corporation in accordance with News Corporation’s constitution. Those dividend rights:

•	will rank senior to the rights attaching to ordinary shares;

•	will rank junior to the rights attaching to converting preference shares; and

•	may rank senior to, equally, without preference, with or junior to other classes of preference shares outstanding at the time those shares are issued, including the preferred ordinary shares, depending on their terms of issue.

Rights on a Winding-Up

On a winding up of News Corporation, News Corporation’s assets, including capital uncalled at the commencement of the winding up, remaining after paying and discharging its debts and liabilities and the costs of the winding up, are to be applied as follows:

•	first, in payment to the holders of converting preference shares of any base dividends not paid and any supplementary dividend not declared on those shares, pro rata according to the amounts not paid;

•	second, in repayment of the capital paid up on converting preference shares pro rata according to the amounts so paid;

•	third, in repayment of the capital paid up on the preferred ordinary shares pro rata according to the amounts so paid;

•	fourth, in payment to the holders of the preferred ordinary shares of the preferential dividends declared but not paid on their shares pro rata according to the amounts not paid;

•	fifth, in repayment to the holders of redeemable ordinary shares of up to A$1.00 for every 1,000 redeemable ordinary shares held;

•	sixth, in repayment of the capital paid up on the ordinary shares and any other class of securities of News Corporation pro rata according to the amounts so paid;

•	seventh, in payment to the holders of preferred ordinary shares, ordinary shares, redeemable ordinary shares and non-voting ordinary shares of non-preferential dividends declared but not paid on their shares pro rata according to the amounts not paid; and

•	any residue shall be divided among the holders of the preferred ordinary shares, ordinary shares, redeemable ordinary shares and non-voting ordinary shares pro rata according to the amounts of capital paid up on such shares, respectively.

On a winding up of News Corporation, repayment of the capital of members will rank junior to payment of all of the creditors of News Corporation. Also, holders of preferred ordinary shares will rank junior to holders of converting preference shares.

If any perpetual preference shares or redeemable preference shares are issued by News Corporation, their ranking on winding up shall be one of the terms determined by the directors in accordance with News Corporation’s constitution on or prior to the issue of those shares, and:

•	they shall rank senior to ordinary shares and redeemable ordinary shares;

•	they shall junior to converting preference shares; and

•	they may rank senior to, equally, without preference, with, or junior to, other classes of preference shares outstanding at the time those shares are issued, including the preferred ordinary shares, depending on their terms of issue.

Transfers

News Corporation’s constitution permits its shares to be transferred in any manner permitted by the listing rules of the Australian Stock Exchange and the business rules of the Australian Securities Clearing House.

News Corporation’s constitution also makes provision for the refusal to register any transfer of shares:

•	where the shares are subject to a lien in respect of unpaid calls;

•	where an escrow agreement has been entered into in accordance with the listing rules of the Australian Stock Exchange;

•	where such transfer would create a new shareholding of a less than marketable parcel;

•	where such transfer must or may be refused in accordance with the Australian Stock Exchange Listing Rules, the Corporations law or the Australian Securities Clearing House Business Rules; or

•	where such transfer would require registration of more than three persons as joint holders, unless they are executors or trustees of a deceased shareholder.

The existing rules of the Australian Stock Exchange also provide for an application to be made to the Australian Securities Clearing House, if certain circumstances exist, to prevent shares from being transferred. All shares of News Corporation are presently approved for participation in the Clearing House Electronic Subregister System administered by the Australian Securities Clearing House.

Other than transfers under the rules of the Australian Securities Clearing House, as permitted by News Corporation’s constitution, the following must be delivered to News Corporation as a prerequisite to a transfer in the register of shareholders:

•	an instrument of transfer in proper form and duly stamped;

•	the share certificates, if any; and

•	such other information relating to the transferor’s right to dispose of the shares as the directors require.

The share registry office of News Corporation is Computershare Investor Services Pty Ltd., Adelaide, South Australia, Australia.

News Corporation’s constitution also provides that a person may not:

•	offer to acquire;

•	procure any offer to acquire; or

•	acquire,

any ordinary shares, redeemable ordinary shares or preferred ordinary shares under a takeover scheme or announcement or other general offer, as defined in News Corporation’s constitution, for such shares unless:

•	the takeover scheme or announcement or other offer relates to ordinary shares, redeemable ordinary shares and preferred ordinary shares; or

•	contemporaneous offers are made for ordinary shares, redeemable ordinary shares and preferred ordinary shares, and the terms of the offer are comparable, as that term is used in News Corporation’s constitution. In accordance with section 140 of the Australian Corporations Act, such a provision in a company’s constitution has the effect of a contract under seal between the company and each member, between the company and each of its directors or secretaries and between each of the members as between themselves, under which each of them agrees to observe and perform those provisions applicable to them as in force for the time being. As long as that provision remains in News Corporation’s constitution, it may be enforced by and against such persons to the extent permitted by section 140 of the Australian Corporations Law. News Corporation’s constitution does not affect the operation of those provisions of the Australian Corporations Act which control the acquisition of shares in News Corporation and regulate takeover bids.

DESCRIPTION OF NEWS CORPORATION PREFERRED ADSs

The News Corporation preferred ADSs will be issued under the amended and restated deposit agreement (which we sometimes refer to as the “deposit agreement”), dated as of December 3, 1996, as amended by the letter agreement dated as of December 17, 2001, between News Corporation, Citibank, N.A., as depositary, and the holders from time to time of the News Corporation preferred ADSs. The following is a summary of the material provisions of that agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the deposit agreement and the letter agreement. Copies of the deposit agreement and the letter agreement are available for inspection at the office of the depositary, located at 111 Wall Street, 20th Floor, New York, New York 10043.

In the United States, News Corporation’s preferred ADSs, each representing four preferred ordinary shares, are listed on the New York Stock Exchange and traded under the symbol “NWS.A”.

American Depositary Receipts

American Depositary Receipts, or preferred ADRs, representing News Corporation preferred ADSs are issuable by the depositary under the deposit agreement. Each preferred ADR evidences a specified number of News Corporation preferred ADSs deposited with the depositary’s custodian, Citicorp Nominees Pty Ltd., located in Melbourne, Australia or its successors or any other firms or corporations appointed as custodians by the depositary. A preferred ADR may represent any number of News Corporation preferred ADSs.

Deposit and Withdrawal of Shares

Upon deposit with the custodian of:

•	certificates for preferred ordinary shares or evidence of rights to receive such shares endorsed or accompanied by any appropriate instruments of transfer; and

•	such certifications and payments as may be required by the custodian or the depositary,

the depositary agrees to execute and deliver at its office to, or upon the written order of, the person or persons specified by the depositor, a preferred ADR or preferred ADRs for the number of preferred ordinary shares issuable in respect of such deposit.

Each holder of a preferred ADR is entitled to withdraw the underlying preferred ordinary shares at any time. This right to withdraw is not restricted in any manner, subject only to:

•	temporary delays caused by the closing transfer books of the depositary or News Corporation or the deposit of preferred ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; and

•	compliance with any laws or governmental regulations relating to preferred ADRs or to the withdrawal of deposited securities.

Upon surrendering a preferred ADR at the depositary’s office, the holder of the preferred ADR is entitled to delivery, at that office or at the custodian’s office in Melbourne, Australia, of the preferred ordinary shares and any other documents of title at the time represented by the surrendered preferred ADR. However, the entitlement to delivery is subject to the payment of the fees and charges provided in the deposit agreement, as applicable, and the terms of that agreement. The forwarding of share certificates and other documents of title for delivery at the depositary’s office in New York, New York will be at the risk and expense of the preferred ADR holder.

The depositary may issue preferred ADRs against rights to receive preferred ordinary shares from:

•	News Corporation;

•	any agent of News Corporation; or

•	any other entity involved in ownership or transaction records in respect of the preferred ordinary shares.

The depositary will not issue preferred ADRs against any other rights to receive preferred ordinary shares unless:

•	such preferred ADRs are fully collateralized (marked-to-market daily) with cash or U.S. government securities, or other collateral of comparable safety and liquidity;

•	the applicant for such preferred ADRs represents in writing that it, or its customer, owns such preferred ordinary shares or preferred ADRs before the issuance of such preferred ADRs or such evidence of ownership as the depositary deems appropriate, and will hold them in trust for the depositary until delivery upon the depositary’s request; and

•	such issuance shall be terminable by the depositary on not more than five business days’ notice and subject to such further indemnities and credit regulations as the depositary deems appropriate.

Additionally, the depositary intends that the number of preferred ADRs issued by it prior to the receipt of preferred ordinary shares and outstanding at any one time generally will not exceed 30% of the News Corporation Preferred ADSs issued by the depositary with respect to which preferred ordinary shares are on deposit with the depositary or custodian. However, the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary will set limits with respect to the number of preferred ADRs and preferred ordinary shares involved in transactions under these provisions on a case-by-case basis. The depositary or the custodian may only deliver preferred ordinary shares in accordance with the deposit agreement.

Voting Deposited Securities

If the depositary receives any notice of any meeting or solicitation of consents or proxies of holders of preferred ordinary shares or other deposited securities, the depositary will:

•	as soon as practicable, fix a record date for determining the preferred ADR holders entitled to give instructions for the exercise of voting rights or the grant of proxies or consents, as provided in the deposit agreement; and

•	mail to such holders a notice containing:

—	the information contained in the notice of meeting and solicitation materials, if any;

—	a statement that such holders at the close of business on a specified record date will be entitled, subject to applicable law, News Corporation’s constitution and the provisions of the deposited securities, to instruct the depositary as to the exercise of the voting rights (if any) pertaining to the preferred ordinary shares and other deposited securities represented thereby; and

—	brief statement as to the manner in which such instructions may be given.

If the depositary receives a written request of a preferred ADR holder on such record date, on or before the date established by the depositary for such purpose, it shall endeavor, insofar as practicable and permitted under applicable law, News Corporation’s constitution and the provisions of the deposited securities, to vote or cause to be voted the amount of preferred ordinary shares or other deposited securities represented by such News Corporation preferred ADSs, in accordance with the instructions set out in the request. Other than in accordance with instructions received from holders, the depositary will not itself exercise any voting discretion over any News Corporation preferred ADSs or other deposited securities evidenced by a preferred ADR.

Dividends, Other Distributions and Rights

Whenever the depositary receives any cash dividend or other cash distribution on the deposited securities, the depositary or the custodian will, subject to the provisions of the deposit agreement:

•	convert on a reasonable basis such dividend or distribution without unreasonable delay into U.S. dollars; and

•	distribute the converted amounts to the record holders entitled to such dividend or distribution, in proportion to the number of News Corporation preferred ADSs representing such deposited securities held by it;

provided, however, that the amount distributed will be reduced by any amounts required to be withheld by News Corporation, the custodian or the depositary on account of taxes.

The depositary will either:

•	distribute the non-U.S. dollar currency received by the depositary to the then preferred ADR holders entitled to the dividend or distribution; or

•	hold such non-U.S. dollar currency for the respective accounts of such persons, without liability for interest, and distribute to them an appropriate document or notice evidencing their rights to receive such currency, if:

—	the depositary determines that non-U.S. dollar amounts may not be converted on a reasonable basis into the U.S. dollars transferable to the United States;

—	any approval or license of any government or agency, which is required for such conversion, is denied or, in the depositary’s opinion, is unobtainable; or

—	any such approval or license is not obtained within a reasonable period as determined by the depositary.

If any distribution consists of a dividend in preferred ordinary shares or a free distribution of such shares, the depositary may in its discretion, upon prior consultation with and the approval of News Corporation, distribute to the preferred ADR holders entitled to the dividend or distribution additional preferred ADRs representing the aggregate number of preferred ordinary shares received, subject to the terms of the deposit agreement. The depositary must distribute such additional preferred ADRs if News Corporation so requests. In lieu of delivering preferred ADRs for fractional News Corporation preferred ADSs in any such case, the depositary may sell the number of preferred ordinary shares represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the deposit agreement.

Whenever the depositary or the custodian receives any distribution other than cash or preferred ordinary shares or rights upon any deposited securities, the depositary will, upon consultation with News Corporation, distribute without unreasonable delay to the preferred ADR holders entitled to the distribution such securities or property in any manner that the depositary, after consultation with News Corporation if practicable, may deem equitable and practicable for accomplishing such distribution. If:

•	in the depositary’s opinion, such distribution cannot be made to the preferred ADR holders entitled to the distribution; or

•	for any other reason (such as any requirement (1) that News Corporation, the depositary or the custodian withhold an amount on account of taxes, or other governmental charges, (2) under any applicable securities or exchange control regulations or law, or (3) that such securities must be registered under the Securities Act or other law in order to be distributed to holders of preferred ADRs), the depositary, after consultation with News Corporation if practicable, deems such distribution to be unfeasible, the depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper or in accordance with applicable law. The net proceeds of any such sale will be distributed by the depositary to the preferred ADR holders so entitled as in the case of a distribution received in cash.

If News Corporation offers, or causes to be offered, to the holders of any deposited securities any rights to purchase additional preferred ordinary shares or any other rights, such rights shall be made available by the depositary to the preferred ADR holders in such manner as the depositary may determine, either:

•	by the issue to the record holders so entitled of warrants or other instruments representing such rights; or

•	by such other method as the depositary deems feasible, after consultation with News Corporation,

provided, however, that:

•	if at the time of the offering of any rights, the depositary determines that it is unlawful or not feasible to make such rights available to preferred ADR holders by the issue of warrants or otherwise; or

•	if the rights, warrants or other instruments are not exercised and appear to be about to lapse,

the depositary in its discretion may, in accordance with applicable law, sell such rights, warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of such sale will be distributed to the extent practicable to the preferred ADR holders so entitled as in the case of a distribution received in cash. Disposal of rights in accordance with this paragraph may reduce the equity interest of the preferred ADR holders in News Corporation.

If registration under the Securities Act of the securities to which any rights relate is required in order for News Corporation to offer such rights to preferred ADR holders and sell the securities represented by such rights, the depositary will not offer such rights to the preferred ADR holders:

•	unless and until such a registration statement is in effect; or

•	unless the offering and sale of such securities to such preferred ADR holders are exempt from registration under the provisions of the Securities Act.

If such rights are offered, the depositary may dispose of such rights in accordance with the preceding paragraph. News Corporation will, in connection with any offer of such rights, use reasonable efforts to make such rights generally transferable or consent to the transfer of such rights by foreign investors not resident in Australia.

Fixing Record Dates

Whenever:

•	the depositary receives notice of the fixing of a record date by News Corporation for the determination of holders of News Corporation’s preferred ordinary shares or other deposited securities entitled to receive any cash dividend, cash or non-cash distribution, or any rights to be issued with respect to the preferred ordinary shares or other deposited securities;

•	the depositary receives notice of any meeting of holders of the preferred ordinary shares or other deposited securities; or

•	upon such other circumstances as are specified in the deposit agreement,

the depositary will, after consultation with News Corporation if practicable, fix a record date (which, where applicable, will be as close as practicable to the date corresponding to the record date fixed by News Corporation in respect of the preferred ordinary shares) for determining the preferred ADR holders who will be entitled to:

•	receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or

•	to give instructions for the exercise of voting rights at any such meeting or to take such other action.

Subject to the provisions of the deposit agreement, the record preferred ADR holders at the close of business on the record date fixed by the depositary will be entitled to:

•	receive the amount distributable by the depositary with respect to such dividend or distribution or rights or the net proceeds of the sale thereof; or

•	give voting instructions for the exercise of such voting rights, in proportion to the number of News Corporation preferred ADSs held by them.

Transfer of Preferred ADRs

The preferred ADRs are transferable on the books of the depositary in accordance with the provisions of the deposit agreement. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any preferred ADR, the depositary or a custodian may require:

•	payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer registration fee with respect thereto;

•	payment of any applicable fees as provided in the deposit agreement;

•	the production of proof satisfactory to it as to the identity and genuineness of any signature; and

•	compliance with any laws or governmental regulations and such reasonable regulations, if any, as the depositary may establish consistent with the provisions of the deposit agreement.

The depositary or News Corporation may:

•	suspend the delivery of preferred ADRs against deposits of preferred ordinary shares generally;

•	suspend the delivery of preferred ADRs against deposits of particular preferred ordinary shares;

•	withhold the delivery of preferred ADRs against the deposit of particular preferred ordinary shares;

•	refuse the registration of transfer of preferred ADRs in particular instances; or

•	suspend the transfer of preferred ADRs generally,

during any period when the transfer books are closed, or if any such action is deemed necessary or advisable by the depositary or News Corporation at any time or from time to time because of:

•	any requirement of law, any government or governmental body, authority or commission or under any provision of the deposit agreement;

•	the provisions of or governing deposited securities;

•	any meeting of shareholders of News Corporation; or

•	any other reason in accordance with the deposit agreement.

Filing Proofs, Certificates and Other Information

Any person presenting preferred ordinary shares for deposit or any preferred ADR holder may be required from time to time to:

•	file such proof of citizenship or residence, evidence of the number of preferred ordinary shares beneficially owned and any other matters necessary or appropriate to evidence compliance with applicable laws, the constitution of News Corporation or other matters;

•	file such other information including, without limitation:

—	taxpayer status;

—	exchange control approval; and

—	information relating to the registration on the books of News Corporation (or its appointed agent for transfer and registration of preferred ordinary shares);

•	execute such certificates; and

•	make such representations and warranties,

as the depositary or News Corporation may deem necessary or proper. The depositary may, and will if requested by News Corporation:

•	withhold the delivery or registration of transfer of any preferred ADR or the distribution of rights or of the proceeds thereof or the delivery of any such deposited securities; and

•	make a reasonable effort to, or refuse to vote the deposited securities of a specified holder in accordance with instructions received from such holder under the amended and restated deposit agreement, until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Amendment to the Amended and Restated Deposit Agreement

The form of the preferred ADRs and any provisions of the amended and restated deposit agreement may at any time be amended by written agreement between News Corporation and the depositary.

Any amendment:

•	imposing or increasing any fees or charges payable by preferred ADR holders (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses); or

•	otherwise prejudicing any substantial existing right of preferred ADR holders,

shall not take effect as to outstanding preferred ADRs until the expiration of thirty days after notice of such amendment has been given to the record holders of outstanding preferred ADRs. Every preferred ADR holder at the time such amendment so becomes effective will be deemed, by continuing to hold such preferred ADR, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

No amendment may impair the right of any preferred ADR holder to surrender their preferred ADR and receive the underlying deposited securities except as permitted under the deposit agreement.

Termination of the Amended and Restated Deposit Agreement

The depositary will, at the direction of News Corporation, terminate the deposit agreement by mailing notice of such termination to the record preferred ADR holders then outstanding under the deposit agreement, at least thirty (30) days prior to the date fixed in such notice for termination. The depositary may likewise terminate the deposit agreement at any time after sixty days of delivering to News Corporation a written notice of its election to resign, and a successor depositary has not have been appointed and accepted its appointment within such sixty days.

If any preferred ADRs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter shall:

•	discontinue the registration of transfer of preferred ADRs;

•	suspend the distribution of dividends to the holders of any outstanding preferred ADRs; and

•	not give further notices or perform any further acts under the amended and restated deposit agreement, except for:

—	the collection of dividends and other distributions pertaining to the deposited securities;

—	the sale of rights as provided in the amended and restated deposit agreement; and

—	the delivery of the deposited securities, together with any dividends or other distributions received with respect to the deposited securities and the net proceeds of the sale of any rights or other property, in exchange for surrendered preferred ADRs.

At any time after the expiration of six months from the date of termination, the depositary may:

•	sell the deposited securities then held at public or private sale, at such place or places as it deems proper, and in accordance with applicable law, and

•	thereafter hold uninvested the net proceeds of such sale, together with any cash then held by it under the deposit agreement, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the outstanding preferred ADR holders.

Notices and Reports

On or before the date that News Corporation gives notice to its shareholders, by publication or otherwise, of:

•	any meeting of holders of its preferred ordinary shares or other deposited securities;

•	any adjourned meeting of such holders; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the deposited securities,

News Corporation will transmit to the depositary and the custodian a copy of such notice in the form given to holders of the preferred ordinary shares or other deposited securities.

The depositary will, at News Corporation’s expense:

•	arrange for the prompt transmittal by the custodian to the depositary of such notices and any other reports and communications which are made generally available by News Corporation to holders of its preferred ordinary shares; and

•	arrange for the mailing of copies of such notices, reports and other communications to all preferred ADR holders; or

•	at News Corporation’s request, make such notices, reports and other communications available to preferred ADR holders on a basis similar to that for holders of preferred ordinary shares or other deposited securities or on such other basis as News Corporation may advise the depositary may be required by any applicable law or regulation.

The depositary will make available for inspection by preferred ADR holders at its office, any reports and communications received from News Corporation which are both:

•	received by the depositary as the holder of the deposited securities; and

•	made generally available to the holders of such deposited securities by News Corporation,

and the depositary will furnish such communications and reports to preferred ADR holders upon request of such holders.

Inspection of Transfer Books

The depositary will keep books in the Borough of Manhattan, The City of New York, New York for the registration and transfer of preferred ADRs. These books will at all reasonable times be open for inspection by:

•	the preferred ADR holders; and

•	News Corporation;

provided that such inspection, to the depositary’s knowledge, shall not be for the purpose of communicating with preferred ADR holders in the interest of a business or object other than:

•	the business of News Corporation; or

•	a matter related to the amended and restated deposit agreement or preferred ADRs.

The depositary may close the books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the amended and restated deposit agreement or at the request of News Corporation.

Charges of Depositary

The depositary will charge:

•	the party to whom preferred ADRs are delivered against deposits of stock; and

•	the party surrendering preferred ADRs for delivery of stock and other deposited securities,

$5.00 per 100 News Corporation preferred ADSs (or fraction thereof) represented by each preferred ADR delivered or surrendered. News Corporation will pay other charges of the depositary except for:

•	stock transfer and other taxes and other governmental charges;

•	fees of the depositary for execution, delivery, transfer, combination, split-up or surrender of, and the making of distributions with respect to, preferred ADRs;

•	fees for registration, exchange or transfer of preferred ordinary shares;

•	expenses incurred by the depositary in the conversion of foreign currency; and

•	such cable, telex or facsimile transmission and delivery charges as are expressly provided in the amended and restated deposit agreement.

Liability of Holders for Taxes or Other Charges

Any tax or other governmental charge or assessment which becomes payable by the depositary with respect to:

•	a preferred ADR; or

•	any deposited security evidenced by a preferred ADR,

will be payable by such preferred ADR holder or any deposited security represented by a News Corporation preferred ADS. Until such payments are made:

•	any transfer of such News Corporation preferred ADS or any split-up or combination or withdrawal of deposited securities represented by the share may be refused;

•	any dividends or other distributions may be withheld; and

•	any part or all of the deposited securities evidenced by such preferred ADR and not sold may be sold for the account of the holder of such preferred ADR,

and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such tax or other governmental charge. The holder of such preferred ADR remains liable for any deficiency.

Limitation on Liability

The depositary, News Corporation or any of their respective agents will not be liable to the preferred ADR holders if it is prevented or delayed in performing its obligations under the amended and restated deposit agreement by:

•	any present or future law;

•	any rule or regulation;

•	any present or future provision of News Corporation’s constitution; or

•	any circumstances beyond its control.

The obligations of the depositary and the custodian under the deposit agreement are expressly limited to performing their respective obligations and duties specified in that agreement in good faith using their best judgment.

CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition by U.S. Holders and Non-U.S. Holders of the BUCS, debentures, BSkyB ordinary shares and News Corporation preferred ADSs. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a BUCS or a debenture, or a BSkyB ordinary share or News Corporation preferred ADS for which a debenture or BUCS may be exchanged, that is for United States federal income tax purposes a citizen or resident of the United States, a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and over which one or more United States persons have the authority to control all substantial decisions of the trust. However, in the case of an estate or trust, the discussion of U.S. Holders applies only to the extent such entity’s income is taxed to the entity or its beneficiaries on a net income basis under United States tax law. A “Non-U.S. Holder” is any individual or entity, other than a partnership for United States federal tax purposes, that is not a U.S. Holder.

If an entity that is treated as a partnership for United States federal tax purposes holds a BUCS, debenture, BSkyB ordinary share or News Corporation preferred ADS, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and upon the activities and organization of the partnership. If you are a partner of such a partnership you are urged to consult your tax advisor.

This discussion does not consider all possible tax consequences of the acquisition, ownership or disposition of the BUCS, debentures, BSkyB ordinary shares or News Corporation preferred ADSs and may not reflect the tax consequences to any particular holder. Unless otherwise stated, this summary deals only with BUCS, debentures, BSkyB ordinary shares or News Corporation preferred ADSs that are held as capital assets (generally, assets held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, the Treasury Regulations thereunder, cases and Internal Revenue Service, or IRS, rulings, all in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. The tax treatment of a holder of the BUCS, debentures, BSkyB ordinary shares or News Corporation preferred ADSs may vary depending upon the holder’s particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, U.S. expatriates, persons that have a functional currency other than the U.S. dollar, or persons that will hold the BUCS as a position in a “straddle,” as part of a “synthetic security” or “hedge,” or as part of a “conversion transaction” or other integrated investment. In addition, this summary does not address any aspects of state, local or non-United States tax laws. Prospective investors are urged to consult their tax advisor as to the particular consequences of acquiring, owning and disposing of the BUCS, debentures, BSkyB ordinary shares and News Corporation preferred ADSs including the application and effect of United States federal, state, local and estate and non-United States tax laws.

Classification of the Debentures

News America has taken the position that the debentures are classified for all United States tax purposes as indebtedness of News America under current law. News America, the trust and each holder (by acceptance of a beneficial ownership interest in the BUCS) agree to treat the debentures as indebtedness for all United States tax purposes. The remainder of this discussion assumes that the debentures will be classified as indebtedness of News America.

Classification of the Trust

In the opinion of Hogan & Hartson L.L.P., tax counsel to News Corporation and the trust, who we refer to as the Company Tax Counsel, under current law and assuming full compliance with the terms of the trust declaration and the indenture (and certain other documents) and based on certain facts and assumptions contained in such opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, each holder of a BUCS will generally be considered the beneficial owner of a pro rata portion of the debentures held by the trust. Each such holder of a BUCS will also be required to include in its gross income interest income or original issue discount with respect to its allocable share of those debentures determined as described below in “—U.S. Holders—Interest Accrual.”

U.S. Holders

Interest Accrual.    For United States federal income tax purposes, the debentures will be subject to Treasury Regulations relating to contingent payment debt instruments (the “Contingent Payment Debt Regulations”). Because a U.S. Holder will be treated as the beneficial owner of a pro rata portion of the debentures held by the trust, under the Contingent Payment Debt Regulations, a U.S. Holder will be required to accrue interest income (in amounts described in the next paragraph) regardless of whether such U.S. Holder uses the cash or accrual method of tax accounting. As a result, a U.S. Holder will be required to include interest in taxable income each year in excess of the regular semi-annual interest payments received in that year.

Under the Contingent Payment Debt Regulations, for each accrual period ending prior to or on the maturity date of the debentures, the amount of interest that accrues, as original issue discount, on a debenture equals the product of (a) the adjusted issue price (as defined below) as of the beginning of the accrual period and (b) the comparable yield (as defined below) adjusted for the length of the accrual period. This amount is ratably allocated to each day in the accrual period and is includable as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the BUCS.

The “adjusted issue price” means the issue price of a debenture, which is $1,000, increased by any interest previously accrued (determined without regard to any adjustments to interest accruals described below) and decreased by the amount of any projected payments (as defined below) with respect to the debenture.

The “comparable yield” means the annual yield we would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the debentures. Amounts treated as interest under the Contingent Payment Debt Regulations are treated as original issue discount for all purposes of the Code.

News America has determined that the comparable yield is 4.85%, compounded semi-annually. Under the Contingent Payment Debt Regulations, News America is required, solely for United States federal income tax purposes, to provide a schedule of the projected amounts of payments, or projected payments, on the debentures. This schedule must produce the comparable yield. Based on our determination of the comparable yield, the schedule of projected payments (assuming a principal amount of US$1,000 and an issue price of US$1,000, and with respect to each integral multiple thereof) consists of (a) a payment of interest equal to US$3.625 on September 15, 2003, (b) payments of interest equal to US$3.75 on each subsequent semi-annual interest payment date (including the maturity date) and (c) a payment of a projected amount at the maturity date of the debentures (excluding the stated semi-annual interest on the debentures payable on such date) equal to US$2,357.23. For United States federal income tax purposes, a U.S. Holder is required to use the comparable yield and the schedule of projected payments in determining its interest accruals and adjustments thereof in respect of the debentures, unless such U.S. Holder timely discloses and justifies the use of other estimates to the IRS.

THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE NOT PROVIDED FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF U.S. HOLDERS’ INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE DEBENTURES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE ON THE DEBENTURES.

Adjustments to Interest Accruals.    If the sum of any actual payments (other than in connection with an unscheduled retirement) received by a U.S. Holder with respect to the debentures during a taxable year (including regular cash dividend amounts, extraordinary distributions, and upon the maturity of the debentures, the fair market value of any BSkyB ordinary shares received by such holder, plus the fair market value of any other property received, plus the amount of cash received) exceeds the total amount of projected payments for that taxable year, the difference will produce a “net positive adjustment” under the Contingent Payment Debt Regulations, which will be treated as additional interest to the holder for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received with respect to the debentures in that year. If the actual total amount received by the holder in a taxable year is less than the total amount of projected payments to the holder for that taxable year, the difference will produce a “net negative adjustment” under the Contingent Payment Debt Regulations, which will (a) reduce the U.S. Holder’s interest income on the BUCS for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the BUCS during prior taxable years (reduced to the extent such interest was offset by prior net negative adjustments).

Purchase for Premium or Discount.    A purchase of the BUCS or debentures by a U.S. Holder will cause the new U.S. Holder to have a basis in the BUCS or the debentures equal to the amount paid for the BUCS or debentures. A U.S. Holder is required to reasonably allocate any difference between the adjusted issue price of the BUCS or debentures and such U.S. Holder’s basis in the BUCS or debentures to daily portions of interest or projected payments over the remaining term of the BUCS or debentures. If such basis in the BUCS or debentures exceeds the BUCS’ or debentures’ adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder’s adjusted basis in the BUCS or debentures is reduced by the amount the U.S. Holder so treats as a negative adjustment. If the new U.S. Holder’s basis in the BUCS or debentures is less than the BUCS’ or debentures’ adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder’s adjusted basis in the BUCS or debentures is increased by the amount the U.S. Holder so treats as a positive adjustment.

Receipt of Debentures Upon Liquidation of the Trust.    Under certain circumstances, debentures may be distributed to holders of the BUCS upon the liquidation of the trust. Under current law, such distributions, for United States federal income tax purposes, would be treated as non-taxable events. Upon liquidation of the trust, the U.S. Holders of BUCS would each have an aggregate tax basis in the debentures distributed to them equal to the aggregate basis of their BUCS. The holding period in the debentures received in liquidation of the trust would include the period during which the BUCS were held by such holder.

Sale or Exchange of the BUCS or Debentures.    Upon the sale, exchange or unscheduled retirement of the BUCS or debentures prior to the maturity date (including, for instance, (a) an exchange at the U.S. Holder’s option for BSkyB ordinary shares and/or cash, (b) a put by a U.S. Holder for BSkyB ordinary shares, News Corporation preferred ADSs and/or cash, and (c) a redemption at News America’s option for BSkyB ordinary shares and/or cash), the U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s adjusted basis. A U.S. Holder will be treated as receiving an amount equal to the fair market value of any BSkyB ordinary shares or News Corporation preferred ADSs received, plus the fair market value of any other property received, plus the amount of any cash received. The adjusted basis will be the U.S. Holder’s original basis in the BUCS or debentures, increased by the interest income previously included by the U.S. Holder with respect to the BUCS or debentures (determined without regard to any adjustments to interest accruals described in the second preceding paragraph) and decreased by the projected amount of all prior payments with respect to the BUCS or debentures. Any gain upon sale, exchange or unscheduled retirement of the BUCS or debentures will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income by the U.S. Holder with respect to the BUCS or debentures, and thereafter, capital loss. The distinction between capital loss and ordinary loss is potentially significant in several respects. For example, limitations apply to a U.S. Holder’s ability to offset capital losses against ordinary income.

Distributions on BSkyB Ordinary Shares or News Corporation Preferred ADSs.    The gross amount of any distribution made by BSkyB or News Corporation to a U.S. Holder with respect to any BSkyB ordinary shares or News Corporation preferred ADSs held by the U.S. Holder generally will be includable in the income of the U.S. Holder as dividend income to the extent that such distribution is paid out of BSkyB’s or News Corporation’s current or accumulated earnings and profits as determined under United States federal income tax principles. Dividends will generally constitute foreign source “passive” income for foreign tax credit purposes. The dividend income generally will not be eligible for the dividends received deduction allowed to corporations. If the amount of any distribution exceeds BSkyB’s or News Corporation’s current and accumulated earnings and profits as so computed, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in its BSkyB ordinary shares or News Corporation preferred ADSs, and thereafter as gain from the sale or exchange of property. Under recently enacted legislation, which is generally effective for tax years beginning after December 31, 2002 through tax years beginning on or before December 31, 2008, dividend income received by an individual from a corporation organized in the United States or from a “qualified foreign corporation” is eligible for taxation at the lower rates imposed on long-term capital gains recognized by individuals. A non-U.S. corporation is a “qualified foreign corporation” if (i) it is eligible for benefits under a comprehensive U.S. income tax treaty determined to be satisfactory to the United States Department of the Treasury or (ii) its stock with respect to which the dividend is paid is readily tradeable on an established securities market in the United States. The Conference Report with respect to this legislation states that until the United States Department of the Treasury identifies satisfactory treaties for this purpose, a non-U.S. corporation will be considered to be a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program (which would include both the United States-Australia treaty and the United States-United Kingdom treaty currently in effect). The Conference Report further states that a share of a non-U.S. corporation’s stock is treated as readily tradeable on an established securities market in the United States if an American Depositary Receipt (which would represent a News Corporation Preferred ADS) backed by such share is so traded.

The amount of any dividend paid in non-United States currency will be equal to the United States dollar value of such currency on the date the dividend is included in income, regardless of whether the payment is in fact converted into United States dollars. A U.S. Holder will generally be required to recognize foreign currency gain or loss when such United States Holder sells or disposes of non-United States currency. A U.S. Holder may also be required to recognize foreign currency gain or loss upon receipt of a refund under an applicable treaty of tax withheld in excess of the treaty rate. This foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Any non-United States withholding tax with respect to a dividend may be used as a credit against a U.S. Holder’s United States federal income tax liability, subject to certain conditions and limitations.

Disposition of BSkyB Ordinary Shares or News Corporation Preferred ADSs.    A U.S. Holder generally will recognize capital gain or loss for United States federal income tax purposes on the sale, exchange or other disposition of BSkyB ordinary shares or News Corporation preferred ADSs held by the U.S. Holder in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s tax basis in the BSkyB ordinary shares or News Corporation preferred ADSs. Any such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the shares or ADSs for more than one year. A U.S. Holder that received BSkyB ordinary shares or News Corporation preferred ADSs in an exchange or other disposition of a BUCS will have a basis in those BSkyB ordinary shares or News Corporation preferred ADSs equal to the fair market value of the shares or ADSs on the date of such disposition of the BUCS. The U.S. Holder’s holding period in the BSkyB ordinary shares or News Corporation preferred ADSs will begin the day after such disposition of the BUCS.

United States Passive Foreign Investment Company Rules.    Each of BSkyB and News Corporation believes that it will not be treated as a passive foreign investment company, or PFIC, for United States federal income tax purposes for the current taxable year or for any future taxable year. However, an actual determination of PFIC status is factual and cannot be made until the close of the applicable taxable year. BSkyB or News Corporation will be a PFIC for any taxable year in which either (i) 75% or more of its gross income is passive income or (ii) its assets that produce passive income or that are held for the production of passive income amount to at least 50% of the value of its total assets on average. For purposes of this test, the applicable company will be treated as directly owning its proportionate share of the assets, and directly receiving its proportionate share of the gross income, of each corporation in which it owns, directly or indirectly, at least 25% of the value of the shares of such corporation. If BSkyB or News Corporation were to become a PFIC, the United States federal income tax applicable to distributions on BSkyB ordinary shares or News Corporation preferred ADSs, as the case may be, and any gains a U.S. Holder recognizes on disposition of such shares, may be less favorable to such U.S. Holder. Accordingly, each U.S. Holder should consult with its own professional tax advisor regarding the PFIC rules.

Backup Withholding and Information Reporting.    Interest payments on the debentures and proceeds from the sale, exchange or other disposition of the BUCS, debentures, or BSkyB ordinary shares or News Corporation preferred ADSs received in exchange therefor, may be subject to information reporting to the IRS and possible United States backup withholding. United States federal backup withholding generally is imposed on specified payments to persons that fail to furnish required information. The rate of backup withholding will be 30% in 2003, 29% in 2004 and 2005, and 28% in 2006 through 2010. Backup withholding will generally not apply to a holder who furnishes a correct taxpayer identification number or certificate of non-United States status and makes any other required certification, or who is otherwise exempt from backup withholding. Any U.S. Holder required to establish exempt status generally must file Internal Revenue Service Form W-9, Request for Taxpayer Identification Number and Certification. Recently finalized Treasury Regulations have generally expanded the circumstances under which information reporting and backup withholding may apply.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing required information.

Non-U.S. Holders

Interest Accrual.    The payment or accrual of principal and interest (including original issue discount) on a BUCS or debenture by News America or any of its paying agents to any Non-U.S. Holder will not be subject to United States federal withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively (including through ownership of News Corporation preferred ordinary shares or preferred ADSs) own ten percent or more of the total combined voting power of all classes of stock of News America entitled to vote, (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to News America through actual or constructive stock ownership, (3) the BSkyB ordinary shares and News Corporation preferred ADSs continue to be actively traded within the meaning of Section 871(h)(4)(c)(v)(I) of the Code (which for these purposes and subject to certain exceptions, includes trading on Nasdaq) and (4) the beneficial owner of the debentures certifies by providing a Form W-8BEN, or appropriate substitute form, to News America or its agent (provided that if the BUCS are held through a financial institution or other agent acting on the behalf of the Non-U.S. Holder, the Non-U.S. Holder generally will be required to provide appropriate documentation to the agent and the agent will then be required to provide certification to News America or its paying agent, either directly or through other intermediaries).

Notwithstanding the above, a Non-U.S. Holder that is engaged in the conduct of a United States trade or business will be subject to (i) United States federal income tax on interest that is effectively connected with the conduct of such trade or business, or, if a tax treaty applies, attributable to a United States permanent establishment maintained by such Non-U.S. Holder and (ii) if the Non-U.S. Holder is a corporation, a United States branch profits tax equal to 30% of its “effectively connected earnings and profits” as adjusted for the taxable year, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty.

Receipt of Debentures Upon Liquidation of the Trust.    Under certain circumstances, debentures may be distributed to holders of the BUCS upon liquidation of the trust. In such a case, a Non-U.S. Holder will have the same United States federal income tax consequences as a U.S. Holder, which are described above under “U.S. Holders—Receipt of Debentures Upon Liquidation of the Trust.”

Sale or Exchange of the BUCS or Debentures.    A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax on any gain realized in connection with the sale, exchange or retirement of a BUCS or debenture, unless (i) the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and who has a tax home or an office or fixed place of business in the United States to which the gain is attributable or (ii) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States, or, if a tax treaty applies, attributable to a United States permanent establishment maintained by such Non-U.S. Holder.

Federal Estate Tax.    BUCS held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual’s death if the individual does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of News America entitled to vote and, at the time of the individual’s death, if payments with respect to such BUCS would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

Distributions on and Disposition of BSkyB Ordinary Shares of News Corporation Preferred ADSs.    A Non-U.S. Holder of BSkyB ordinary shares or News Corporation preferred ADSs received in exchange for BUCS or debentures will generally not be subject to United States income or withholding tax on distributions with respect to such shares or ADSs. Such Non-U.S. Holder will generally not be subject to United States income or withholding tax on gain realized on the sale, exchange or other disposition of such shares or ADSs, unless (i) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and who has a tax home or an office or fixed place of business in the United States to which the gain is attributable or (ii) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States, or, if a tax treaty applies, attributable to a United States permanent establishment maintained by such Non-U.S. Holder.

Backup Withholding and Information Reporting.    Interest payments on the BUCS or debentures and proceeds from the sale, exchange or other disposition of the BUCS or debentures, or BSkyB ordinary shares or News Corporation preferred ADSs received in exchange therefor, may be subject to information reporting to the IRS and possibly to United States backup withholding. United States federal backup withholding generally is imposed on specified payments to persons that fail to furnish required information at a rate of 28%. Backup withholding will generally not apply to a Non-U.S. Holder that furnishes a correct taxpayer identification number or certificate of non-United States status and makes any other required certification, or that is otherwise exempt from backup withholding (provided that the applicable payor or its agent does not have actual knowledge that the payee is a United States person).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-U.S. Holder’s United States federal income tax liability. A Non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing required information.

Additional Amounts

All payments made by News Corporation or a subsidiary guarantor, other than a subsidiary guarantor that is organized in or whose residence is the United States, with respect to the guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision thereof or any authority therein or thereof, or the country of residence of News Corporation or any subsidiary guarantor other than a subsidiary guarantor that is organized in or whose residence is the United States or any political subdivision thereof, having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is then required by law. In the event that Australia or any political subdivision thereof or any authority therein, or the country of residence of News Corporation or any subsidiary guarantor other than a subsidiary guarantor that is organized in or whose residence is the United States or any political subdivision thereof, imposes any such withholding tax deductions on (i) any payments made by News Corporation or a subsidiary guarantor with respect to the guarantees or (ii) any net proceeds on the sale to or exchange with News Corporation or any subsidiary guarantor of the debentures, News Corporation or such subsidiary guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments or sale or exchange in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any debentures held by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such debentures by reason of being a citizen or resident of, or carrying on a business in, Australia or any political subdivision thereof or any authority therein, or the country of residence of News Corporation or any subsidiary guarantor. In the case of net proceeds from the sale or exchange of debentures, the Additional Amounts shall not exceed the Additional Amounts that would have been payable if the debentures had been redeemed for their principal amount plus accrued but unpaid interest at the time of such sale of exchange. The indenture provides that in certain circumstances News America will have the opportunity to optionally redeem all of the debentures upon the operation of this provision and, as a result of any such redemption, the trust will have the obligation to redeem all of the BUCS. Notwithstanding the foregoing, News Corporation or a subsidiary guarantor making a payment on the debentures pursuant to the guarantees shall not be required to pay any Additional Amounts if (i) News Corporation or such subsidiary guarantor provides the beneficial holder of a debenture with (A) written notice in advance of making such payment and (B) the appropriate forms or instructions necessary to enable such beneficial holder to certify, document or claim the availability of an exemption from, or reduction of, the withholding or deduction of such taxes under applicable law, and (ii) the obligation to pay such Additional Amounts would not have arisen but for the failure of such beneficial holder to (A) duly complete such forms or respond to such instructions or make such claim without undue delay or (B) provide to News Corporation or such subsidiary guarantor or relevant taxing authority such duly completed forms or responses to instructions.

CERTAIN U.K. TAX CONSEQUENCES

Sale of BUCS and Debentures

No U.K. stamp duty reserve tax will be payable in relation to an agreement to transfer BUCS or debentures and no U.K. stamp duty will be payable in relation to any disposal of BUCS or debentures which is effected without any instrument of transfer.

Sale of BSkyB Ordinary Shares

If a holder of a BUCS or debenture receives BSkyB ordinary shares in exchange for such BUCS or debenture, any instrument transferring BSkyB ordinary shares on the sale of such BSkyB ordinary shares will be stampable at 0.5% of the consideration. Any agreement to transfer BSkyB ordinary shares will be subject to stamp duty reserve tax at 0.5% of the consideration. Failure to pay any stamp duty on transfer of the BSkyB ordinary shares may result in a liability to pay interest and penalties, although timely payment of stamp duty will cancel any stamp duty reserve tax payable.

There will be no charge to stamp duty or stamp duty reserve tax in the United Kingdom on any transfer or agreement to transfer BSkyB ordinary shares represented by BSkyB ADRs.

SELLING SECURITY HOLDERS

All of the BUCS being offered hereby are being offered for the accounts of the selling security holders. The BUCS were originally issued by us and sold by the initial purchasers of the BUCS, in a transaction exempt from the registration requirements of the Securities Act. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the BUCS listed below in such amounts as they, in their sole discretion, determine. When we refer to the “selling security holders” in this prospectus, we mean the holders referred to in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling security holders’ interests. Neither the filing with the Commission of the registration statement of which this prospectus forms a part nor the distribution of this prospectus necessarily means that any or all of the BUCS being offered for the accounts of the selling security holders are being offered for sale at any given time.

The table below sets forth the name of each selling security holder, the original liquidation preference of BUCS owned and the original liquidation preference of BUCS registered by each selling security holder in this prospectus that each selling security holder may offer pursuant to this prospectus.

We have prepared the table below based on information given to us by the selling security holders prior to the effective date of the registration statement of which this prospectus forms a part; however, any or all of the BUCS listed below and the offered securities for which such BUCS (or the debentures) are exchangeable or redeemable (or which may be distributed to the holders of the BUCS) may be offered for sale pursuant to this prospectus by the selling security holders from time to time, including selling security holders that, after the effective date of the registration statement, acquire any of the BUCS held by the selling security holders listed in the table below. Accordingly, no estimate can be given as to the amounts of BUCS or other offered securities that will be held by the selling security holders upon consummation of any such sales. In addition, the information relating to ownership of BUCS by the selling security holders listed in the table below may have changed as a result of the acquisition, sale or transfer, in transactions exempt from the registration requirements of the Securities Act, of some or all of their BUCS since the date as of which the information in the table is presented.

Information about selling security holders may change over time. Any changed information supplied to us will be set forth in prospectus supplements or post-effective amendments, as may be appropriate. From time to time, additional information concerning ownership of the BUCS may rest with certain holders thereof not named in the table below and of whom we are unaware.

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)
AAM/Zazove International Convertible Fund L.P. 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	$400,000	*	0	30,836

ACIG Insurance Company 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	300,000	*	0	23,127

AIG DKR SoundShore Oasis Holding Fund Ltd. c/o DKR Capital Partners LP 1281 East Main Street Stamford, CT 06902	9,600,000	*	0	740,064

AIG DKR SoundShore Overseas Oasis Holding Fund Ltd. c/o DKR Capital Partners LP 1281 East Main Street Stamford, CT 06902	4,900,000	*	0	377,741

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)
AIG DKR SoundShore Strategic Holding Fund Ltd. c/o DKR Capital Partners LP 1281 East Main Street Stamford, CT 06902	3,400,000	*	0	262,106

AIG DKR SoundShore Overseas Holding Fund Ltd. c/o DKR Capital Partners LP 1281 East Main Street Stamford, CT 06902	4,100,000	*	0	316,069

Alcon 401(k) Retirement Plan 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	1,100,000	*	0	84,799

American Fidelity Assurance Company 2000 Classen Center Oklahoma City, OK 73106	260,000	*	0	20,043

American Founders Life Ins. Co. 8395 Keystone Crossing Indianapolis, IN 46240	400,000	*	0	30,836

American Pioneer Life Ins. Co. of New York 6 International Drive Rye Brook, NY 10573-1068	90,000	*	0	6,938

American Progressive Life & Health 6 International Drive Rye Brook, NY 10573-1068	90,000	*	0	6,938

American Public Entity Excess Pool 29621 Northwestern Highway Southfield, MI 48034	90,000	*	0	6,938

Auspicis Ltd. c/o Jefferies Asset Management Ltd. Uraniastrasse 12 CH-8023 Zurich, Switzerland	200,000	*	0	15,418

Bank Austria Cayman Islands, Ltd c/o Remius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	2,500,000	*	0	192,725

Bank Austria C29—BA 510-452448 Obere Donacsterasse 19 1090 Vienna, Austria	150,000	*	0	11,564

Barclays Global Investors c/o Forest Investment Management LLC 53 Forest Avenue Old Greenwich, CT 06870	350,000	*	0	26,982

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

Barep Convertible Arbitrage c/o Barep Asset Management 3 Rue Lafayette 750009 Paris, France	28,000,000	2%	0	2,158,520

Barep Convertible Arbitrage Enhanced c/o Barep Asset Management 3 Rue Lafayette 750009 Paris, France	9,000,000	*	0	693,810

Beamtenversicherungskasse des Kantons Zurich c/o State Street Switzerland Kassernen Str. 1 CH-8004 Zurich, Switzerland	3,900,000	*	0	300,651

Bernische Lehrerversicherungskasse c/o CSAM P.O. Box 800 CH-8070 Zurich, Switzerland	450,000	*	0	34,691

Buckeye State Mutual Ins. Co 1 Heritage Place Piqua, OH 45356	30,000	*	0	2,313

CALAMOS Convertible Fund—CALAMOS Investment Trust c/o CALAMOS Investments 1111 E. Warrenville Road Naperville, IL 60563	11,500,000	*	0	886,535

CALAMOS Global Convertible Fund—CALAMOS Investment Trust c/o CALAMOS Investments 1111 E. Warrenville Road Naperville, IL 60563	700,000	*	0	53,963

CALAMOS Group Trust—International Fund c/o CALAMOS Investments 1111 E. Warrenville Road Naperville, IL 60563	1,700,000	*	0	131,053

Catholic Family Life Ins. 1572 E. Capital Drive Milwaukee, WI 53211-0563	340,000	*	0	26,211

Catholic Relief Insurance Company of America 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	600,000	*	0	46,254

Celina Mutual Ins. Co. 1 Insurance Square Celina, OH 45822-1690	40,000	*	0	3,084

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

Century National Insurance Co. 12200 Sylvan St. North Hollywood, CA 91606	1,000,000	*	0	77,090

Cheyne Fund LP 13 Park Place London, England SW1A1LP	1,980,000	*	0	152,638

Cheyne Leveraged Fund LP 13 Park Place London, England SW1A1LP	1,195,000	*	0	85,878

CI Global Convertible Capital Invest Obere Donacsterasse 19 1090 Vienna, Austria	350,000	*	0	26,982

CIP Limited Duration Company 1 Cabot Square London, England E144QJ	238,000	*	0	18,347

Citigroup Global Markets U.K. Equity Limited Citigroup Centre, Canada Square Canary Wharf London, England E145LB	30,000,000	2%	0	2,312,700

Citigroup Global Markets Limited Citigroup Centre, Canada Square Canary Wharf London, England E145LB	37,515,000	2%	0	2,892,031

Colonial Lloyds Insurance Co 2600 W. Freeway Fort Worth, TX 76102	20,000	*	0	1,542

Commerzbank AG Frankfurt Shearbourne House 119-121 Cannon Street London, England EC3V0HR	5,750,000	*	0	443,268

Commerzbank AG Frankfurt 119-121 Cannon Street London, England EC3V0HR	250,000	*	0	19,273

Commonwealth Dealers 8001 W. Broad Street Richmond, VA 23294	200,000	*	0	15,418

Concord Life Ins. Co. 307 N. Michigan Ave. Chicago, IL 60601	200,000	*	0	15,418

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

CQS Convertible & Quantitative Strategies Masterfund Ltd. P.O. Box 309 Ugland House South Church Street Georgetown, Grand Cayman	21,000,000	1%	20,404	1,618,890

Credit Suisse First Boston Europe Limited 1 Cabot Square London, England E144QJ	30,500,000	2%	0	2,351,245

CSA Fraternal Life Ins. Co. 122 W. 22nd St. Oakbrook, IL 60521	140,000	*	0	10,793

CS Alternative Strategy Limited 13 Park Place London, England SW1A1LP	68,000	*	0	5,242

Cumberland Ins. Co. 633 Shiloh Pike Bridgeton, NJ 08302	180,000	*	0	13,876

Cumberland Mutual Fire Ins. Co. 633 Shiloh Pike Bridgeton, NJ 08302	750,000	*	0	57,818

DBAG London 31 West 52nd Street, 4th Floor New York, NY 10019	10,000,000	*	0	770,900

Educators Mutual Life Ins. 202 N. Price Street Lancaster, PA 17603	180,000	*	0	13,876

Employee’s Retirement of N.O. Sewer/Water Board 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	650,000	*	0	50,109

Field Holdings, Inc. 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	70,000	*	0	5,396

First Dakota Indemnity Co. 3900 W. 53rd St. Sioux Falls, SD 57109-1008	20,000	*	0	1,542

Forest Fulcrom Fund LLP 53 Forest Avenue Old Greenwich, CT 06870	1,370,000	*	0	105,613

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

Forest Global Convertible Fund 53 Forest Avenue Old Greenwich, CT 06870	5,585,000	*	0	430,548

Forest Multi-Strategy Master Fund on behalf of its Multi-Strategy Segregated Portfolio Series F 53 Forest Avenue Old Greenwich, CT 06870	2,070,000	*	0	159,576

Founders Insurance Company 1645 E. Birchwood Desplaines, IL 60018	50,000	*	0	3,855

Gaia Offshore Master Fund Ltd. 750 Lexington Avenue New York, NY 10022	8,000,000	*	0	616,720

Gemini Sammel Stiftung Zur Foderung der Personalvorsorge c/o Pictet & Cie 29 Boulevard Georges-Favon CH-1204 Geneva, Switzerland	400,000	*	0	30,836

GLG Global Convertible Ucits Fund c/o GLG Partners One Curzon St. London, England W1JSHB	2,150,000	*	0	165,744

GLG Global Convertible Fund c/o GLG Partners One Curzon St. London, England W1JSHB	7,350,000	*	0	566,612

GLG Market Neutral Fund c/o GLG Partners One Curzon St. London, England W1JSHB	27,500,000	2%	0	2,119,975

Goodville Mutual Casualty 625 W. Main New Holland, PA 17557	150,000	*	0	11,564

Grange Mutual Casualty Ins. Co. 650 S. Front Street Columbus, OH 43216-1218	320,000	*	0	24,669

Guarantee Trust Life Ins. 1275 Milwaukee Glenview, IL 60025	1,100,000	*	0	84,799

Hamilton Multi Strategy Master Fund, LP 415 Madison Avenue, 19th Floor New York, NY 10017	15,000,000	*	0	1,156,350

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

Hannover Life Reassurance Company of America 800 N. Magnolia Orlando, FL 32803	650,000	*	0	50,109

HBK Master Fund L.P. c/o HBK Investment L.P. 300 Crescent Ct., #700 Dallas, TX 75201	368,000,000	22%	0	28,369,120

HFR Ed Global Master Trust Co. c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	481,000	*	0	37,080

Indiana Lumbermens Mutual Insurance Company P.O. Box 68600 Indianapolis, IN 46268	500,000	*	0	38,545

Integrity Mutual Ins. Co. P.O. Box 539 Appleton, WI 54912-0539	250,000	*	0	19,273

ISBA Mutual Ins. Co. 223 W. Ohio Street Chicago, IL 60610-9003	130,000	*	0	10,022

Jefferies Umbrella Fund Global Convertible Bond c/o Jefferies Asset Management Ltd. Uraniastrasse 12 CH-8023 Zurich, Switzerland	940,000	*	0	72,465

JMG Capital Partners LP 199 Avenue of the Stars, Suite 2530 Los Angeles, CA 90067	7,500,000	*	0	578,175

JMG Convertible Investments, LP 199 Avenue of the Stars, Suite 2530 Los Angeles, CA 90067	17,000,000	1%	0	1,310,530

JMG Triton Offshore Fund, Ltd. 199 Avenue of the Stars, Suite 2530 Los Angeles, CA 90067	34,500,000	2%	0	2,659,605

Koch Industries Inc. Master Pension Trust 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	400,000	*	0	30,836

Laurel Ridge Capital LP 685 Third Avenue Suite 2802 NY, NY 10017	4,000,000	*	0	308,360

Lincoln Memorial Life Ins Co 805 Las Cinas Parkway Austin, TX 78746	200,000	*	0	15,418

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

Lyxor Master Fund c/o Forest Investment Management LLC 53 Forest Avenue Old Greenwich, CT 06870	1,950,000	*	0	150,326

Lyxor Master Fund 3100 Tower Boulevard, Suite 1104 Durham, NC 27707	3,200,000	*	0	246,688

Main Street America Assurance Co. 55 West Street P.O. Box 2400 Keene, NH 03431-7000	600,000	*	0	46,254

Main Street America Financial 55 West Street P.O. Box 2400 Keene, NH 03431-7000	80,000	*	0	6,167

Main Street America Holdings 55 West Street P.O. Box 2400 Keene, NH 03431-7000	530,000	*	0	40,858

Marquette Indemnity and Life Ins Co. 1000 Des Pares Road Des Pares, MO 63131-2041	60,000	*	0	4,625

Medico Life Ins. Company 1515 S. 75th Street Omaha, NE 68124	900,000	*	0	69,381

Medmarc Insurance Company 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	650,000	*	0	50,109

Michigan Mutual Insurance Company 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	1,300,000	*	0	100,217

Michigan Professional Insurance Exchange 21 Michigan Avenue, NE Suite 375 Grand Rapids, MI 49503	90,000	*	0	6,938

Mid America Life Insurance Co. 11808 Grant Omaha, NE 68164	70,000	*	0	5,396

Mid-State Surety Co. 3400 E. La Fayette Detroit, MI 48207	40,000	*	0	3,084

National Grange Mutual Insurance Co. 55 West Street P.O. Box 2400 Keene, NH 03431-7000	700,000	*	0	53,963

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

National Mutual Insurance Co. 1 Insurance Square Celina, OH 45822-1690	40,000	*	0	3,084

National Union Fire Insurance Company of Pittsburgh, PA c/o AIG Global Investment Corp. 175 Water Street, 24th Floor New York, NY 10041	2,900,000	*	0	223,561

NCMIC 1452 29th Street, Suite 200 West Des Moines, IA 50266-1307	1,050,000	*	0	80,945

New Era Life Insurance Co. 200 Westlake Park Boulevard Houston, TX 77079	290,000	*	0	22,356

Nomura International plc 1 St. Martins De Grand London, England EC1AXNP	143,000,000	9%	0	11,023,870

Oklahoma Attorney Mutual Insurance 401 N. Hudson Oklahoma City, OK 73102	40,000	*	0	3,084

Partners Group Alternative Strategies PCC LTD 3100 Tower Boulevard, Suite 1104 Durham, NC 27707	400,000	*	0	30,836

Pensionskasse der Antalis AG c/o Bank Julius Baer & Co. Ltd. P.O. Box CH-8010 Zurich, Switzerland	60,000	*	0	4,625

Pensionskasse der EMS-Dottikon AG c/o Bank Julius Baer & Co. Ltd. P.O. Box CH-8010 Zurich, Switzerland	110,000	*	0	8,480

Pensionskasse der EMS-Chemie AG c/o Bank Julius Baer & Co. Ltd. P.O. Box CH-8010 Zurich, Switzerland	70,000	*	0	5,396

Pensionskasse der Lonza AG c/o Bank Julius Baer & Co. Ltd. P.O. Box CH-8010 Zurich, Switzerland	140,000	*	0	10,793

Pensionskasse der Pluss-Staufer AG c/o ZKB P.O. Box CH-8010 Zurich, Switzerland	60,000	*	0	4,625

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

Pensionskasse der Rockwell Automation AG c/o Bank Julius Baer & Co. Ltd. P.O. Box CH-8010 Zurich, Switzerland	80,000	*	0	6,167

Pensionskasse Vantico c/o Bank Julius Baer & Co. Ltd. P.O. Box CH-8010 Zurich, Switzerland	100,000	*	0	7,709

Personal Fursorgestiftung Der Gebaudeversicherung c/o Berner Kantonalbank Bundesplatz 8 CH-3001 Bern, Switzerland	230,000	*	0	17,731

Personalvorsorge Der PV-Promea c/o Bank Leu Ltd. P.O. Box CH-8022 Zurich, Switzerland	140,000	*	0	10,793

Philanthropic Mutual Life Insurance Co. 401 Plymouth Road, Suite 100 Plymouth Meeting, PA 19462	80,000	*	0	6,167

The Philanthropic Mutual Life Ins. Co.—Pension 401 Plymouth Road, Suite 100 Plymouth Meeting, PA 19462	160,000	*	0	12,334

PIMCO European Convertible Bond Fund 1400 Newport Center Drive Newport Beach, CA 92660	660,000	*	0	50,879

Premera Blue Cross 7001 220th Street, SW P.O. Box 327 Mount Lake Terrace, WA 98043	2,300,000	*	0	177,307

PSAM Allegro Partners LP c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	608,000	*	0	46,871

PSAM GPS Fund Ltd c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	300,000	*	0	23,127

PSAM Panorama Fund Ltd c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	2,819,000	*	0	217,317

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

PSAM Worldarb Fund Ltd c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	380,000	*	0	29,294

Quattro Fund Ltd Quattro Global Capital, LLC 546 Fifth Avenue, 19th Floor New York, NY 10036	4,700,000	*	0	362,323

Quincy Mutual Fire Insurance Co. 57 Washington Street Quincy, MA 02169	900,000	*	0	69,381

Ramius Master Fund, LTD c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	3,000,000	*	0	231,270

Ramius Partners II, LP c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	1,000,000	*	0	77,090

RCG Halifax Master Fund, LTD c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	500,000	*	0	38,545

RCG Latitude Master Fund, LTD c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	2,500,000	*	0	192,725

RCG MultiStrategy Master Fund, LTD c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	500,000	*	0	38,545

Relay II Asset Holding c/o Forest Investment Management LLC 53 Forest Avenue Old Greenwich, CT 06870	200,000	*	0	15,418

Republic Mutual Insurance Co. 1 Insurance Square Celina, OH 45822-1690	20,000	*	0	1,542

Salomon Brothers Asset Management Inc. 100 First Stamford Place, 2nd Floor Stamford, CT 06902	21,000,000	1%	0	1,618,890

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

San Diego County Employee Retirement Association 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	2,000,000	*	0	154,180

San Francisco Employee’s Retirement System 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	2,500,000	*	0	192,725

Scor Life Re Convertible Program 15305 Dallas Parkway, Suite 700 Addison, TX 75001	350,000	*	0	26,982

South Dakota Retirement System 4009 W. 49th Street, Suite 300 Sioux Falls, SD 57106	7,000,000	*	0	539,630

Spartan Partners LP c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	785,000	*	0	60,516

Sphinx Convertible Arbitrage Fund c/o Forest Investment Management LLC 53 Forest Avenue Old Greenwich, CT 06870	125,000	*	0	9,636

St. Albans Partners Ltd. 2049 Century Park East, #330 Los Angeles, CA 90067	11,000,000	*	0	847,990

Standard Mutual Insurance Co 1028 S. Grand Avenue West Springfield, IL 62704	190,000	*	0	14,147

State National Insurance Co. 8220 Anderson Boulevard Fort Worth, TX 76120	100,000	*	0	7,709

Susquehanna Ireland Limited 4th Floor George’s Dock House, IFSC Dublin 1, Ireland	18,500,000	1%	0	1,426,165

TQA Master Fund, Ltd. 405 Lexington Avenue New York, NY 10174	13,600,000	*	0	1,048,424

TQA Master Plus Fund, Ltd. 405 Lexington Avenue New York, NY 10174	6,900,000	*	0	531,921

Tuscarora Wayne Mutual Insurance Co. P.O. Box 7 601 State Street Wyalusing, PA 18853-0007	80,000	*	0	6,167

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

UBS AG London 100 Liverpool Street London, England EC2M2RH	39,500,000	2%	0	3,045,055

UBS O’Connor LLC f/b/o O’Connor Global Convertible Arbitrage Master Ltd One North Wacker Drive, Floor 32 Chicago, IL 60606	5,000,000	*	0	385,450

UBS O’Connor LLC f/b/o O’Connor Global Convertible Portfolio One North Wacker Drive, Floor 32 Chicago, IL 60606	350,000	*	0	26,982

United National Insurance Co. 3 Bala Plaza East Suite 300 Bala Cynwyd, PA 19004	800,000	*	0	61,672

Westbay International Corp. c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	451,000	*	0	34,768

Westward Life Insurance Co. 4040 Paramont Boulevard P.O. Box 6025 Lakewood, CA 90714-6025	110,000	*	0	8,480

Wisconsin Lawyers Mutual Insurance Co. 49 Kessle Court Madison, WI 53711	220,000	*	0	16,960

Wisconsin Mutual Insurance Co. 8201 Excelsior Drive Madison, WI 53711	130,000	*	0	10,022

World Insurance Co. 1108 Grant Omaha, NE 68164	440,000	*	0	33,920

Xavex Convertible Arbitrage 2 Fund 3100 Tower Boulevard, Suite 1104 Durham, NC 27707	400,000	*	0	30,836

Xavex Convertible Arbitrage 4 Fund c/o Forest Investment Management LLC 53 Forest Avenue Old Greenwich, CT 06870	160,000	*	0	12,334

Xavex Convertible Arbitrage 10 Fund 3100 Tower Boulevard, Suite 1104 Durham, NC 27707	800,000	*	0	61,672

Xavex Risk Arbitrage 5 Fund c/o P. Schoenfeld Asset Mgt LLC 1330 Avenue of the Americas New York, NY 10019	176,000	*	0	13,568

Name and Address of Selling Security Holder	Aggregate Principal Amount At Maturity of BUCS That May Be Sold	Percentage of BUCS Outstanding	Number of BSkyB Ordinary Shares Owned Prior to Exchange	Number of BSkyB Ordinary Shares Registered Hereby (1)

Zazove Convertible Securities Fund Inc. 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	800,000	*	0	61,672

Zazove Income Fund L.P. 940 Southwood Boulevard, Number 200 Incline Village, NV 89451	2,000,000	*	0	154,180

Zuger Kantonalbank Banrerstr St. CH-6301 Zug, Switzerland	70,000	*	0	5,396

Zuger Kulturstiftung Landis & Gyr Zuger UB Baarerster 37 CH-6301 Zug, Switzerland	70,000	*	0	5,396

Zurich Institutional Benchmark c/o Forest Investment Management LLC 53 Forest Avenue Old Greenwich, CT 06870	625,000	*	0	48,181

Zurich Institutional Benchmark Management c/o Quattro Fund Quattro Global Capital, LLC 546 Fifth Avenue, 19th Floor New York, NY 10036	900,000	*	0	69,381

All other holders of BUCS or future transferees, pledgees, donees or successors and any such holders(2)	608,319,000	37%	0	46,895,312

Total	$1,655,000,000	100%	20,404	127,583,950

*	Less than one percent (1%)
(1)	Represents the number of BSkyB ordinary shares issuable upon exchange of the BUCS. In addition to the shares issuable upon exchange, News Corporation may elect to deliver BSkyB ordinary shares upon redemption of the BUCS and, in the case of redemption at the option of the holder, may elect to deliver News Corporation preferred ordinary shares. The number of BSkyB ordinary shares or News Corporation preferred ordinary shares issuable upon redemption cannot be determined at this time and will be based upon the average daily volume weighted average price of the BSkyB ordinary shares or the News Corporation preferred ordinary shares during the relevant measurement period preceding the redemption date.
(2)	Assumes for this purpose that such other holders of BUCS, or any future transferees, pledgees, donees or successors of or from such other holders of BUCS, do not beneficially own any BSkyB ordinary shares other than the BSkyB ordinary shares constituting the initial reference shares issuable upon exchange of the BUCS.

To the knowledge of News America and News Corporation, and based on certain representations made by the selling security holders, none of the selling security holders has held any position or office or had any other material relationship within the past three years with News America, the trust, News Corporation, BSkyB or any subsidiary guarantor, or any of their respective predecessors or affiliates.

PLAN OF DISTRIBUTION

We are registering the BUCS and the other offered securities covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus.

We will not receive any of the proceeds from the offering of the offered securities by the selling security holders. We have been advised by the selling security holders that the selling security holders may sell all or a portion of the offered securities beneficially owned by them and offered hereby from time to time:

•	directly; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling security holders or from the purchasers of the offered securities for whom they may act as agent.

The offered securities may be sold from time to time in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the holders of the securities or by agreement between these holders and underwriters or dealers, who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling security holders from the sale of the offered securities offered by them hereby will be the purchase price of the offered securities less discounts and commissions, if any.

The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which the BUCS, the BSkyB ordinary shares and News Corporation preferred ADSs may be listed or quoted at the time of sale, including the London Stock Exchange in the case of the BSkyB ordinary shares and the New York Stock Exchange in the case of the News Corporation preferred ADSs;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the offered securities, the selling security holders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the offered securities, in the course of hedging their positions. The selling security holders may also sell the offered securities short and deliver the offered securities to close out short positions, or loan or pledge the offered securities to broker-dealers that in turn may sell the offered securities.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the offered securities by the selling security holders. Selling security holders may not sell any, or may not sell all, of the offered securities offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling security holder will not transfer, devise or gift the offered securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

There has been no trading market for the BUCS except for purchases and sales, if any, by institutional holders pursuant to Rule 144A. No assurance can be given that any market for the BUCS will develop or continue, or with respect to the liquidity of any present or future market for the BUCS, or that any holder of BUCS will be able to sell the BUCS in the future, or that any sale will be at a price equal to or higher than the price paid for such BUCS. If BUCS are traded, they may trade at a discount from the price paid for such BUCS, depending on prevailing interest rates and other factors. The BUCS are not listed, and we do not intend to list the BUCS, on any securities exchange or on any automated dealer quotation system. Any absence of an active trading market for the BUCS will adversely affect the liquidity of the BUCS. The BSkyB ordinary shares are listed and trade on the London Stock Exchange, and the News Corporation preferred ADSs are listed and trade on the New York Stock Exchange. In addition, American Depositary Shares, each representing four BSkyB ordinary shares, are listed and trade on the New York Stock Exchange and the News Corporation preferred ordinary shares underlying the News Corporation preferred ADSs are listed and traded on the ASX.

The selling security holders and any broker and any broker-dealers, agents or underwriters that participate with the selling security holders in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the offered securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling security holders may be deemed to be underwriting commissions.

In order to comply with certain state securities laws, if applicable, the BUCS will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the BUCS may not be sold unless the BUCS have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The BUCS were issued and sold on March 21 and 25, 2003 and April 2, 2003, in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers of the BUCS to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act.

The selling security holders and any other persons participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the BUCS by the selling security holders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the BUCS to engage in market-making activities with respect to the particular BUCS being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the BUCS and the preferred ADSs and the ability of any person or entity to engage in market-making activities with respect to the BUCS.

Pursuant to a registration rights agreement, dated as of March 21, 2003, by and among News America, News Corporation, the trust, the subsidiary guarantors and the representatives of the initial purchasers of the BUCS, we have agreed, among other things, to bear all expenses, other than fees of counsel to underwriters, if any, underwriting discounts and selling commissions, broker-dealer fees and commissions and transfer taxes and certain other items in connection with the registration and sale of the offered securities covered by this prospectus. News America, News Corporation and the trust were required, pursuant to the registration rights agreement, to prepare and file with the Commission the registration statement of which this prospectus forms a part, pursuant to Rule 415 under the Securities Act, with respect to the offered securities. News America, News Corporation and the trust must use their best efforts to have the registration statement declared effective by the Commission on or before September 17, 2003.

We will use our reasonable efforts to keep the registration statement of which this prospectus is a part effective, subject to specified, permitted exceptions, until the earlier of:

•	two years following the later of (i) the original issue date of the BUCS or (ii) the issue date of the BUCS issued on the exercise of the initial purchasers’ option to purchase additional BUCS; and

•	the date on which all the offered securities (other than the News Corporation preferred ordinary shares) covered by that registration statement have been sold under that registration statement.

News Corporation is also required to use its reasonable best efforts to cause BSkyB to use its reasonable best efforts to cause the registration statement of which this prospectus is a part to remain effective with respect to the BSkyB ordinary shares deliverable upon exchange or redemption of the BUCS and debentures.

Pursuant to the registration rights agreement, News America, the trust and News Corporation have agreed to jointly and severally indemnify the selling security holders against certain civil liabilities, including certain liabilities under the Securities Act. In addition, each selling security holder has agreed to severally indemnify the News America, the trust, the subsidiary guarantors, BSkyB, the initial purchasers of the BUCS and News Corporation against certain civil liabilities, including certain liabilities under the Securities Act. The registration rights agreement also provides for rights of contribution in circumstances in which indemnification is held to be unavailable.

The BUCS are not being offered, nor will any invitation to purchase or subscribe for BUCS be issued, in Australia other than to a person referred to in Section 708(11) of, and otherwise in compliance with, the Corporations Law.

A holder of the offered securities (i) may not offer or sell any offered securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) must comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to any such offered securities in, from or otherwise involving the United Kingdom; and (iii) may only issue or pass on to persons in the United Kingdom any document relating to the offered securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on and that person falls within paragraph 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

LEGAL MATTERS

Certain legal matters in connection with the BUCS will be passed upon for News America by Hogan & Hartson L.L.P. and for the selling security holders by Kirkland & Ellis. Kirkland & Ellis has from time to time rendered legal advisory services to News Corporation and its affiliates. Certain matters of Delaware law relating to the trust and the BUCS will be passed upon for the trust by Morris, Nichols, Arsht & Tunnell, as special Delaware counsel. Various legal matters with respect to the guarantees will be passed upon by Hogan & Hartson L.L.P. with respect to the subsidiary guarantors and by Allens Arthur Robinson with respect to News Corporation. Certain legal matters in connection with the BSkyB ordinary shares will be passed upon for BSkyB by Herbert Smith. Allens Arthur Robinson have given their consent to be named in this prospectus as Australian solicitors of News Corporation and have been involved only in the preparation of the following parts of the prospectus: (a) the advice specifically attributed to them in the section entitled “Enforceability of Civil Liabilities Under the Federal Securities Laws”; (b) the advice specifically attributed to them in the section entitled “Risk Factors—Risk Factors Relating to News Corporation—Risks Associated with the Enforceability of Judgments

Against News Corporation” and “—Risks Concerning the Guarantees”; and (c) “Foreign Exchange Rates—Exchange Controls and Other Limitations Affecting Holders.” Allens Arthur Robinson have not, however, been involved in the preparation of the remaining content of this document and are not to be regarded as accepting responsibility as experts for any matters other than those on which they have advised as aforesaid.

EXPERTS

The consolidated financial statements of The News Corporation Limited appearing in The News Corporation Limited’s Annual Report on Form 20-F/A for the year ended June 30, 2002, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Fox Entertainment Group, Inc. as of June 30, 2001 and for each of the two years in the period then ended incorporated into this document by reference to The News Corporations Limited’s Annual Report on Form 20-F for the year ended June 30, 2002, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

On April 16, 2002, Fox Entertainment Group, Inc. dismissed Arthur Andersen LLP as its independent auditors. On April 16, 2002, Fox Entertainment Group, Inc. appointed Ernst & Young LLP to replace Arthur Andersen as the independent auditors of Fox Entertainment Group, Inc. Prior to the date of filing of this document, the Arthur Andersen partner responsible for the audit of the audited consolidated financial statements of Fox Entertainment Group, Inc. as of June 30, 2001 and for the two years then ended resigned from Arthur Andersen. As a result, after reasonable efforts, Fox Entertainment Group, Inc. has been unable to obtain Arthur Andersen’s written consent to the incorporation by reference into this document of its audit as of June 30, 2001 and for the two years then ended. Under these circumstances, Rule 437a under the Securities Act permits the filing of this document without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the inclusion of its audit in this document, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

The consolidated financial statements of Fox Entertainment Group, Inc. and subsidiaries incorporated into this document by reference to The News Corporation Limited’s Annual Report on Form 20-F for the year ended June 30, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Stream S.p.A. as of December 31, 2001 and for each of the two years in the period then ended incorporated into this document by reference in The News Corporations Limited’s Report of Foreign Issuer on Form 6-K dated May 20, 2003, have been audited by Arthur Andersen S.p.A., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

On July 15, 2002, Stream S.p.A. appointed Reconta Ernst & Young S.p.A. to replace Arthur Andersen S.p.A. as its independent auditors. Prior to the date of filing of this document, the Arthur Andersen partner responsible for the audit of the audited financial statements of Stream as of December 31, 2000 and for the two years then ended resigned from Arthur Andersen. As a result, after reasonable efforts, Stream has been unable to obtain Arthur Andersen’s written consent to the incorporation by reference into this document of its audit as of

December 31, 2000 and for the two years then ended. Under these circumstances, Rule 437a under the Securities Act permits the filing of this document without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the inclusion of its audit in this document, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

The financial statements of Stream S.p.A., appearing in The News Corporation Limited’s Report of Foreign Issuer on Form 6-K dated May 20, 2003, have been audited by Reconta Ernst & Young S.p.A., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of British Sky Broadcasting Group plc for the year ended June 30, 2002 incorporated into this document by reference to the Current Report on Form 6-K of News Corporation filed on May 20, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of British Interactive Broadcasting Holdings Limited as of June 30, 2000 and 1999 and for each of the three years then ended incorporated into this document by reference to the Annual Report on Form 20-F of British Sky Broadcasting Group plc for the year ended June 30, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to British Interactive Broadcasting Holdings Limited’s ability to continue as a going concern), which is incorporated herein by reference, and have been incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Gemstar-TV Guide International, Inc. appearing in The News Corporation Limited’s Annual Report on Form 20-F/A for the year ended June 30, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

US$1,655,000,000

News Corporation Finance Trust II

0.75% Senior Exchangeable BUCSSM

(original liquidation preference US$1,000 per BUCS)

exchangeable into the ordinary shares of British Sky Broadcasting Group plc or the cash value thereof and guaranteed on a senior basis by

The News Corporation Limited

PROSPECTUS

August 19, 2003